EXHIBIT 2.1
                                                                   -----------




                               DATED 22 JUNE 2004
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                               DT HOLDINGS LIMITED

                                     - and -

                            FIRST DT HOLDINGS LIMITED

                                     - and -

                           SECOND DT HOLDINGS LIMITED

                                     - and -

                          HOLLINGER INTERNATIONAL INC.

                                     - and -

                           PRESS ACQUISITIONS LIMITED

                                     - and -

                            HOLYROOD HOLDINGS LIMITED







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                                    AGREEMENT

                     for the sale and purchase of shares in

                             TELEGRAPH GROUP LIMITED

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                                                        HERBERT SMITH
                                                        Exchange House
                                                        Primrose Street
                                                        London EC2A 2HS
                                                        Tel: 020 7374 8000
                                                        Fax: 020 7374 0888
                                                        Ref: 2070/2069/30842317


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                                TABLE OF CONTENTS

CLAUSE      HEADINGS                                                        PAGE

1.          INTERPRETATION.....................................................1

2.          SALE AND PURCHASE..................................................6

3.          CONSIDERATION......................................................6

4.          CONDUCT OF BUSINESS BEFORE COMPLETION..............................6

5.          COMPLETION.........................................................8

6.          WORKING CAPITAL STATEMENT.........................................12

7.          SETTLEMENT OF WORKING CAPITAL ADJUSTMENT..........................15

8.          WARRANTIES........................................................17

9.          MUTUAL WARRANTIES.................................................20

10.         FURTHER WARRANTIES AND UNDERTAKINGS...............................20

11.         VENDORS' COVENANTS................................................25

12.         ANNOUNCEMENTS.....................................................26

13.         GUARANTEES........................................................26

14.         MISCELLANEOUS.....................................................26

15.         COSTS.............................................................28

16.         NOTICES...........................................................28

17.         GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS................29

SCHEDULE 1 PARTICULARS OF THE COMPANY AND THE SUBSIDIARIES....................31

SCHEDULE 2 WARRANTIES ........................................................51

SCHEDULE 3 PROPERTIES ........................................................64

SCHEDULE 4 REGISTERED INTELLECTUAL PROPERTY RIGHTS............................68

SCHEDULE 5 DOMAIN NAMES.......................................................98

SCHEDULE 6 CONSIDERATION PAYMENTS............................................100

SCHEDULE 7 INTENTIONALLY LEFT BLANK..........................................101

SCHEDULE 8 WORKING CAPITAL...................................................102

SCHEDULE 9 ILLUSTRATIVE PRO-FORMA WORKING CAPITAL STATEMENT..................117

SCHEDULE 10 PERMITTED TRANSACTIONS...........................................118

DOCUMENTS IN THE AGREED TERMS

Tax Deed

Directors/Secretaries Resignation Letter

Vendors' Knowledge List

Purchaser's Knowledge List

Assignment of confidentiality rights referred to in sub-clause 5.3.1 (M)

Irrevocable powers of attorney to vote Shares referred to in sub-clause 5.3.1
(L)

List of charges to be released on Completion referred to in sub-clause 5.3.1 (I)

Management Accounts

Schedule 4 Registered Intellectual Property Rights

Schedule 8 Working Capital

THIS AGREEMENT is made on 22 June 2004

BETWEEN:

(1) DT HOLDINGS LIMITED a company incorporated in England and Wales (registered number 2621255) and whose registered office is at 1 Canada Square, Canary Wharf, London E14 5DT;

(2) FIRST DT HOLDINGS LIMITED a company incorporated in England and Wales (registered number 2629934) and whose registered office is at 1 Canada Square aforesaid;

(3) SECOND DT HOLDINGS LIMITED a company incorporated in England and Wales (registered number 4173300) and whose registered office is at 1 Canada Square aforesaid;

         (DT Holdings Limited, First DT Holdings Limited and Second DT Holdings Limited being together referred to herein as the "VENDORS")

(4) HOLLINGER INTERNATIONAL INC. a corporation incorporated in the State of Delaware whose head office is at 712 5th Avenue, New York, New York 10019, United States of America (the "VENDORS' GUARANTOR");

(5) PRESS ACQUISITIONS LIMITED a company incorporated in England and Wales (registered number 5098596) and whose registered office is at 3rd Floor, 20 St James's Street, London SW1A 1ES (the "PURCHASER"); and

(6) HOLYROOD HOLDINGS LIMITED a company incorporated in England and Wales (registered number 3026562) and whose registered office is at 3rd Floor, 20 St James's Street, London SW1A 1ES (the "PURCHASER'S GUARANTOR").

RECITALS:

A. Telegraph Group Limited (the "COMPANY") was incorporated in England and Wales on 31 March 1948 with registered number 451593 and is a private company limited by shares. Further details of the Company, its authorised and issued share capital and the names of its present directors and secretary are set out in Part 1 of Schedule 1.

B. The companies named in Part 2 of Schedule 1 (the "SUBSIDIARIES") are the only subsidiaries of the Company. Further details of the Subsidiaries, and the Joint Venture Companies are set out in Part 2 of
         Schedule 1 and Part 3 of Schedule 1 respectively.

IT IS AGREED as follows:

1.       INTERPRETATION

1.1 In this Agreement and in the Schedules the following definitions are used:

         "ACCOUNTS" means the audited consolidated balance sheet of the Company and its subsidiary undertakings as at the Accounts Date, the audited balance sheet of the Company as at the Accounts Date and the audited consolidated profit and loss account of the Company and its subsidiary undertakings in respect of the accounting reference period of the Company and its subsidiary undertakings ended on the Accounts Date;


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

         "ACCOUNTS DATE" means 31 December, 2003;

         "ANCILLARY PROPERTIES" means the leasehold properties listed in Part 2 of Schedule 3;

         "'A' ORDINARY SHARES" means the 103,782,513 issued 'A' ordinary shares of 10p each in the capital of the Company;

         "'B' ORDINARY SHARES" means the 43,692,141 issued 'B' ordinary shares of 10p each in the capital of the Company;

         "BORROWED MONEY INDEBTEDNESS" means (i) all obligations for borrowed money and (ii) all obligations evidenced by bonds, debentures, notes or similar instruments evidencing borrowed money, but shall not include
         (a) any obligation or liability under conditional sale or other title retention agreements relating to property purchased, (b) any obligations issued or assumed as the deferred purchase price of property or services, (c) trade debt and obligations to creditors for raw materials, stock, services and supplies, (d) any deferred payments for services to employees and former employees, (e) any lease obligations, whether or not capitalised on the balance sheet, (f) any obligation to any member of the Group or to any Joint Venture Company, or (g) any other obligation or liability other than those set out in
         (i) and (ii) above;

         "BUSINESS DAY" means a day (not being a Saturday, Sunday or public holiday) on which banks are open for general banking business in the City of London;

         "COMPANIES ACT" means the Companies Act 1985;

         "COMPLETION" means completion of the sale and purchase of the Shares in accordance with clause 5;

         "COMPLETION PAYMENT" means(pound)682,361,967 plus US$ 85,753,807;

         "CONSIDERATION" means the amount calculated in accordance with sub-clause 3.1;

         "DISCLOSED SCHEMES" means the Telegraph Staff Pension Plan, the Telegraph Executive Pension Scheme and the Funded Unapproved Retirement Benefits Schemes for Charles Moore and Dominic Lawson;

         "DISCLOSURE LETTER" means the letter from the Vendors to the Purchaser delivered immediately prior to the coming into effect of this Agreement;

         "DOLLAR TARGET WORKING CAPITAL AMOUNT" means US$ 85,753,807;

         "ENVIRONMENT" means the natural and man-made environment and all or any of the following media, namely air (including air within buildings and air within other natural or man-made structures above or below ground), water (including water under or within land or in drains or sewers and inland waters), land and any living organisms or systems supported by those media;

         "ENVIRONMENTAL LAW" means all applicable laws, regulations, directives, statutes, subordinate legislation, common law, civil codes and other national and local laws, all judgments, orders, instructions or awards of any court or competent authority and all codes of practice, industry agreements and guidance notes which relate or apply to the Environment or human health and safety and includes without limitation all laws relating to actual or threatened emissions, seepages, discharges, escapes, releases or leaks of pollutants, contaminants or Hazardous Substances and those laws relating to the creation, handling, storage or disposal of the same;

         "ENVIRONMENTAL PERMIT" means any licence, consent, authorisation, certification, registration or permit required under Environmental Law;

         "FULL TITLE GUARANTEE" means with the benefit of the implied covenants set out in Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 when a disposition is expressed to be made with full title guarantee;

         "GROUP" means the Company and the Subsidiaries and "GROUP COMPANY" means any one of them;

         "HANDBAG" means handbag.com Limited, a company incorporated in England and Wales with company number 3819979;

         "HAZARDOUS SUBSTANCES" means any substance or organism which alone or in combination with others is capable of causing harm to human health or damage to the Environment and includes without limitation, any hazardous or toxic materials, pollutants and Waste;

         "INDEPENDENT FIRM" shall have the meaning given in sub-clause 6.5;

         "INFORMATION TECHNOLOGY SYSTEMS" means all computer systems and telecommunication systems used by the Group which are material to the business of the Group;

         "INTELLECTUAL PROPERTY" means patents, trade marks, copyright, design rights and database rights and in each case all rights to apply for the protection of any of the foregoing;

         "INTELLECTUAL PROPERTY RIGHTS" means Intellectual Property owned by the Group;

         "INTER-GROUP INDEBTEDNESS" means the amounts owing at Completion from the Vendors' Group to the Group Companies and the amounts owing at Completion from the Group Companies to the Vendors' Group, including amounts in respect of group relief liability but excluding payments to be made by the Company under sub-clause 10.6;

         "JOINT VENTURE COMPANIES" means West Ferry Printers Limited (Company Number 1997219), Trafford Park Printers Limited (Company Number 1985401), Paper Purchase and Management Limited (Company Number 4306325), Handbag, Newspaper Licensing Agency Limited (Company Number 3003569) and Netthe.net;

         "MANAGEMENT ACCOUNTS" means the accounts in the agreed terms prepared by the Company's management on a monthly basis from the Accounts Date to 31 May 2004;

         "NETTHE.NET" means Netthe.Net Limited a company incorporated in England and Wales with company number 3814287;

         "PERMITTED TRANSACTIONS" means the transactions listed in Schedule 10;

         "PREFERENCE SHARES" means the 5,000,000 issued 7% cumulative redeemable preference shares of (pound)1 each in the capital of the Company;


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

         "PREVIOUS ACCOUNTS" means the audited balance sheets of the Company as at the end of each of the two accounting reference periods immediately preceding that ended on the Accounts Date and the audited profit and loss accounts of the Company for those two periods;

         "PROPERTIES" means the leasehold and freehold properties listed in Part 1 of Schedule 3;

         "PURCHASER'S GROUP" means the Purchaser, any parent undertaking of the Purchaser and any subsidiary undertaking of the Purchaser or such parent undertaking (including for these purposes, every Group Company) from time to time;

         "PURCHASER'S KNOWLEDGE LIST" means the Purchaser's knowledge list in the agreed terms;

         "PURCHASER'S SOLICITORS" means Lovells of Atlantic House, Holborn Viaduct, London EC1A 2FG;

         "RELEVANT CLAIM" means a claim by the Purchaser in respect of any of the Warranties (other than the Tax Warranties);

         "SHARES" means the 'A' Ordinary Shares, the 'B' Ordinary Shares and the Preference Shares

         "STERLING TARGET WORKING CAPITAL AMOUNT" means(pound)10,292,769;

         "TCGA" means the Taxation of Chargeable Gains Act 1992;

         "TAXATION" or "TAX" has the meaning given to it in the Tax Deed;

         "TAXES ACT" means the Income and Corporation Taxes Act 1988;

         "TAX CLAIM" means a claim by the Purchaser under the Tax Warranties or the Tax Deed;

         "TAX DEED" means the deed to be entered into pursuant to this Agreement in the agreed terms;

         "TAX WARRANTIES" means the warranties relating to taxation contained in paragraph 14 of Schedule 2 of this Agreement;

         "VENDORS' GROUP" means the Vendors' Guarantor and its subsidiaries other than the Company and the Subsidiaries;

         "VENDORS' KNOWLEDGE LIST" means the Vendors' knowledge list in the agreed terms;

         "VENDORS' SOLICITORS" means Herbert Smith of Exchange House, Primrose Street, London EC2A 2HS;

         "WACHOVIA GUARANTEE" means all guarantees given by the Company and the Subsidiaries in respect of a fifth amended and restated credit agreement dated 23rd December 2002 between, among others, the Company, Hollinger International Publishing Inc., First DT Holdings Limited, Wachovia Bank N.A. and various financial institutions named therein;


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

         "WARRANTIES" means the warranties contained in Schedule 2;

         "WASTE" means any discarded, unwanted, broken, spoiled or surplus substance, material or article and includes any waste as defined in the Environmental Protection Act 1990;

         "WORKING CAPITAL AMOUNT" means the aggregate value at the Working Capital Date of the pounds sterling amount included in the working capital of the Group, as determined in accordance with clause 6 and
         Schedule 8; and

         "WORKING CAPITAL DATE" means 11.59 p.m. on 31 July 2004 or, if applicable, 11.59 p.m. on the last day of the calendar month in which the Order in sub-clause 5.1 shall be vacated, lifted or reversed;

         "WORKING CAPITAL STATEMENT" means the statement of the pounds sterling amount included in the working capital of the Group at the Working Capital Date in the form set out in Schedule 9, to be prepared in accordance with clause 6 and Schedule 8.

1.2 In this Agreement, words and expressions defined in the Companies Act shall bear the same respective meanings as in that Act.

1.3      In this Agreement, save where the context otherwise requires:

         1.3.1 words in the singular shall include the plural, and vice versa;

         1.3.2 the masculine gender shall be deemed to include the feminine and neuter genders and vice versa;

         1.3.3 a reference to a person shall include a reference to a firm, a body corporate, an unincorporated association or to a person's executors or administrators;

         1.3.4 a reference to a clause, sub-clause or Schedule (other than to a schedule to a statutory provision) shall be a reference to a clause, sub-clause or Schedule (as the case may be) of or to this Agreement;

         1.3.5 if a period of time is specified and dates from a given day or the day of an act or event, it shall be calculated exclusive of that day;

         1.3.6 references to any English legal term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

         1.3.7 a person shall be deemed to be connected with another if that person is connected with such other within the meaning of section 839 of the Taxes Act;

         1.3.8 references to writing shall include any modes of reproducing words in a legible and non-transitory form;

         1.3.9 a reference to a balance sheet or profit and loss account shall include a reference to any note forming part of it;


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

         1.3.10 where any of the Warranties is qualified by the expression "so far as the Vendors are aware" or any similar expression, the Vendors shall be deemed only to have knowledge of matters within the actual knowledge of each person listed in Part A of the Vendors' Knowledge List, having made reasonable enquiries of those persons listed in Part B of the Vendors' Knowledge List;

         1.3.11 references to documents "IN THE AGREED TERMS" shall be to documents agreed between the parties and initialled for identification by the Vendors' Solicitors and the Purchaser's Solicitors; and

         1.3.12 the headings are for convenience only and shall not affect the interpretation of any provision of this Agreement.

1.4 The designations adopted in the recitals and introductory statements preceding this clause apply throughout this Agreement and the Schedules.

2.       SALE AND PURCHASE

2.1 The Vendors are the legal and beneficial owners of and shall sell or procure to be sold, and the Purchaser shall purchase, the Shares on the basis they are sold at Completion with Full Title Guarantee and free from any claim, option, charge, lien, equity, encumbrance, right of pre-emption or any other third party right and together with all rights attached to them at the date of this Agreement or subsequently becoming attached to them, which, for the avoidance of doubt, shall include any dividends made, paid or declared on the Preference Shares after the date of this Agreement.

2.2 The Vendors hereby waive and agree to procure the waiver of any restrictions on transfer (including pre-emption rights) which may exist in relation to the Shares under the articles of association of the Company or otherwise.

3.       CONSIDERATION

3.1 The total consideration for the sale of the Shares shall be an amount equal to the Completion Payment as increased by the amount to be paid by the Purchaser pursuant to clause 7 or, as the case may be, decreased by the amount to be paid by the Vendors pursuant to clause 7.

3.2 The Consideration shall be allocated amongst the Vendors in the proportions set out in the first column of Schedule 6.

3.3 The consideration payable to the Vendors pursuant to sub-clause 3.1 shall be deemed to be reduced by an amount equal to the aggregate amount (if any) paid by the Vendors to the Purchaser under or pursuant to the Warranties or the Tax Deed.

4.       CONDUCT OF BUSINESS BEFORE COMPLETION

4.1      Pending Completion, the Vendors shall:

         4.1.1 cause the Company and the Subsidiaries to continue to carry on their businesses in the normal course and in substantially the same manner as such businesses have been carried on before the date of this Agreement;


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

         4.1.2 procure that the Company and each of the Subsidiaries shall take all reasonable steps to preserve and protect their businesses and assets and notify the Purchaser in writing promptly of any adverse change in such businesses or assets;

         4.1.3 procure that the Purchaser and its advisers are given promptly on request access to such facilities and information regarding the businesses, assets, liabilities, contracts and affairs of the Company and any of the Subsidiaries as the Purchaser may reasonably require;

         4.1.4 procure that unless the Purchaser shall have consented thereto (which the Purchaser shall be deemed to have duly done if Mr Rigel Mowatt, on behalf of the Purchaser, has given his/her consent either by fax, email or other written notice) neither the Company nor any of the Subsidiaries shall, save in relation to the Permitted Transactions:

                  (A) create, extend, grant or issue, or agree to create, grant or issue any mortgage, charge, debenture or other security (other than liens arising in the ordinary course of business); or

                  (B) create or issue or agree to create or issue any share or loan capital, or give or agree to give any option in respect of any share or loan capital; or

                  (C) pass or agree to pass any resolution by its members in general meeting or make or agree to make any alteration to its Memorandum or Articles of Association; or

                  (D) pay or agree to pay its creditors otherwise than in the ordinary course or change or agree to change its policy in relation to the payment of creditors; or

                  (E) enter into or agree to enter into any contract or commitment which is outside the ordinary course of such company's business; or

                  (F) sell or transfer or agree to sell or transfer any of its assets or acquire or agree to acquire any shares or assets, in each case except in the ordinary course of business, or cancel, release or assign or agree to cancel, release or assign any indebtedness owed to it or any claims held by such company except in the ordinary course of business; or

                  (G) make or agree to make any material change to the terms of employment of its employees or the benefits given to any such employees or in any working practices or collective agreements relating to such practices;

                  (H) declare or pay or agree to declare or pay any dividend or other distribution;

                  (I) give or agree to give any guarantee or indemnity outside the ordinary course of business;


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

                  (J) lend or advance or agree to lend or advance any money or make or grant or agree to make or grant any loans or accept any financial facility or agree to accept any financial facility, in each case outside the ordinary course of business, and in each case excluding any money lent or advanced or any loan made or granted as Inter-Group Indebtedness or Borrowed Money Indebtedness;

                  (K) dispose of or agree to dispose of any fixed assets where the aggregate value of such disposals during the period from the date of this Agreement up to and including Completion exceeds (pound)100,000.

5.       COMPLETION

5.1 Completion shall take place, subject as provided in this sub-clause 5.1, at the offices of the Vendors' Solicitors on 30 July 2004 at 10 a.m. or at such other place or time as the parties shall agree. If any court of competent jurisdiction (which the parties agree shall include without limitation the courts of Delaware, USA) shall have issued an order, judgment, decision or decree temporarily, preliminarily or permanently enjoining or restraining or prohibiting any of the Vendors or the Vendors' Guarantor, either alone or together with the Purchaser (the "AFFECTED PARTIES") from transferring or acquiring the Shares on 30 July 2004 pursuant to and in the manner contemplated by this Agreement (an "ORDER"), then Completion shall take place on the last business day of the calendar month in which any Order binding on or effective against all the Affected Parties is vacated, lifted or reversed by a court of competent jurisdiction, permitting Completion to take place as contemplated by this Agreement. If Completion takes place on a business day which is not the last day of a calendar month, the provisions of sub-clause 5.5 shall apply.

         If issued, the parties will use all reasonable endeavours, having regard to the periods for Completion referred to in this sub-clause, to ensure that any Order binding on or effective against any of the Affected Parties is promptly vacated, lifted or reversed, including diligently pursuing any relevant legal proceedings (it being understood that in no event shall such efforts require settlement or compromise by any of the parties of any claims or any other payments of funds by any of the parties apart from reasonable costs of litigating the merits of the Order). If, notwithstanding such efforts, such Order is not so vacated, lifted or reversed and Completion has not occurred by 29 October 2004, then this Agreement shall terminate. If this Agreement terminates pursuant to the foregoing sentence, then notwithstanding anything to the contrary contained in this Agreement, no party hereto shall have any liability to any party hereto under this Agreement or otherwise in relation to the termination of this Agreement or the transactions contemplated hereby.

5.2 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the sale to it of all of the Shares is completed simultaneously.

5.3      At Completion:

         5.3.1 the Vendors shall deliver or cause to be delivered to the Purchaser or the Purchaser's Solicitors:

                  (A) duly executed transfers to the Purchaser or its nominee of the Shares, together with definitive share certificates for them in the names of the relevant transferors;

                  (B) any power of attorney under which any document is executed on behalf of the Vendors or the Vendors' Guarantor;

                  (C) evidence of the authority of any person executing this Agreement and the documents in the agreed terms referred to herein on behalf of the Vendors and the Vendors' Guarantor;

                  (D)      the Tax Deed duly executed on behalf of the Vendors;

                  (E) the written resignations of all directors of the Company and each of the Subsidiaries other than the current executive directors of the Company and the Subsidiaries, Sally Griffiths and the directors of The Spectator (1828) Limited;

                  (F) the certificates of incorporation, common seals, all statutory and minute books (which shall be written up to, but not including, the date of Completion) and share certificate books of the Company together with all unused share certificate forms and the certificates of incorporation for each of the Subsidiaries, and for each of the Subsidiaries the common seals, statutory and minute books (which shall be written up to, but not including, the date of Completion) and share certificate books shall be delivered to the Purchaser's control;

                  (G) definitive certificates in respect of all the shares beneficially owned by the Company or any of the Subsidiaries in each of the Subsidiaries and the Joint Venture Companies and Press Association Limited;

                  (H) such deeds as may be in the possession of the Vendors relating to the title of the Company or any of the Subsidiaries to each of the Properties and the Ancillary Properties;

                  (I) duly executed deeds of release in a form reasonably satisfactory to the Purchaser acting reasonably, of the Company and the Subsidiaries from all mortgages and charges subsisting over the assets of the Company and Subsidiaries securing Borrowed Money Indebtedness as at Completion (including, without limitation, all security arrangements entered into by them in relation to the Wachovia Guarantee including all charges set out in the agreed terms list of charges) together with duly sworn forms 403a in respect thereof;

                  (J) duly executed payoff letter discharging the Company and the applicable Subsidiaries from, inter alia, its obligations under the Wachovia Guarantee, in a form reasonably acceptable to the Purchaser acting reasonably;

                  (K) letters of resignation of the existing auditors of the Company and each of the Subsidiaries complying with section 392 of the Companies Act;

                  (L) irrevocable powers of attorney in the agreed terms executed by each of the holders of the Shares in favour of the Purchaser appointing the Purchaser to be its lawful attorney in respect of the Shares;

                  (M) the executed assignment in the agreed terms in respect of the Vendors' and the Vendors' Guarantor's obligations under clause 11.2; and

                  (N) a letter in a form reasonably satisfactory to the Purchaser acting reasonably from the Company to the Purchaser confirming the location of the deeds to the Properties.

         5.3.2 the Vendors undertake to the Purchaser to procure that the following business is transacted at meetings of the directors of the Company and each of the Subsidiaries:

                  (A) the directors of the Company shall approve the transfers of the Shares for registration and the entry of the transferees in the register of members of the Company, in each case subject only to the transfers being subsequently presented duly stamped;

                  (B) that any person who does not immediately following Completion continue to be employed by, or to be a director of, the Company or one of the Subsidiaries shall cease to be authorised under the existing mandates for the operation of the bank accounts of the Company and each of the Subsidiaries;

                  (C) any person nominated by the Purchaser for appointment as a director or the secretary of the Company shall be so appointed; and

                  (D) PricewaterhouseCoopers shall be appointed to replace the existing auditors of the Company;

         5.3.3    the Purchaser shall deliver to the Vendors' Solicitors:

                  (A) evidence of the authority of any person executing this Agreement on behalf of the Purchaser and the Purchaser's Guarantor; and

                  (B) the Tax Deed duly executed on behalf of the Purchaser;

         5.3.4 simultaneously with compliance by the Vendors in all material respects with their obligations contained in clauses 5.3.1,
                  5.3.2 and 5.3.5 the Purchaser shall pay the portion of the Completion Payment (in pounds sterling and US dollars, as the case may be) due to each of the Vendors by CHAPS automated transfer to the Vendors' Solicitors (who are hereby irrevocably authorised to receive that consideration) whose receipt thereof shall be a good discharge to the Purchaser of its obligations under clause 3 to pay the Vendors the amounts set out opposite their respective names in column 2 of
                  Schedule 6;

         5.3.5 subject to sub-clause 5.4, the Vendors shall, by CHAPS automated transfer to such United Kingdom bank account of the Company as the Vendors may specify and notify to the Purchaser in writing at least 3 business days prior to Completion, pay to the Company (on its behalf and on behalf of the relevant members of the Group) the amount of Inter-Group Indebtedness owed to

                  Group Companies, and shall procure the Company to pay, by CHAPS automated transfer to such bank account of the Vendors' Guarantor as the Vendors' Guarantor may specify, to the Vendors' Guarantor (on its behalf and on behalf of the relevant members of the Vendors' Group) the amount of Inter-Group Indebtedness owed to members of the Vendors' Group, which payments shall constitute a full and final discharge of all Inter-Group Indebtedness. The parties will co-operate with each other to effect the payment of such sums in an efficient manner. If following Completion any party becomes aware that any Inter Group Indebtedness was not repaid on Completion, then, the Vendors shall, in the same manner and on the same basis, pay to the Company as soon as reasonably practicable the amount of any further Inter Group Indebtedness owed to Group Companies and the Purchaser shall procure that the Company shall, in the same manner and on the same basis, pay to the Vendors' Group as soon as reasonably practicable the amount of further Inter Company Indebtedness owed to members of the Vendors' Group, in each case together with interest from the date of Completion up to and including the date of payment of such Inter Group Indebtedness, calculated on the same basis as under the final paragraph of sub-clause 7.1.

5.4 The Purchaser acknowledges that the Group is indebted to the Vendors' Group in the sum of (pound)3,498,224 in respect of a payment due from the Group iN consideration for the surrender to the Group of group relief from the Vendors' Group, which debt is due and payable on 31 October 2004 and will not be procured by the Vendors to be paid to the Vendors' Guarantor on Completion pursuant to sub-clause 5.3.5, with the result that (subject as provided in the next sentence) the Group's cash balances on Completion will be higher to the extent of that amount than they would otherwise be. The Purchaser accordingly undertakes to the Vendors' Guarantor that it will on or as soon as possible following Completion take such steps as may be required (including, without limitation, under section 155 of the Companies Act) to enable, and will procure, the payment of such debt on or as soon as possible following Completion, and if such payment takes place following Completion (and the cash outflow is not reflected in the Working Capital Statement) the Vendors will reimburse the same amount to the Purchaser by way of repayment of excess Consideration.

5.5 If Completion takes place on a business day which is not the last day of a month, so that the date of Completion is before the Working Capital Date, the parties acknowledge and agree that (for the purposes only of clauses 6 and 7 and Schedule 8) during the period from and including the time of Completion up to and including the Working Capital Date all the consequences that flow from Completion and all changes in the working capital of the Group, including without limitation all cash payments to and cash payments by Group Companies (whether to members of the Purchaser's Group or members of the Vendors' Group or otherwise) during such period, and all changes in the working capital of the Group (whether positive or negative, or as between the different components of the working capital of the Group), shall be ignored except in the case of any such payments or changes that relate to the ordinary course of the Group's trading, to the intent inter alia that the Working Capital Statement shall fully reflect (as if the following had occurred or existed as at the Working Capital Date):

         5.5.1 the net effect of the payments of the Inter-Group Indebtedness pursuant to sub-clause 5.3.5;

         5.5.2 the effect of the repayment of Borrowed Money Indebtedness pursuant to clause 11; and

         5.5.3 subject to changes in the ordinary course of the Group's trading, the cash balances of the Group as at Completion.

         If Completion occurs on 30 July 2004 or 29 October 2004 the Purchaser shall procure that the Company and the Subsidiaries continue to carry on their businesses strictly in the ordinary course from such date up to the Working Capital Date, other than in respect of any matters to be undertaken in relation to Completion or the financing by the Purchaser of the transactions contemplated in this Agreement, and for the avoidance of doubt the effect of any such matters shall be excluded for the purposes of the calculation of the Working Capital Statement.

6.       WORKING CAPITAL STATEMENT

6.1      The Purchaser shall procure that the Company shall:

         6.1.1 prepare the draft Working Capital Statement as at the Working Capital Date in accordance with the provisions of this clause 6 and in accordance with Schedule 8; and

         6.1.2 deliver the draft Working Capital Statement to the Purchaser and the Vendors;

         within 40 business days of Completion.

6.2 If, within 40 business days of receipt of the draft Working Capital Statement by the Vendors or, if earlier, prior to the earlier of the date of acceptance by the Vendors of the draft Working Capital Statement or delivery by the Vendors of a Notice of Disagreement (as defined in sub-clause 6.3), the Purchaser becomes aware of any matter that affects any amount set out in the draft Working Capital Statement, the Purchaser shall be entitled once only to propose in writing to the Vendors such amendments to the draft Working Capital Statement as the Purchaser deems fit to reflect such matter. If no amendments to the draft Working Capital Statement are proposed by the Purchaser, the Vendors shall notify the Purchaser within 40 business days of receipt of the draft Working Capital Statement whether or not they accept it. If amendments to the draft Working Capital Statement are proposed by the Purchaser, the Vendors shall notify the Purchaser within 40 business days of receipt of the proposed amendments whether or not they accept the draft Working Capital Statement.

6.3 If the Vendors notify the Purchaser that they do not accept such draft Working Capital Statement:

         6.3.1 they shall, at the same time, set out in a notice in writing (a "NOTICE OF DISAGREEMENT") their reasons for such non-acceptance and specify (to the extent that they are able) the adjustments which, in their opinion, should be made to the draft Working Capital Statement in order to comply with the requirements of this Agreement and deliver a copy of the Notice of Disagreement to the Purchaser; and

         6.3.2 the parties shall seek in good faith to resolve in writing all differences that they may have with respect to the matters raised in the Notice of Disagreement and to reach agreement upon the adjustments (if any) required to be made to the draft Working Capital Statement.

         Except for the matters specifically set out in a Notice of Disagreement delivered in accordance with sub-clause 6.3.1, the Vendors shall be deemed to accept in full the draft Working Capital Statement.

6.4 If the Vendors are satisfied with the draft Working Capital Statement (either as originally submitted or after adjustments agreed between the Vendors and the Purchaser) or if the Vendors fail to notify the Purchaser of their non-acceptance of the draft Working Capital Statement within the relevant 40 business day period referred to in sub-clause 6.2, then the draft Working Capital Statement (incorporating any agreed adjustments) shall be final and binding on the parties and constitute the Working Capital Statement for the purposes of this Agreement.

6.5 If the Vendors and the Purchaser do not reach agreement within 40 business days of the Purchaser's receipt of the Notice of Disagreement, then the matters remaining in dispute (and only those matters regarding the draft Working Capital Statement) shall be referred, on the application of the Vendors or the Purchaser, for determination by an independent firm of internationally recognised chartered accountants who shall either be (i) agreed upon by the Vendors and the Purchaser or
         (ii) failing agreement within 10 business days of the application by the Vendors or the Purchaser, selected, on the application of either the Vendors or the Purchaser, by the President for the time being of the Institute of Chartered Accountants in England and Wales or his duly appointed deputy (the "INDEPENDENT FIRM"). The following provisions shall apply to such determination:

         6.5.1 the Purchaser and/or the Purchaser's accountants and the Vendors and/or the Vendors' accountants shall each promptly prepare a written statement on the matters in dispute which (together with the relevant documents) shall be submitted to the Independent Firm for determination within 20 business days of the appointment of the Independent Firm;

         6.5.2 at the same time as the Purchaser and/or the Purchaser's accountants and the Vendors and/or the Vendors' accountants submit their respective written statements to the Independent Firm for determination, each shall deliver to the other a copy of their submissions (with all relevant supporting documents);

         6.5.3 following delivery of their respective submissions, the Purchaser and/or the Purchaser's accountants and the Vendors and/or the Vendors' accountants shall have the opportunity to comment once only on the other party's submissions by written comment delivered to the Independent Firm not later than 20 business days after the written statement was first submitted to the Independent Firm and copied to the other party;

         6.5.4 any response to a subsequent request by the Independent Firm for information from either the Purchaser and/or the Purchaser's accountants or the Vendors and/or the Vendors' accountants shall be copied to the other parties at the same time as it is delivered to the Independent Firm and, unless otherwise directed by the Independent Firm, the party receiving a copy of the information may, within 20 business days after receipt of such information, comment once only on that information, and shall deliver a copy of such comment to the party who provided the information at the same time as it is delivered to the Independent Firm. Thereafter, neither the Vendors nor the Purchaser nor their respective accountants shall be entitled to make further statements or submissions except insofar as the Independent Firm so requests (in which case it shall, on each occasion, give the other parties (unless otherwise directed) 20 business days to respond to any statements or submission so made);

         6.5.5 the Independent Firm shall determine (using its own legal advice as appropriate) any question of the legal construction of this Agreement but only insofar as it is relevant to the determination of the Working Capital Statement;

         6.5.6 in giving such determination, the Independent Firm shall state what adjustments (if any) are necessary to the draft Working Capital Statement in respect of the matters in dispute in order to comply with the requirements of this Agreement;

         6.5.7 the Independent Firm shall act as an expert (and not as an arbitrator) in making any such determination which shall be final and binding on the parties (in the absence of manifest error or fraud);

         6.5.8 the parties expressly waive, to the extent permitted by law, any rights of recourse to the courts which they may otherwise have to challenge the Independent Firm's determination, including any determination pursuant to sub-clauses 6.5.5 and 6.5.7;

         6.5.9 each party shall use its respective reasonable endeavours to assist the Independent Firm in making its determination and shall bear the costs and expenses of all counsel and other advisers, witnesses and employees retained by it and the costs and the expenses of the Independent Firm shall be borne as to 50 per cent by the Vendors and as to 50 per cent by the Purchaser;

         6.5.10 the parties and the Independent Firm shall, except as specifically provided in Schedule 8, have regard only to such events, matters and/or facts as shall have occurred by the Working Capital Date; and

         6.5.11 the Independent Firm shall finally determine what adjustments (if any) are necessary to the draft Working Capital Statement pursuant to this clause 6 and shall inform both the Vendors and the Purchaser of such adjustments within 60 business days of the appointment of the Independent Firm.

6.6 When the Vendors and the Purchaser reach (or pursuant to sub-clause 6.4 are deemed to reach) agreement on the Working Capital Statement or when the Working Capital Statement is finally determined at any stage in accordance with the procedures set out in this clause 6:

         6.6.1 the Working Capital Statement as so agreed or determined shall be the Working Capital Statement for the purposes of this Agreement and, subject to sub-clause 6.5.7, shall be final and binding on the parties; and

         6.6.2 the Working Capital Amount as at the Working Capital Date shall be as set out in the final Working Capital Statement.

6.7 Subject to any applicable rule of law or of any regulatory body or any provision of any contract or arrangement entered into prior to the date of this Agreement to the contrary, during the period from the date the Company provides the draft Working Capital Statement to the Vendors as provided by sub-clause 6.1 to the date the Working Capital Statement becomes final and binding on the parties as provided by sub-clause 6.6, the Purchaser shall procure that the Group shall promptly provide the Vendors and the Purchaser, their respective advisers, the Independent Firm and the Purchaser's accountants and the Vendors' accountants with all information reasonably requested (in their respective possession or control) relating to the operations of the Group, as the case may be, including access at reasonable times to the Group's employees, books and records, and all co-operation and assistance, as may in any such case be reasonably required to:

         6.7.1    enable the production of the draft Working Capital Statement;
                  and

         6.7.2 enable the Vendors to determine whether the draft Working Capital Statement is acceptable in all respects; and

         6.7.3 enable the Independent Firm to determine the Working Capital Statement.

         The Vendors and the Purchaser shall co-operate with each other with a view to such information being provided by the Group in a manner which does not materially disrupt the business of the Group.

7.       SETTLEMENT OF WORKING CAPITAL ADJUSTMENT

7.1      If the Working Capital Amount is:

         7.1.1 greater than the Sterling Target Working Capital Amount, then within seven business days after the date the Working Capital Statement has been determined or becomes binding on the parties in accordance with this Agreement, the Purchaser shall pay the Vendors in pounds sterling the amount by which the Working Capital Amount exceeds the Sterling Target Working Capital Amount; and

         7.1.2 less than the Sterling Target Working Capital Amount, then within seven business days after the date the Working Capital Statement has been determined or becomes binding on the parties in accordance with this Agreement, the Vendors shall pay the Purchaser in pounds sterling the amount by which the Sterling Target Working Capital Amount exceeds the Working Capital Amount;

         in either case together with interest in pounds sterling from (and including) the date of Completion to the date of payment less any tax required to be withheld or deducted therefrom at an annual rate equal to the London Interbank Offered Rate for deposits in pounds sterling for an interest period of six (6) months, as published from time to time in the "Financial Times", plus fifty (50) basis points,.

7.2 If on Completion the cash amount of US dollars in aggregate in the bank accounts of or otherwise held by the Group is greater or less than the Dollar Target Working Capital Amount, then on Completion or as soon as practicable thereafter an amount equal to any excess shall be paid in US dollars by the Purchaser to the Vendors or (as the case may be) an amount equal to any shortfall shall be paid in US dollars by the

         Vendors to the Purchaser, in either case with interest in US dollars from (and including) the date of Completion to the date of payment less any tax required to be withheld or deducted therefrom of an annual rate equal to the London Interbank Offered Rate for deposits in US dollars for an interest period of six months, as published from time to time in the "Financial Times", plus fifty (50) basis points.

7.3 The payments and transfers referred to in the foregoing provisions of this clause shall be made:

         7.3.1 in the case of payments to the Vendors in pounds sterling, to the client account of the Vendors' Solicitors, details of which are as follows:

                  Herbert Smith client account

                  Coutts & Co

                  440 Strand

                  London WC2R 0QS

                  Sort code 18-00-02, account number 03006778

         7.3.2 in the case of payments to the Vendors in US dollars, to the client account of the Vendors' Solicitors, details of which are as follows:

                  Herbert Smith client account

                  Coutts & Co

                  440 Strand

                  London WC2R 0QS

                  Sort code 18-00-02, account number 10040404

         7.3.3 in the case of payments to the Purchaser in pounds sterling, to the client account of the Purchaser's Solicitors, details of which are as follows:

                  Lovells client account

                  Barclays Bank plc

                  54 Lombard Street

                  London EC3V 9EX

                  Sort code 20-00-00, account number 10610984

         7.3.4 in the case of payments to the Purchaser in US dollars, to the client account of the Purchaser's Solicitors, details of which are as follows:

                  Lovells client account

                  Barclays Bank plc

                  54 Lombard Street

                  London EC3V 9EX

                  Sort code 20-00-00, account number 87141200

         and in each case receipt of such payments into such respective accounts shall be a good discharge to the relevant paying party of its obligations to make such payments under this clause 7.

7.4 All payments under this clause shall be made in such proportions as result in the Consideration being apportioned amongst the Vendors in the proportions set out in the first column of Schedule 6.

8.       WARRANTIES

8.1      The Vendors warrant to the Purchaser in the terms of the Warranties.

8.2 The Vendors and the Vendors' Guarantor shall not (in the event of any claim being made against any of them in connection with the sale of the Shares to the Purchaser) make any claim against the Company or any of the Subsidiaries or against any person who is a director or employee of the Company or any of the Subsidiaries at the date of this Agreement on whom any of the Vendors or the Vendors' Guarantor may have relied before agreeing to any term of this Agreement or of the Tax Deed or authorising any statement in the Disclosure Letter, save, in the case of claims against directors or employees in their personal capacity, for fraud, but so that this shall not preclude any Vendor or the Vendors' Guarantor from claiming against any other Vendor or the Vendors' Guarantor under any right of contribution or indemnity to which it may be entitled. For the avoidance of doubt, nothing in this sub-clause 8.2 shall limit any rights of the Vendors' Guarantor in relation to any Black Group Act or otherwise under sub-clause 10.9.

8.3 Each of the Warranties shall be construed as a separate warranty and is given subject to the matters fairly disclosed in or by the Disclosure Letter and to any other matter or thing hereafter done or omitted to be done pursuant to the terms of this Agreement or otherwise at the written request or with the prior written approval of the Purchaser.

8.4 No Relevant Claim shall be made unless written notice containing specific details of such Relevant Claim is served on the Vendors before the date which is 18 months from Completion and no Tax Claim shall be made unless written notice of such Tax Claim is served in accordance with clause 10 of the Tax Deed on the Vendors before the date which is 7 years following Completion.

8.5 A Relevant Claim and/or a Tax Claim shall not be enforceable against the Vendors and shall be deemed to have been withdrawn unless legal proceedings in connection with it are commenced within six months after written notice of it is first served on the Vendors provided that if the relevant written notice was given (a) in respect of a Relevant Claim that was then contingent only, such period of six months shall commence on and from the date on which that Relevant Claim ceases to be contingent and becomes actual; and (b) in respect of a Relevant Claim covered by clause 8.9, such period of six months shall commence on and from the date that the Purchaser gives notice to the Vendors that, in its reasonable opinion, the Purchaser or the Company or the Subsidiary (or any assignee or successor in title thereof) as appropriate, has used all reasonable endeavours to recover the relevant sum provided that such notice may be given no later than six months after the date on which the relevant entity first became aware of the matter or event which would give rise to a Relevant Claim.

8.6 The aggregate amount of the liability of the Vendors in respect of the aggregate of all Relevant Claims and all Tax Claims shall not exceed (pound)60 million, provided that if the amount of all Relevant Claims and Tax Claims exceeds (pound)60 million the aggregate amount of liability of the Vendors shall bE increased to (pound)80 million, with the excess over the amount of (pound)60 millioN TO BE applied to meet Tax Claims only, and provided that this sub-clause 8.6 shall not apply to a Relevant Claim or Tax Claim related to title to the Shares and/or to title to the shares held by the Group and HTNM LLC in the Subsidiaries and the Joint Venture Companies, as set out in Parts 2 and 3 of Schedule 1.

8.7 No liability shall attach to the Vendors in respect of any Relevant Claim unless the aggregate amount of the liability of the Vendors in respect of all Relevant Claims shall exceed (pound)3 million, nor shall any liability attach to thE Vendors in respect of any Tax Claim unless the aggregate amount of the liability of the Vendors in respect of all Tax Claims shall exceed (pound)1 million, and in each case only the excess shall be payable, and no Relevant Claim or Tax Claim shall be made unless the individual Relevant Claim and Tax Claim exceeds (pound)50,000.

8.8      The Vendors shall not be liable in respect of a Relevant Claim:

         8.8.1 if it would not have arisen but for anything voluntarily done or omitted to be done after Completion by the Purchaser or the Company or any of the Subsidiaries or any of their respective employees, agents or successors in title;

         8.8.2 to the extent that it arises or is increased as a result only of:

                  (A) an increase in the rates, method of calculation or scope of taxation after the date of this Agreement;

                  (B) any change in generally accepted accounting practice after the Accounts Date; or

                  (C) the passing of any legislation, or the making of any subordinate legislation, after the date of this Agreement;

         8.8.3 to the extent that it relates to any loss which is recovered by the Purchaser (or any assignee or successor in title thereof) or the Company or any of the Subsidiaries from its insurers or which would have been so recoverable if at the relevant time there had been maintained valid and adequate insurance cover of a type and affording the same degree of cover as that in force in relation to the Company or any of the Subsidiaries at the date of this Agreement;

         8.8.4 to the extent that the matter giving rise to the Relevant Claim gives rise to Tax Relief (as defined in the Tax Deed); or

         8.8.5    to the extent that it relates to:

                  (A) any matter specifically taken into account in matters provided for or included as liabilities, in the Accounts or the Previous Accounts or fairly disclosed in, the Accounts or the Previous Accounts;

                  (B) any liability for taxation arising in the ordinary course of business of the Company or any of the Subsidiaries after the Working Capital Date; or

                  (C) any matter specifically taken into account in matters provided for or included as a liability in the Working Capital Statement.

8.9 Where the Purchaser or the Company or any of the Subsidiaries (or any assignee or successor in title thereof) is or may be entitled to recover from any person any sum in respect of any matter or event which would give rise to a Relevant Claim, the person so entitled shall use all reasonable endeavours to recover that sum before making the Relevant Claim (keeping the Vendors at all times fully and promptly informed to the extent reasonably practicable of the conduct of such recovery), and any sum recovered (after deduction of reasonable costs and expenses incurred in connection with such recovery and any tax payable on the said sum (if any)) will reduce the amount of the Relevant Claim (and, in the event of the recovery being delayed until after the Relevant Claim has been satisfied by the Vendors, shall be paid to the Vendors, after deduction of all reasonable costs and expenses of the recovery and any tax payable on the said sum (if any)).

8.10 Where any facts or circumstances could give rise to a claim under the Warranties and a claim under the Tax Deed or a claim under clause 10.9, the Vendors shall not be liable in respect of any claim to the extent that the loss giving issue to such claim has been recovered by the Purchaser under another claim.

8.11 The Purchaser shall procure that the Company and each of the Subsidiaries (and any assignee or successor in title thereof) shall accept and comply with sub-clauses 8.9 and 8.12 as if each such person were a party to and bound by this Agreement.

8.12     The Purchaser shall:

         8.12.1 as soon as reasonably practicable following the Purchaser becoming aware of any Relevant Claim or of any claim or matter which gives or is reasonably likely to give rise to a Relevant Claim notify the Vendors in writing of such Relevant Claim or of such claim or matter which gives or is reasonably likely to give rise to a Relevant Claim;

         8.12.2 to the extent reasonably practicable and subject to any relevant law or regulation disclose in writing to the Vendors such material information and documents relating to any claim or matter which gives or is reasonably likely to give rise to a Relevant Claim;

         8.12.3 at the Vendors cost (to the extent such costs have been reasonably incurred) take such action as the Vendors may reasonably require to avoid, resist, contest or compromise any claim or matter which gives or is reasonably likely to give rise to a Relevant Claim; and

         8.12.4 not settle, make any admission of liability nor compromise any claim or matter which gives or is reasonably likely to give rise to a Relevant Claim without the prior written consent of the Vendors such consent not to be unreasonably withheld or delayed.

8.13 Save as expressly provided herein, the Vendors expressly disclaim all liability and responsibility for any conclusion, opinion, forecast or evaluation contained within or derived or capable of being derived from any investigation carried out or made by or on behalf of the Purchaser in the course of any due diligence or other enquiry prior to the Purchaser entering into this Agreement or any other data, document, record or information disclosed by the Vendors, the Company or any of the Subsidiaries or any employee, agent or adviser of any of them, to the Purchaser or to any person on behalf of the Purchaser,.

8.14 The provisions of this clause 8 apply notwithstanding any other provision of this Agreement or its Schedules to the contrary and shall not be discharged or cease to have effect in consequence of any rescission or termination by the Purchaser of any other provision of this Agreement.

8.15 The provisions of this clause 8 shall not apply in respect of any Relevant Claim or Tax Claim to the extent that such claim is (or the delay in the discovery of which is) the consequence of fraud or dishonesty by the Vendors in connection with the negotiation or preparation of this Agreement.

9.       MUTUAL WARRANTIES

         Each of the Purchaser and the Purchaser's Guarantor jointly and severally warrants to the Vendors, and each of the Vendors and the Vendors' Guarantor jointly and severally warrants to the Purchaser, that:

9.1 it has full power and authority to enter into and perform this Agreement and the Tax Deed and the provisions of this Agreement and the Tax Deed, when executed, will constitute valid and binding obligations on it, in accordance with their respective terms;

9.2 the execution and delivery of, and the performance by it of its obligations under, this Agreement and the Tax Deed will neither:

         9.2.1 result in a breach of any provision of its Memorandum or Articles of Association or byelaws; nor

         9.2.2 result in a breach of any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound; and

9.3 all consents, permissions, approvals and agreements of third parties which are necessary for it to obtain in order to enter into and perform this Agreement in accordance with its terms have been unconditionally obtained in writing and have been disclosed in writing to the other parties.

10.      FURTHER WARRANTIES AND UNDERTAKINGS

10.1 The Purchaser warrants to the Vendors that it has bank facilities and other funding in place so that on Completion it will have, sufficient cash in immediately available funds to pay the Consideration and all of its fees and expenses in order to consummate the transactions contemplated by this Agreement.

10.2 The Purchaser warrants to the Vendors that neither it nor any of the persons named in the Purchaser's Knowledge List, each having made enquiries of all of the Purchaser's advisers engaged in the proposed acquisition of the Company, is actually aware of any fact or matter which would or may constitute a breach of any of the Warranties.

10.3 The Purchaser undertakes to the Vendors that it shall, and shall procure that its holding companies and subsidiaries (including the Group) shall, preserve for a period of at least seven years from Completion all books, records and documents of or relating to the Company and each of the Subsidiaries existing at Completion, to the extent required for the Vendors' accounting or tax purposes or for the purposes of clause 10.9. The Purchaser shall permit and allow and shall procure that its holding companies and subsidiaries shall permit and allow, upon reasonable notice (and in any event within 7 days of written notice being given) and during normal business hours, the employees, agents and professional advisers of the Vendors reasonable access to such books, records and documents and the right to inspect the same and make copies thereof for such purposes, provided that such access shall not be given for the purpose of allowing the Vendors to bring claims against the Purchaser.

10.4 The Purchaser undertakes that on Completion, or as soon as reasonably practicable thereafter, it shall use all reasonable endeavours to obtain the release of the Vendors and their holding companies and subsidiaries from any guarantee or indemnity or encumbrance given for the benefit of the Company or any of the Subsidiaries, and the Purchaser further undertakes that, prior to obtaining any such release, it shall indemnify and hold harmless the Vendors or the relevant holding company or subsidiary of the Vendors from any and all costs, claims and liabilities arising under any such guarantee or indemnity or encumbrance.

10.5 The Vendors undertake that on Completion, or as soon as reasonably practicable thereafter, they shall use all reasonable endeavours to obtain the release of the Company and any other member of the Group from any guarantee or indemnity or encumbrance given for the benefit of any member of the Vendor's Group, to the extent not released on Completion. The Vendors further undertake that, prior to obtaining any such release, they shall indemnify and hold harmless the Purchaser, the Company or the relevant member of the Group from any and all costs, claims and liabilities arising under any such guarantee, indemnity or encumbrance.

10.6 The Purchaser agrees that on Completion it will pay or will procure that the Company pays to the Vendors' Guarantor an amount of US$1 million in respect of the cost of the Company's contribution to the Vendors' Guarantor of maintaining directors' and officers' liability insurance for those directors and officers of the Company and each of the Subsidiaries in office immediately prior to Completion and such other protections as the Vendors' Guarantor shall consider to be necessary or desirable.

10.7 Subject to sub-clause 10.9, the Purchaser shall procure that the Company and the Subsidiaries will not take any action against any persons who were at any time prior to this Agreement directors of the Company or of any of the Subsidiaries, (other than in respect of acts or omissions occurring after Completion) whether on grounds of breach of fiduciary duty to any such company, breach of contract, negligence or otherwise. The Purchaser shall procure that any person who subsequently obtains control of the Company or of any of the Subsidiaries (construing "control" in accordance with section 840 of the Taxes Act) shall enter into a covenant with the Vendors in similar terms.

10.8 The Purchaser shall procure that the Company and the Subsidiaries will not take any action against any persons who were at any time prior to this Agreement directors of the Company or of any of the Subsidiaries, whether on grounds of breach of fiduciary duty to any such company, breach of contract, negligence or otherwise, arising out of the preparation for and negotiation of the terms of the sale of the Shares (including without limitation by the disclosure of documents and information to potential purchasers of the Shares) provided that this restriction shall not apply in respect of any claims for fraud brought BONA FIDE by the Purchaser or any Group Company against such persons. The Purchaser shall procure that any person who subsequently obtains control of the Company or of any of the Subsidiaries (construing "control" in accordance with section 840 of the Taxes Act) shall enter into a covenant with the Vendors in similar terms.

10.9     SPECIAL UNDERTAKINGS

         10.9.1   DEFINITIONS

                  For the purposes of this sub-clause 10.9, the following expressions shall bear the following respective meanings:

                  "BLACK GROUP" means Conrad M. Black, F. David Radler, John A. Boultbee, Daniel W. Colson, Barbara Amiel-Black, Hollinger Inc., The Ravelston Corporation Limited, Ravelston Management Inc., Argus Corporation Limited, all of their subsidiaries and associated companies (the expression "associated companies" being for this purpose construed in accordance with the provisions of section 416 of the Taxes Act), and all former or present directors of any of the foregoing entities, (save that the Black Group shall not include any member of the Vendors' Group or the Group);

                  "BLACK GROUP ACT" means any act or omission of any member of the Black Group prior to Completion relating to the Vendors' Group or the Group;

                  "SPECIAL CLAIM" means (a) any of the claims that are the subject of the cases listed in part D of the Disclosure Letter, being all relevant claims filed in court at the date of this Agreement, and the matters described in paragraphs 10.1.O and 3.3 of Part C of the Disclosure Letter, and (b) any other claim that any member of the Black Group (other than John A. Boultbee, David Radler or Daniel W. Colson) asserts against any member of the Group other than any such claim for libel and any such claim arising from the operation of the business of that member of the Group in the ordinary course; and

                  "VENDOR/TELEGRAPH CLAIM" means any claim between (a) on the one hand, any member or members of the Vendors' Group, and/or any director(s) and/or employee(s) of any member of the Vendors' Group, excluding members of the Black Group, and (b) on the other hand, any member or members of the Group, and/or any director(s) or employee(s) of any member of the Group, excluding members of the Black Group, including but not limited to any legal actions or proceedings, in each case in respect of any act or omission prior to Completion, except for:

                  (i) any ordinary course trade claims (which for this purpose does not include claims in respect of dividends and/or management fees);

                  (ii) claims as a beneficiary under applicable insurance policies;

                  (iii) claims in respect of payments for the surrender of group relief; and

                  (iv) claims in respect of Inter-Group Indebtedness to the extent not paid on Completion.

         10.9.2   MUTUAL UNDERTAKINGS

                  (1) The Vendors' Guarantor shall indemnify each member of the Group against all direct losses actually suffered and reasonable out-of-pocket expenses actually incurred by such member arising out of or in connection with any Special Claim, to the extent that such Special Claim relates to any act or omission prior to Completion.

                  (2) Following Completion, the Purchaser shall (subject to sub-clause 10.9.2 (3)) procure:

                           (a) that no member of the Purchaser's Group (and no successor in title of any member of the Purchaser's Group) shall pursue any claim or initiate any legal action or proceeding against any member of the Black Group in respect of any Black Group Act;

                           (b) that no member of the Purchaser's Group (and no successor in title of any member of the Purchaser's Group) shall seek to recover from any member of the Vendors' Group all or any part of any sum which such member of the Vendors' Group may recover from any member of the Black Group as a result of any claims or legal actions or proceedings pursued by any member or members of the Vendors' Group with respect to a Black Group Act;

                           (c) that the Vendors' Guarantor shall be entitled, at its own cost, to conduct, settle and compromise any and all claims and legal actions and proceedings against any member of the Black Group which could, but for the provisions of this clause, be asserted by a member of the Group, and in the event that the Vendors' Guarantor on behalf of the relevant member of the Group receives or otherwise recovers any sum pursuant to any such action or proceedings, it shall forthwith pay such sum (less reasonable out-of-pocket expenses incurred in relation to such recovery and any tax payable on the said sum (if any)) to the relevant member of the Group and the Purchaser shall forthwith pay an amount equal to such net sum to the Vendors' Guarantor (less any tax payable on such net sum by the relevant member of the Group);

                           (d) that all members of the Purchaser's Group (and their successors in title) shall provide to the Vendors' Guarantor all such assistance, co-operation, information and access to documents, records and personnel as the Vendors' Guarantor shall reasonably request from time to time to enable the Vendors' Guarantor to assess whether or not any claim in respect of a Black Group Act could be asserted, and the potential amount or quantum of any such claim, and also to enable it effectively to pursue or defend any such claim;

                           (e) that all members of the Purchaser's Group (and their successors in title) shall allow the Vendors' Guarantor at its own expense to institute, pursue and defend legal proceedings in the name of the relevant member or members of the Group (or successor in title, as the case may be) in respect of a Black Group Act and that no such member or members of the Group shall settle or waive any claim in respect of a Black Group Act without the prior written consent of the Vendors' Guarantor; and

                           (f) that if any member of the Purchaser's Group (or any successor in title of any member of the Purchaser's Group) recovers or otherwise receives any sum from any member of the Black Group in respect of any Black Group Act, then the Purchaser shall forthwith pay an amount equal to such sum (less any tax payable on the said sum (if any) and any reasonable out-of-pocket costs incurred in relation to such recovery) to the Vendors' Guarantor.

                  (3) The Vendor's Guarantor shall indemnify the Purchaser's Group in respect of any direct losses actually suffered or any reasonable out-of-pocket expenses actually incurred as a result of any exercise by the Vendors' Guarantor of any of its rights pursuant to sub-clause 10.9.2 (2).

                  (4) The Purchaser shall procure that following Completion no Vendor/Telegraph Claim will be made or asserted by or on behalf of any member of the Group, or by or on behalf of any director or employee of any member of the Group, and shall following Completion procure the release of any and all Vendor/Telegraph Claims which any such person may have (and pending such release shall fully and effectively indemnify and hold harmless each member of the Vendors' Group, and each director and employee of each member of the Vendors' Group, in respect of all such Vendor/Telegraph Claims). The Vendors' Guarantor shall procure that following Completion no Vendor / Telegraph Claim will be made or asserted by or on behalf of any member of the Vendors' Group or by or on behalf of any director or employee of any member of the Vendors' Group, excluding members of the Black Group, and shall following Completion procure the release of any and all Vendor / Telegraph Claims which any such person may have (and pending such release shall fully and effectively indemnify and hold harmless each member of the Group, and each director and employee of each member of the Group, in respect of all such Vendor / Telegraph Claims).

                  (5) If any member of the Group (or any successor in title of any member of the Group) recovers or otherwise receives any sum from any member of the Vendors' Group, or any director or employee of any member of the Vendors' Group, in respect of any Vendor/Telegraph Claim, then the Purchaser shall forthwith pay an amount equal to such sum to the Vendors' Guarantor.

                  (6) The indemnity contained in sub-clause 10.9.2 (1) in respect of a Special Claim relating to matters described in paragraph 3.3 of Part C of the Disclosure Letter shall extend to cover all direct losses actually suffered and reasonable out of pocket expenses actually incurred by a member of the Group in respect of periods following Completion arising from the agreement described in paragraph 3.3 of Part C of the Disclosure Letter, provided that, since the agreement has previously terminated this indemnity shall not have effect to the extent that the Purchaser or any member of the Group agrees to or acknowledges its continued existence or effect, or extends, renews, amends or modifies the agreement or fails to enforce any rights in respect of its termination or any other rights in respect of the agreement.

                  (7) References in this sub-clause 10.9 to indemnify a person shall include the obligation to make any payment promptly and to keep such person fully and effectively indemnified.

                  (8) The Purchaser shall procure that any person who subsequently obtains control of the Company or of any of the Subsidiaries (construing "control" in accordance with Section 840 of the Taxes Act) shall enter into covenants with the Vendors' Guarantor on the same terms, mutatis mutandis, as those in this sub-clause 10.9.

11.      VENDORS' COVENANTS

11.1 The Vendors shall procure that the Borrowed Money Indebtedness of the Group Companies in existence at Completion is discharged in full on Completion. If, following Completion, any party becomes aware that any Group Company had any Borrowed Money Indebtedness at Completion which was not discharged on Completion, the Vendors shall procure that such additional Borrowed Money Indebtedness is discharged as soon as reasonably practicable, and the Vendors shall in addition pay to the relevant Group Company interest on any such Borrowed Money Indebtedness from the date of Completion up to and including the date that the Borrowed Money Indebtedness is discharged, calculated on the basis set out in the final paragraph of sub-clause 7.1.

11.2 At Completion the Vendors and the Vendors' Guarantor shall use all reasonable endeavours to assign to the Purchaser the benefit of any confidentiality rights relating to the Group, to which the Vendors or the Vendors' Guarantor are entitled, contained in any agreements signed by any third parties involved in the process for the sale of the Shares. If the Vendors or the Vendors' Guarantor are unable to assign the benefit of such rights, the relevant Vendor and/or Vendors' Guarantor shall hold the benefit of such rights for the benefit of the Group following Completion.

11.3 As soon as practicable following Completion the Vendors shall procure that the name of Telegraph Australian Holdings Limited shall be changed to remove the reference to 'Telegraph' and, prior to Completion, the Vendors shall procure that the name Hollinger is removed from the names of the relevant Subsidiaries.

11.4 Following Completion, the Vendors and the Purchaser shall co-operate in good faith to endeavour to procure the transfer of 600,000 B ordinary shares in Handbag from HTNM LLC and 3,383 A ordinary shares from HTNM LLC in Netthe.net Limited to the Purchaser, in each case for a nominal consideration payable to the Vendors' Group and free from liens, charges and other encumbrances other than all joint venture and other third party rights disclosed to the Purchaser in the joint venture agreements referred to in the Disclosure Letter.

11.5 The Vendors' Guarantor shall bear the cost of payments made and to be made to directors and employees of the Group under the 2004 key employee retention plan described at paragraph 12.5 of the Disclosure Letter.

12.      ANNOUNCEMENTS

         None of the parties shall release any announcement, or despatch any circular, relating to this Agreement unless and until the form and content of such announcement or circular have been submitted to, and agreed by, the other parties provided that nothing in this clause 12 shall prohibit the Vendors or the Vendors' Guarantor from making any announcement or despatching any circular without such agreement to the extent required by law or the rules of the United States Securities and Exchange Commission or of the New York Stock Exchange, Inc or as it may consider appropriate in the context of any legal proceedings, provided, however, that in the context of legal proceedings, the Vendors and the Vendors' Guarantor shall use reasonable endeavours to contact the Purchaser to discuss the contents of any public announcements naming the Purchaser or its direct or indirect shareholders prior to making such announcement, to the extent reasonable and practicable in the circumstances.

13.      GUARANTEES

13.1 The Purchaser's Guarantor undertakes to the Vendors to procure that the Purchaser shall perform all of its obligations under this Agreement and the Tax Deed.

13.2 The Vendors' Guarantor undertakes to the Purchaser to procure that the Vendors shall perform all of their obligations under this Agreement and the Tax Deed.

14.      MISCELLANEOUS

14.1 This Agreement shall be binding on and enure for the benefit of the successors and permitted assigns of the parties.

14.2 Following Completion, the benefit of this Agreement may be assigned by any party to any company of which it is a subsidiary or to any other company which is its subsidiary or holding company and by the Purchaser to any provider of debt finance for the acquisition of the Company (by way of security) or on any refinancing thereof

         (but not otherwise) but so that the assignor shall remain liable for its obligations hereunder and provided that, in the event that the assignor and the assignee are to cease to be associated, the assignee shall assign such benefit to the original assignor or a subsidiary of the original assignor prior to their ceasing to be associated.

14.3 Each of the parties to this Agreement confirms that this Agreement, together with the confidentiality agreement between the Purchaser and the Vendors' Guarantor dated 5 March 2004 and the documents in the agreed terms, represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and supersedes any previous agreement between the parties with respect thereto and, without prejudice to the generality of the foregoing, excludes any warranty, condition or other undertaking implied at law or by custom.

14.4     Each party confirms that:

         14.4.1 in entering into this Agreement it has not relied on any representation, warranty, assurance, covenant, indemnity, undertaking or commitment which is not expressly set out in this Agreement or the documents in the agreed terms; and

         14.4.2 in any event, without prejudice to any liability for fraudulent misrepresentation or fraudulent misstatement, the only rights or remedies of any party in relation to any representation, warranty, assurance, covenant, indemnity, undertaking or commitment given or action taken in connection with this Agreement or the documents in the agreed terms are those specifically contained in this Agreement or such document in the agreed terms and none of the parties has any other right or remedy (whether by way of a claim for contribution or otherwise) in contract or in tort (including negligence) or for misrepresentation (whether negligent or otherwise, and whether made prior to, and/or in, this Agreement).

14.5 In the event that any provision (or part of) of this Agreement shall be void or unenforceable by reason of any provision of applicable law, it shall be deleted and the remaining provisions hereof shall continue in full force and effect and if necessary, be so amended as shall be necessary to give effect to the spirit of this Agreement so far as possible.

14.6 Other than payments to be made under clause 7, every payment payable under this Agreement by the Purchaser or the Vendors, as the case may be, shall be made in full without any set-off or counterclaim howsoever arising and shall be free and clear of, and without deduction of, or withholding for or on account of, any amount which is due and payable to the Purchaser, or the Vendors, as the case may be.

14.7 Subject to the provisions of sub-clause 5.1 and to the following sentence, neither the Vendors nor the Purchaser shall have any right to delay or defer Completion or to rescind or terminate or fail to perform this Agreement and the sole remedy of the Vendors or the Purchaser as the case may be in relation to any delay, default, breach or failure on the part of the Vendors or the Purchaser, as the case may be, under, or in relation to, this Agreement, other than pursuant to the following sentence, shall be in damages and the Vendors and the Purchaser hereby expressly and unconditionally waives all other rights and remedies (whether statutory, at common law, in equity or otherwise). Without prejudice to the generality of the preceding sentence, the parties acknowledge and agree that damages alone would not be an adequate remedy for any breach by the Vendors of their obligation to transfer all of the Shares to the Purchaser on Completion on the terms of this Agreement or for any material breach by the Purchaser to comply with its obligation to purchase the Shares on Completion on the terms of this Agreement and that the remedy of specific performance would be a more appropriate remedy for such breaches.

14.8 So far as it remains to be performed this Agreement shall continue in full force and effect notwithstanding Completion.

14.9 No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

14.10 Where in this Agreement any liability is undertaken by more than one of the Vendors, their liability shall be joint and several.

15.      COSTS

         The parties shall pay their own costs in connection with the preparation, negotiation and implementation of this Agreement and any matter contemplated by it.

16.      NOTICES

16.1 A notice, approval, consent or other communication in connection with this Agreement:

         16.1.1   must be in writing;

         16.1.2 in the case of the Vendors and the Vendors' Guarantor, must be marked for the attention of the General Counsel (copied to Herbert Smith and marked for the attention of Anthony Macaulay, Stephen Barnard and Louise Freestone);

         16.1.3 in the case of the Purchaser and the Purchaser's Guarantor, must be marked for the attention of Rigel Mowatt (copied to the Purchaser's Solicitors and marked for the attention of Marco Compagnoni); and

         16.1.4 must be left at the address of the addressee, or sent by an internationally recognised courier service to the address of the addressee or sent by facsimile to the facsimile number of the addressee which is specified in this clause or if the addressee notifies another address or facsimile number then to that address or facsimile number.

                  The address and facsimile number of each party is:

                  VENDORS AND VENDORS' GUARANTOR

                  Address:      c/o Hollinger International Inc.
                                712 Fifth Avenue
                                New York
                                New York 10019
                                USA

                  Facsimile:    +1 212 974 0978

                  With a copy to:

                  Address:      Herbert Smith
                                Exchange House
                                Primrose Street
                                London
                                EC2A 2HS

                  Facsimile:    +44 20 7374 0888

                  PURCHASER AND PURCHASER'S GUARANTOR

                  Address:      Press Acquisitions Limited

                                3rd Floor, 20 St James's Street

                                London SW1A 1ES

                  Facsimile:    +44 20 7930 2809

                  With a copy to: Lovells

                  Address:      Atlantic House
                                Holborn Viaduct
                                London
                                EC1A 2FG

                                For the attention of Marco Compagnoni

                  Facsimile:    +44 20 7296 2001

16.2 A notice, approval, consent or other communication shall take effect from the time it is received (or, if earlier, the time it is deemed to be received in accordance with sub-clause 16.3) unless a later time is specified in it.

16.3     A letter or facsimile is deemed to be received:

         16.3.1 in the case of a letter sent by courier service, unless actually received earlier, on the second day after it is deposited with that courier service; and

         16.3.2 in the case of facsimile, on production of a transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

17.      GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

17.1 This Agreement shall be governed by, and construed in accordance with, English law.

17.2 Each party irrevocably agrees that the Courts of England shall have non-exclusive jurisdiction in relation to any claim, dispute or difference concerning this Agreement and any matter arising therefrom.

17.3 Each party irrevocably waives any right that it may have to object to an action being brought in those Courts, to claim that the action has been brought in an inconvenient forum, or to claim that those Courts do not have jurisdiction.

17.4 The submission to the jurisdiction of the Courts of England shall not (and shall not be construed so as to) limit the right of any party to bring legal proceedings in any other court of competent jurisdiction including without limitation the courts having jurisdiction by reason of any other party's domicile. Legal proceedings by any party in any one or more jurisdictions shall not preclude legal proceedings by it in any other jurisdiction, whether by way of substantive action, ancillary relief, enforcement or otherwise.

17.5 Each party agrees that without preventing any other mode of service, any document in an action (including, but not limited to, a claim form or any other document to be served under the Civil Procedure Rules) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 16 and each party undertakes to maintain such an address at all times and to notify the other party in advance of any change from time to time of the details of such address in accordance with the manner prescribed for service of notices under clause 16.

IN WITNESS of which the parties have executed this Agreement on the date first mentioned above.

                                   SCHEDULE 1

                                     PART I

                             DETAILS OF THE COMPANY


Registered Number:         00451593

Country of Incorporation:  England & Wales

Registered Office:         1, Canada Square
                           Canary Wharf
                           London, E14 5DT

Directors:                 Hon. Jeremy Deedes
                           Hugo Drayton
                           Paul Healy
                           Kim Fletcher
                           Niamh O'Donnell-Keenan
                           Gordon Paris
                           Graham Savage
                           Hon. Raymond Seitz
                           Robert Smith

Authorised share capital:  180,000,000 ordinary shares of 10p each
                           5,000,000 7% cumulative redeemable preference shares of(pound)1 EACH
                           100,000,000 2.5% cumulative redeemable preference shares of (pound)16.80 each

Issued share capital:      103,782,513 'A' ordinary shares of 10 pence each
                           43,692,141 'B' ordinary shares of 10 pence each 5,000,000 7% cumulative redeemable preference shares of (pound)1 EACH

Registered Shareholder:    DT Holdings Limited - 21,900,000 'A' ordinary shares
                           First DT Holdings Limited - 5,000,000 7% cumulative redeemable preference shares
                           Second DT Holdings Limited - 81,882,513 'A' ordinary shares and 43,692,141 'B' ordinary shares

Auditors:                  KPMG Audit Plc
                           8 Salisbury Square
                           London, EC4Y 8BB

Secretary:                 Sally Griffiths

                                     PART 2

                           DETAILS OF THE SUBSIDIARIES



                 HOLLINGER TELEGRAPH NEW MEDIA HOLDINGS LIMITED


Registered Number:            03806441

Country of Incorporation:     England & Wales

Registered Office:            1, Canada Square
                              Canary Wharf
                              London, E14 5DT

Directors:                    Niamh O'Donnell-Keenan
                              Hugo Drayton
                              Hon. Jeremy Deedes

Authorised share capital:     100 ordinary shares of(pound)1.00 EAch

Issued share capital:         2 ordinary shares of(pound)1.00 eaCH

Registered Shareholder:       Telegraph Group Limited

Secretary:                    Sally Griffiths

Auditors:                     KPMG Audit Plc
                              8 Salisbury Square
                              London, EC4Y 8BB

                      HOLLINGER TELEGRAPH NEW MEDIA LIMITED


Registered Number:            04048812

Country of Incorporation:     England & Wales

Registered Office:            1, Canada Square
                              Canary Wharf
                              London, E14 5DT

Directors:                    Niamh O'Donnell-Keenan
                              Hugo Drayton
                              Hon. Jeremy Deedes

Authorised share capital:     1,000 ordinary shares of(pound)1.00 each

Issued share capital:         2 ordinary shares of(pound)1.00

Registered shareholder:       Hollinger Telegraph New Media Holdings Limited

Secretary:                    Sally Griffiths

Auditors:                     KPMG Audit Plc
                              8 Salisbury Square
                              London, EC4Y 8BB

                          TELEGRAPH PUBLISHING LIMITED


Registered Number:            01984132

Country of Incorporation:     England & Wales

Registered Office:            1, Canada Square
                              Canary Wharf
                              London, E14 5DT

Directors:                    Hon. Jeremy Deedes
                              Hugo Drayton
                              Kim Fletcher
                              Niamh O'Donnell-Keenan

Authorised share capital:     100 ordinary shares of(pound)1.00 each

Issued share capital:         2 ordinary shares of(pound)1.00 each

Registered shareholder:       Telegraph Group Limited

Secretary:                    Sally Griffiths

Auditors:                     KPMG Audit Plc
                              8 Salisbury Square
                              London, EC4Y 8BB

                          THE SPECTATOR (1828) LIMITED


Registered Number:            01232804

Country of Incorporation:     England & Wales

Registered Office:            56 Doughty Street,
                              London,
                              WC1N 2LL

Directors:                    John Cluff
                              Sir Patrick Sheehy
                              Lord Tebbit
                              Christopher Fildes
                              Lord King of Wartnaby
                              Kimberly Fortier
                              Rt. Hon. Francis Maude
                              Hon. Jeremy Deedes

Authorised share capital:     1,700,000 ordinary shares of(pound)1 each

Issued share capital:         1,403,968 ordinary shares of(pound)1 each

Registered shareholder:       Telegraph Group Limited

Secretary:                    Sally Griffiths

Auditors:                     KPMG Audit Plc
                              8 Salisbury Square
                              London, EC4Y 8BB

                            DOUBLECLICK (UK) LIMITED


Registered Number:             03434861

Country of Incorporation:      England & Wales

Registered Office:             1, Canada Square
                               Canary Wharf
                               London, E14 5DT

Directors:                     Niamh O'Donnell-Keenan
                               Sally Griffiths

Authorised Share Capital:      400,000 "A" ordinary shares of(pound)1.00 each
                               400,000 "B" ordinary shares of(pound)1.00 each 400,000 "C" ordinary shares of(pound)1.00 each

Issued Share Capital:          2 "A" ordinary shares of(pound)1.00 each

Registered Shareholder:        Telegraph Group Limited

Secretary:                     Sally Griffiths

                          ELECTRONIC TELEGRAPH LIMITED


Registered Number:             04014415

Country of Incorporation:      England & Wales

Registered Office:             1, Canada Square
                               Canary Wharf
                               London, E14 5DT

Directors:                     Niamh O'Donnell-Keenan
                               Hugo Drayton
                               Sally Griffiths

Authorised Share Capital:      1,000 ordinary shares of(pound)1.00 each

Issued Share Capital:          1 ordinary share of(pound)1.00 each

Registered Shareholder:        Hollinger Telegraph New Media Holdings Limited

Secretary:                     Sally Griffiths

                           TELEGRAPH (BRITISH) LIMITED


Registered Number:             03912775

Country of Incorporation:      England & Wales

Registered Office:             1, Canada Square
                               Canary Wharf
                               London, E14 5DT

Directors:                     Niamh O'Donnell-Keenan
                               Hugo Drayton
                               Hon. Jeremy Deedes

Authorised Share Capital:      1,000 ordinary shares of(pound)1.00 each

Issued Share Capital:          2 ordinary shares of(pound)1.00 each

Registered Shareholder:        Hollinger Telegraph New Media Holdings Limited

Secretary:                     Sally Griffiths

                             TELEGRAPH BOOKS LIMITED


Registered Number:             02002119

Country of Incorporation:      England & Wales

Registered Office:             1, Canada Square
                               Canary Wharf
                               London, E14 5DT

Directors:                     Niamh O'Donnell-Keenan
                               Sally Griffiths

Authorised Share Capital:      100 ordinary shares of(pound)1.00 each

Issued Share Capital:          2 ordinary shares of(pound)1.00 each

Registered Shareholder:        Telegraph Group Limited

Secretary:                     Sally Griffiths

                           TELEGRAPH TRUSTEES LIMITED


Registered Number:             01933296

Country of Incorporation:      England & Wales

Registered Office:             1, Canada Square
                               Canary Wharf
                               London, E14 5DT

Directors:                     Niamh O'Donnell-Keenan
                               Sally Griffiths

Authorised Share Capital:      100 ordinary shares of(pound)1.00 each

Issued Share Capital:          2 ordinary shares of(pound)1.00 each

Registered Shareholder:        Telegraph Group Limited

Secretary:                     Sally Griffiths

                            THE EVENING POST LIMITED


Registered Number:             00213322

Country of Incorporation:      England & Wales

Registered Office:             1, Canada Square
                               Canary Wharf
                               London, E14 5DT

Directors:                     Niamh O'Donnell-Keenan
                               Sally Griffiths

Authorised Share Capital:      1,000 ordinary shares of 10 pence each

Issued Share Capital:          2 ordinary shares of 10 pence each

Registered Shareholder:        Telegraph Group Limited

Secretary:                     Sally Griffiths

                            THE MORNING POST LIMITED


Registered Number:             01933369

Country of Incorporation:      England & Wales

Registered Office:             1, Canada Square
                               Canary Wharf
                               London, E14 5DT

Directors:                     Niamh O'Donnell-Keenan
                               Sally Griffiths

Authorised Share Capital:      100 ordinary shares of(pound)1.00 each

Issued Share Capital:          2 ordinary shares of(pound)1.00 each

Registered Shareholder:        Telegraph Group Limited

Secretary:                     Sally Griffiths

                          THE SUNDAY TELEGRAPH LIMITED


Registered Number:             00667848

Country of Incorporation:      England & Wales

Registered Office:             1, Canada Square
                               Canary Wharf
                               London, E14 5DT

Directors:                     Niamh O'Donnell-Keenan
                               Sally Griffiths

Authorised Share Capital:      1,000 ordinary shares of(pound)1.00 each

Issued Share Capital:          1,000 ordinary shares of(pound)1.00 each

Registered Shareholder:        Telegraph Group Limited

Secretary:                     Sally Griffiths

                             YOUNG TELEGRAPH LIMITED


Registered Number:             01985535

Country of Incorporation:      England & Wales

Registered Office:             1, Canada Square
                               Canary Wharf
                               London, E14 5DT

Directors:                     Niamh O'Donnell-Keenan
                               Hugo Drayton

Authorised Share Capital:      100 ordinary shares of(pound)1.00 each

Issued Share Capital:          2 ordinary shares of(pound)1.00 each

Registered Shareholder:        Telegraph Group Limited

Secretary:                     Sally Griffiths

                                     PART 3

                     DETAILS OF THE JOINT VENTURE COMPANIES

                           WEST FERRY PRINTERS LIMITED



Registered Number:                  01997219

Country of Incorporation:           England & Wales

Directors appointed by the
Group:                              Hon. Jeremy Deedes

                                    Hugo Drayton

                                    Niamh O'Donnell-Keenan

                                    Bill Ellerd Styles

Issued Share Capital:               10,000 ordinary shares of 1p each split into
                                    A ordinary shares and B ordinary shares

                                    3,000,000 6% redeemable preference shares of(pound)1 eacH

                                    3,000,000 6% B redeemable preference shares of(pound)1 each

Shares beneficially owned by the    5,000 A ordinary shares of 1p each
Group:

Registered shareholder of shares    Telegraph Group Limited
beneficially owned by the Group:

                         TRAFFORD PARK PRINTERS LIMITED


Registered Number:                  01985540

Country of Incorporation:           England & Wales

Directors appointed by the Group:   Hon. Jeremy Deedes

                                    Niamh O'Donnell-Keenan

                                    Bill Ellerd Styles

                                    Ted Walmsley

Issued Share Capital:               10,000 ordinary shares of(pound)1 each split
                                    into A ordinary shares and B ordinary shares

Shares beneficially owned by the    5,000 A ordinary shares of (pound)1 each
Group:

Registered shareholder of shares    Telegraph Group Limited
beneficially owned by
the Group:

                      PAPER PURCHASE AND MANAGEMENT LIMITED


Registered Number:                  4306325

Country of Incorporation:           England & Wales

Directors appointed by the Group:   Hon. Jeremy Deedes

                                    Niamh O'Donnell-Keenan

Issued Share Capital:               200 ordinary shares of(pound)1 each split
                                    into A ordinarY shares and B ordinary shares

Shares beneficially owned by the    100 A ordinary shares of (pound)1 each
Group:

Registered shareholder of shares    Telegraph Group Limited
beneficially owned by
the Group:

                               HANDBAG.COM LIMITED


Registered Number:                  3819979

Country of Incorporation:           England & Wales

Directors appointed by the
Group:                              Hugo Drayton

                                    Tim Faircliff

Issued Share Capital:               1,200,000 ordinary shares of(pound)1 each
                                    split into A ordinary shares and B ordinary shares

Shares beneficially owned by        600,000 B ordinary shares of (pound)1 each
HTNM LLC:

Registered shareholder of shares    HTNM LLC
beneficially owned by HTNM
LLC:

                       NEWSPAPER LICENSING AGENCY LIMITED


Registered Number:                  3003569

Country of Incorporation:           England & Wales

Directors appointed by the Group:   Brenda Haywood

Issued Share Capital:               8 ordinary shares of(pound)1 each

Shares beneficially owned by the    1 ordinary share of(pound)1
Group:

Registered shareholder of shares    Telegraph Group Limited
beneficially owned by the Group:

                               NETTHE.NET LIMITED


Registered Number:                  3814287

Country of Incorporation:           England & Wales

Directors appointed by the Group:   Mark Payne

Issued Share Capital:               8,883 A ordinary shares of 1p each

                                    1,000 B ordinary shares of 1p each

Shares beneficially owned by HTNM   3,383 A ordinary shares of 1 pence
LLC:

Registered shareholder of shares    HTNM LLC
beneficially owned by HTNM
LLC:

                                   SCHEDULE 2

1.       ACCOUNTS

1.1      GENERAL

         The Accounts:

         1.1.1 have been prepared under the historical cost convention and in accordance with generally accepted accounting practice at the date of this Agreement in the United Kingdom ("UK GAAP");

         1.1.2 show a true and fair view of the state of affairs of the Company (or of the Group to the extent that they are consolidated accounts) as at the Accounts Date and of its profit or loss for the accounting reference period ended on that date;

         1.1.3    comply with the requirements of the Companies Act; and

         1.1.4 are prepared using estimation techniques and policies of accounting which are the same in all material respects as those adopted in preparing the Previous Accounts, save where such techniques and policies differ as a result of the Previous Accounts not being prepared on a consolidated basis.

1.2      PROVISION FOR LIABILITIES, CAPITAL COMMITMENTS AND BAD DEBTS

         The Accounts:

         1.2.1 contain proper provisions for and adequate details of all liabilities and capital commitments of the Company (or of the Group to the extent that they are consolidated accounts) as at the Accounts Date required to be so recognised by UK GAAP;

         1.2.2 note in accordance with good accountancy practice all contingent liabilities and capital commitments; and

         1.2.3 make provision reasonably regarded by the directors of the Company as adequate for all bad and doubtful debts.

1.3      POSITION SINCE ACCOUNTS DATE

         Since the Accounts Date:

         1.3.1 apart from the dividends provided for in the Accounts, no dividend or other distribution (as defined for the purposes of section 209 or 210 of the Taxes Act) has been declared, paid or made by the Company;

         1.3.2 the business of the Company has been carried on in the ordinary course and so as to maintain it as a going concern;

         1.3.3 the Company has not acquired or disposed of, or agreed to acquire or dispose of, any business or any material asset other than trading stock in the ordinary course of business; and

         1.3.4 there has been no material adverse change in the financial or trading position of the Group taken as a whole other than any such change which arises from or in connection with changes in law or regulation or from a general change or changes in economic or political circumstances or changes or conditions generally affecting companies carrying on business similar to those of the Group in a part or parts of the world in which the Group carries on business including but not limited to any general trends in the advertising market in a part or parts of the world in which the Group carries on business.

1.4      MANAGEMENT ACCOUNTS

         The Management Accounts have been prepared with due care and attention to the extent consistent with the procedures adopted in previous management accounts of the Company, and show a view of the state of affairs and profit and loss of the Company as at the end of and for the periods in respect of which they have been prepared, are reasonably accurate given the purpose for which they were prepared, but it is acknowledged that they were not prepared on a statutory basis or subject to the controls and procedures used for the purposes of producing the Accounts.

2.       ASSETS

         Save as set out in the Disclosure Letter, the assets included in the Accounts or acquired by the Company since the Accounts Date (other than trading stock disposed of since that date in the ordinary course of business) which are material to the business of the Company are the property of the Company free from any mortgage or charge or other encumbrance and are not the subject of any leasing, hiring or hire-purchase agreement, and none of the same are in the possession or under the control of the Vendors' Group.

3.       BORROWINGS, GRANTS AND LOANS TO DIRECTORS AND CONNECTED PERSONS

3.1 The Company does not have outstanding any obligation for the payment or repayment of money, whether present or future, actual or contingent, in respect of:

         3.1.1    monies borrowed or raised;

         3.1.2 any recourse to a company selling or discounting receivables in respect of receivables sold or discounted;

         3.1.3 moneys raised under or in respect of acceptance credit and documentary credit facilities; or

         3.1.4 any guarantee, indemnity or other insurance against or arrangement intended to prevent or limit loss in respect of any obligation for the payment or repayment of money described in paragraphs 3.1.1 to 3.1.3 above.

3.2 The Company does not have subsisting over the whole or any part of its present or future revenue or assets any encumbrance, mortgage, charge, pledge, lien or other security interest or any other agreement or arrangement having a similar effect.

3.3      There is not outstanding:

         3.3.1 any loan made by the Company to, or debt owing to the Company by, or debt owing by the Company to, any director or, so far as the Vendors are aware, former director of the Company or any person connected with any of them (in the case of former directors, so far as the Vendors are aware); or

         3.3.2 so far as the Vendors are aware, any material agreement to which the Company is a party and in which any director or former director of the Company or any person connected with any of them has an interest.

3.4 Copies of all material finance leases, hire purchase agreements or other similar debt agreements to which the Company is a party have been disclosed to the Purchaser.

4.       PROPERTIES

4.1      INTERESTS

         4.1.1 The Properties and the Ancillary Properties comprise all the land and buildings owned by the Company or used or occupied by it in connection with its business.

         4.1.2 The Company is the legal and beneficial owner of the Properties and has exclusive use and occupation of them.

4.2      TITLE

         In the case of each of the Properties:

         4.2.1 the information contained in Parts 1 and 3 of Schedule 3 as to tenure and the principal terms of the lease or licence held by the Company is true and accurate in all material respects;

         4.2.2 where the title requires registration at the Land Registry, it has been duly registered and the Company is the registered proprietor;

         4.2.3 the Company has not received any written notice that its use or occupation contravenes any requirement or restriction having the force of law and has not received any notice of any breach of any material covenants, conditions, restrictions, limitations and other matters binding on it;

         4.2.4 there exist all rights necessary for its continued possession, enjoyment and use for its present purpose;

         4.2.5 the main services of water, drainage and electricity are enjoyed; and

         4.2.6 there is no circumstance which would entitle any third party to exercise a right or power of entry or to take possession of any property where the Company owns the freehold.

         4.2.7 the Company has not entered into any formal contract or agreement to acquire or dispose of any land or premises located within the United Kingdom (or any interest therein) which has not yet been completed.

4.3      STATUTORY OBLIGATIONS, NOTICES AND ORDERS

         4.3.1 There are no outstanding notices, orders, proposals, applications or requests affecting or relating to any of the Properties that have been served by any authority or other person or by the Company.

         4.3.2 The Company has not received notice that it is in material breach of any statutory and bye-law requirements with respect to the Properties.

         4.3.3 The Company has not received notice of any breach of any obligation with respect to the Properties with which it is necessary to comply in order to satisfy the requirements (whether formal or informal) of any competent authority exercising statutory or delegated powers.

4.4      RATES, TAXES AND OTHER OUTGOINGS

         None of the Properties is subject to the payment of any outgoings other than non-domestic and/or water rates (and in the case of leaseholds, sums reserved by the relevant lease).

4.5      CLAIMS AND DISPUTES

         4.5.1 No action, claim, proceeding, demand or dispute in respect of any of the Properties is outstanding.

         4.5.2 The Company has not had occasion to make any claim or complaint in relation to any neighbouring property or its use or occupation.

4.6      PLANNING AND DEVELOPMENT MATTERS

         4.6.1 The current use of each of the Properties and the Ancillary Properties is as stated in Part 1 and Part 2 of Schedule 3 and in respect of each of the Properties the Company has not received notice of any breach of any express planning permission for such use.

         4.6.2 The Company has not received notice of any breach of any planning permissions, bye-law consents and building regulation consents in respect of any of the Properties.

         4.6.3 The Company is not aware of any outstanding condition notice, planning contravention notice, stop notice or enforcement notice or injunction under section 187(B) of the Town and Country Planning Act 1990 affecting any of the Properties.

4.7      CONDITIONS OF PROPERTIES

         The Properties are fit for the purposes for which they are presently used in all material respects.

4.8      LEASEHOLD PROPERTIES

         In relation to those of the Properties which are leasehold:

         4.8.1 each such Property is held under the terms of the lease which is summarised in Part 3 of Schedule 3;

         4.8.2 the rent referred to in Part 3 of Schedule 3 is the current rent payable under the relevant lease;

         4.8.3 the Company is not in arrears of the principal rent payable under the relevant lease;

         4.8.4 the Company has not received notice of any material breach of the material terms of any lease; and

         4.8.5 no outstanding notices have been served by the landlord in respect of any lease.

4.9      OTHER INVOLVEMENT IN RELATION TO PROPERTY

         The Company has not at any time:

         4.9.1 had vested in it (whether as an original tenant or undertenant or as an assignee, transferee or otherwise) any freehold or leasehold property located within the United Kingdom other than the Properties or the Ancillary Properties;

         4.9.2 given any covenant or entered into any agreement, deed or other document (whether as a tenant or undertenant or as an assignee, transferee, guarantor or otherwise) in respect of any freehold or leasehold property located within the United Kingdom in respect of which any contingent or potential liability remains with the Company other than those disclosed to the Purchaser in writing in relation to the Properties or the Ancillary Properties.

5.       ENVIRONMENT AND HEALTH AND SAFETY

         5.1.1 So far as the Vendors are aware, the Company has not received written notification in the last three years which gives rise, could give rise or has given rise to any civil, criminal, administrative or other action, claim, suit, complaint, proceeding, investigation, decontamination, remediation or expenditure by any person or competent authority under Environmental Law in relation to the Properties which is material in the context of the Group.

         5.1.2 So far as the Vendors are aware at no time has the Company received any notice alleging any material breach of any Environmental Permit.

         5.1.3 so far as the Vendors are aware the Company has not received any written communication from the Health and Safety Executive, local authority or other competent authority in the last three years, failure to comply with which would constitute a breach of the Health and Safety at Work etc. Act 1974 or any of the requirements imposed under that Act or Regulations made under that Act.

6.       INTELLECTUAL PROPERTY RIGHTS

6.1      INTERESTS

         6.1.1 Accurate details of Intellectual Property Rights which have been registered, or which are in the process of being registered, in the name of the Company are set out in Schedule 4.

         6.1.2 All material subsisting written agreements under which the Company grants or is granted an express licence of Intellectual Property have been disclosed to the Purchaser.

6.2      VALIDITY AND TITLE

         6.2.1 All the Intellectual Property Rights set out in Schedule 4 are subsisting and there are no current legal proceedings to which the Company is a party in which the title to or validity of such Intellectual Property Rights are being challenged nor, so far as the Vendors are aware, are there any matters reasonably likely to give rise to such proceedings.

         6.2.2 The Company is the sole registered proprietor of each of the Intellectual Property Rights set out in Schedule 4.

6.3      INFRINGEMENT

         So far as the Vendors are aware, the Company has not received written notice from any person claiming that it is infringing the Intellectual Property of that person.

7.       COMMERCIAL ARRANGEMENTS AND CONDUCT

7.1      MATERIAL CONTRACTS

         All of the following agreements to which the Company is a party have been disclosed to the Purchaser:

         7.1.1 material contracts of guarantee and contracts to secure any obligation of any person other than another Group Company;

         7.1.2 agreements between the Company and a distributor, supplier or customer of the Company in respect of goods and services with an annual cost in excess of (pound)500,000;

         7.1.3 material joint venture, consortium, or partnership agreements to which the Company is a party;

         7.1.4 sale or purchase options or similar agreements affecting any assets with a value in excess of (pound)500,000 owned or used by the Company or by which it is bound;

         7.1.5 so far as the Vendors are aware, the list of agreements set out at part C, paragraph 7.1.5 of the Disclosure Letter is a complete list of all agreements of such description which are in the Group's possession; and

         7.1.6 the list of agreements set out in part C, paragraph 7.1.6 of the Disclosure Letter is a complete list of all agreements of such description to which the Company is a party.

7.2 There is not outstanding any material liability or obligation (other than those listed in 7.1.1 to 7.1.4 above) on the part of the Company (including a capital commitment) which:

         7.2.1 is incapable of complete performance within twelve months from the date of Agreement; or

         7.2.2    has not been incurred in the ordinary course of business.

7.3 So far as the Vendors are aware, the acquisition of the Shares by the Purchaser will not give rise to any right of pre-emption under any material agreement to which the Company is a party or relieve any person of any material obligation to the Company under any such material agreement or enable any person to terminate any such obligation or agreement.

7.4 There have been no material intra-group reorganisations within the Group or between the Group and the Vendors' Group since the Accounts Date.

7.5 There are no fees or bonuses payable by any member of the Group, whether due to any director or employee or adviser of the Group, or any brokers fees or finders fees or similar fees payable to third parties, in each case which arise as a result of the transaction contemplated by this Agreement.

7.6 The Company has not disposed of or acquired any material business or property within the period of 3 years prior to the date of this Agreement other than in the ordinary course of business or as a result of intra-group reorganisations within the Group.

7.7 So far as the Vendors are aware, the Company has not received any written notice from any third party that the Company is in default to any material extent of any material agreement described in paragraph
         7.1 above to which the Company is a party.

7.8      Copies of the following have been disclosed to the Purchaser:

         7.8.1 the certificates provided by the Audit Board of Circulation to the Company since March 2003 concerning the audit of sales of the "Daily Telegraph" and the "Sunday Telegraph";

         7.8.2 the certificates provided by KPMG Audit plc to the Company between May 2001 and March 2003 regarding the audit of sales of the "Daily Telegraph" and the "Sunday Telegraph"; and

         7.8.3 other material correspondence from the Audit Board of Circulation and KPMG Audit plc regarding the audit of sales of the "Daily Telegraph" and the "Sunday Telegraph" to the Company during the period of 3 years prior to the date of this Agreement relating to the production of such certificates.

8.       DATA PROTECTION

8.1      NOTIFICATION

         The Company has made all notifications required to be made by it to the Information Commissioner under the Data Protection Act 1998.

8.2      ENFORCEMENT

         There are no outstanding Enforcement Notices or Information Notices issued to the Company under the Data Protection Act 1998 by the Information Commissioner.

9.       INFORMATION TECHNOLOGY

9.1      OWNERSHIP/RIGHTS TO USE

         9.1.1 All software comprised in the Information Technology Systems is either owned by or licensed to the Company or is used in accordance with any licence granted to any party providing services to the Company.

         9.1.2 So far as the Vendors are aware, the Company has all rights necessary to use the Information Technology Systems and to receive the services from third parties with respect to them in the manner in which they are used or received in the business of the Company.

9.2      BUSINESS DISRUPTION

        In the last six months immediately preceding the date of this Agreement, there has not been any error, breakdown or failure in respect of the Information Technology Systems which has caused any material ongoing disruption to the business of the Group which has not since been resolved.

9.3     DOMAIN NAME REGISTRATIONS

        Details of all material domain names registered by or on behalf of the Company are set out in Schedule 5.

9.4     DOMAIN NAME CHALLENGES

        So far as the Vendors are aware, no Group Company has received any written notice from any person challenging the use by a Group Company of any material domain names. For the purposes of this paragraph 9.4, a domain name will be material if it is included in Schedule 5 of this Agreement and linked to a live website of a Group Company at the date of this Agreement.

10.     LITIGATION AND INSURANCE

10.1    LEGAL PROCEEDINGS

        Apart from normal debt collection, save as set out in the Disclosure Letter the Company is not engaged or proposing to engage in any litigation, arbitration, prosecution or other legal proceedings, and there are no claims or actions (whether criminal or civil) in progress nor, so far as the Vendors are aware, pending or threatened against the Company, any of its assets or any of its directors having a material effect on the business of the Company.

10.2    INSURANCE POLICIES

        All current policies of insurance taken out in connection with the business or assets of the Company have been disclosed to the Purchaser and so far as the Vendors are aware such current policies are validly subsisting.

11.      CORPORATE ORGANISATION AND BUSINESS

11.1     MEMORANDUM AND ARTICLES

         The copies of the memorandum and articles of association of the Company delivered to the Purchaser are true and complete copies, having attached to them copies of all resolutions and agreements referred to in section 380(2) of the Companies Act 1985.

11.2     REGISTER OF MEMBERS

         The register of members of the Company contains an accurate record of the members of the Company and the Company has not received any notice of any application or intended application for rectification.

11.3     STATUTORY BOOKS AND REGISTERS

         The statutory books and registers of the Company are up to date in all material respects and contain records which are complete and accurate in all material respects of all matters required to be dealt with in such books.

11.4     CONDUCT IN RELATION TO CAPITAL

         The Company has not at any time:

         11.4.1 repaid or redeemed or agreed to repay or redeem any shares of any class of its share capital or otherwise reduced or agreed to reduce any class of its issued share capital or purchased any of its own shares or carried out any transaction having the effect of a reduction of capital; or

         11.4.2 made or resolved or agreed to make any issue of shares or other securities by way of capitalisation of profits or reserves.

11.5     CONVERSION RIGHTS ETC.

         No person has any option, right of pre-emption, right or obligation to acquire redeem or convert or create any encumbrance on over or affecting the share capital of the Company or the right to call for the issue of any share or loan capital of the Company by reason of any conversion rights or under any option or other agreement and neither have any of the Vendors or the Company agreed to give or create any of the foregoing and, so far as the Vendors are aware, no person has claimed to be entitled to any of the foregoing.

11.6     EXISTENCE OF SUBSIDIARIES

         11.6.1 The Company does not have any subsidiary other than the Subsidiaries and, other than the shareholdings of the Company in the Subsidiaries and the Joint Venture Companies (other than handbag.com Limited and Netthe.net Limited), the Company has no interest in the share capital or other securities of any other body corporate.

         11.6.2 The Company has not entered into any formal contract or agreement to acquire or dispose of any shares (or any interest therein) which has not yet been completed.

11.7     PARTICULARS OF COMPANY, SUBSIDIARIES AND JOINT VENTURE COMPANIES

         The particulars of the Company set out in Part 1 of Schedule 1 and the Subsidiaries set out in Part 2 of Schedule 1 and the Joint Venture Companies set out in Part 3 of Schedule 1 are correct and the share capital of each of the Subsidiaries, and the share capital held in each Joint Venture Company, is beneficially owned as shown there, free from all charges, liens, encumbrances and claims.

11.8     THE SHARES

         The Shares constitute all the issued shares in the capital of the Company.

12.      EMPLOYMENT

12.1 Details of the salaries and notice periods of all employees earning in excess of (pound)50,000 per annum as at 21 June 2004 have been disclosed in writing to the Purchaser and no material changes have occurred since that date.

12.2 A copy of the Company's standard terms and conditions of employment has been disclosed to the Purchaser.

12.3 Copies of all collective agreements with any recognised trade union and/or works council representing any of the employees of the Company have been disclosed in writing to the Purchaser.

12.4 The Company has not entered into any contract of service with any employee of the Company which cannot be terminated lawfully by the Company or the employee giving 3 months' notice or less.

12.5 The Company has not entered into any agreement for the provision of compensation on the termination of employment of any of its employees earning in excess of (pound)100,000 per annum as at the Accounts Date beyond any obligation to make a statutory redundancy payment.

12.6 No industrial dispute has arisen within the last two years between the Company and a material number of its employees which has had a material adverse effect on the business of the Group.

12.7 No claim has been issued within the last two years against the Company by a material number of its employees in respect of their employment which has had a material adverse effect on the business of the Group.

12.8 No notice of any claim by any employee has been received by the Company within the last 12 months alleging that it has failed to comply in any material way with any of the statutory provisions relevant to its relations with its employees.

12.9 There are no offers of employment outstanding or persons who have entered into a contract of employment but are yet to commence work, where the salary payable to that person is in excess of (pound)50,000.

13.      PENSIONS

13.1 So far as the Vendors are aware, no agreement or arrangement (other than the Disclosed Schemes) exist for the provision by the Company or the Subsidiaries of any relevant benefits (as defined in section 612
         (1) of the Taxes Act, with the omission of the exception in that definition) for any person employed or formerly employed by the Company or the Subsidiaries or for any dependant of any such person, nor has any proposal been announced to establish any such agreement or arrangement.

13.2 True and complete copies of the most recent actuarial valuations, the trust deed and rules and other documents containing the provisions currently governing the Disclosed Schemes and full particulars of the benefits and entitlements under the Disclosed Schemes (including any discretionary practices) and the contributions payable to the Disclosed Schemes have been delivered to the Purchaser and there is, so far as the Vendors are aware, no obligation to provide benefits under the Disclosed Schemes other than as revealed in such documents and particulars.

13.3 The Company and the Subsidiaries have duly complied with their obligations in respect of contributions to the Disclosed Schemes and all amounts due to be paid to the Disclosed Schemes have been paid when due.

13.4     Death in service benefits under the Disclosed Schemes are insured.

13.5 The Telegraph Staff Pension Plan and the Telegraph Executive Pension Scheme are approved as exempt schemes (within the meaning of Chapter I of Part XIV of the Taxes Act) and there is in force in respect of employments with the Company to which such schemes relate an appropriate contracting-out certificate (within the meaning of section 37 of the Pensions Schemes Act 1993) and as far as the Vendors are aware there is no reason why such approval will or may cease or any such contracting out certificate will or may be cancelled, surrendered or varied.

13.6 So far as the Vendors are aware, the Disclosed Schemes have at all times been administered in accordance with the trusts powers and provisions of the Disclosed Schemes and the requirements of legislation (including without limitation Article 141 EC Treaty and of the Inland Revenue) and with due regard to the general requirements of trust law.

13.7 There are not in respect of the Disclosed Schemes or the benefits under them any claims or actions (including without limitation any complaints made under any internal disputes procedure maintained in respect of the Disclosed Schemes and any references made to the Pensions Ombudsman or the Occupational Advisory Service) in progress, pending, threatened or anticipated (other than routine claims for benefits).

13.8 So far as the Vendors are aware, the Company and the Subsidiaries do not provide and have not at any time provided or promised to provide ex gratia pensions or any other benefits in respect of any person employed by the Company or the Subsidiaries.

13.9 The Company and the Subsidiaries have no obligation to contribute to any personal pension scheme (as defined in section 630 of the Taxes
         Act) in respect of any employees of the Company or the Subsidiaries.

14.      TAXATION

14.1     All taxation in respect of:

         14.1.1 profits, gains or income (as computed for taxation purposes) of the Company arising or accruing or deemed for taxation purposes to arise or accrue on or before the Accounts Date; and

         14.1.2 any transactions of the Company effected, or deemed for taxation purposes to be effected, on or before the Accounts Date,

         has either been paid or adequately provided for in the Accounts.

14.2 So far as the Vendors are aware, adequate provision or reserve for deferred taxation has been made in the Accounts in accordance with accounting principles and standards generally accepted at the date of this Agreement in the United Kingdom.

14.3 For the six years prior to the date hereof the Company has complied in all material respects with all statutory provisions relating to taxation which require the deduction of taxation from any payment made by it, and has accounted to the appropriate taxation authority for any such taxation which ought to have been accounted for prior to the date hereof.

14.4 For the six years prior to the date hereof the Company has complied in all material respects with all statutory requirements, orders, provisions, directions or conditions relating to VAT.

14.5 The Company has at all times since its incorporation been resident for taxation purposes in the United Kingdom and nowhere else and will be so resident at Completion. The Company is not subject to tax in any jurisdiction other than its place of incorporation by virtue of having a permanent establishment or other place of business in that jurisdiction.

14.6 All registrations, returns, computations, notices and information which are or have been required to be made or given by the Company for any taxation purpose have, so far as the Vendors are aware, been made or given within the requisite periods and on a proper basis and none of them is the subject of any material dispute with the Inland Revenue or any other taxation authority.

14.7 Since the Accounts Date, the Company has not, so far as the Vendors are aware, been involved in any transaction which has given or may give rise to a liability to taxation on the Company other than corporation tax on normal trading income of the Company (and not chargeable gains or deemed income) arising from transactions entered into in the ordinary course of business.

14.8 The Inland Revenue has not agreed to operate any long term special arrangement (being an arrangement which is not based on a strict and detailed application of the relevant legislation or described in any published material of the Inland Revenue) in relation to the taxation affairs of the Company.

14.9 No liability under Section 179 of the TCGA will arise to the Company as a result of the sale of the Shares pursuant to this Agreement.

14.10 The Company is not involved in any material current dispute with any UK tax authority, material being defined for these purposes as having the potential to result in tax adjustments over (pound)1m.

14.11 The Company is not separately registered for VAT purposes and has been treated as a member of a group under section 43 of the Value Added Taxes Act 1994.

15.      COMPETITION

15.1 The Company is not bound by or party to any order or decision made by or any undertaking given to the EC Commission, European Court of Justice, European Court of First Instance, the Director General of Fair Trading, the Office of Fair Trading, the Secretary of State for Trade and Industry, any utility regulator or similar statutory regulatory body, the Competition Commission or any other court or tribunal of competent jurisdiction or any similar authority in any jurisdiction, under or in any law, regulation or administrative process relating to fair competition, anti-trust, monopolies, mergers or other similar matters.

15.2 So far as the Vendors are aware, the Company is not the subject of any investigation by the EC Commission, Director General of Fair Trading, the Office of Fair Trading, the Secretary of State for Trade and Industry, any utility regulator or similar statutory regulatory body, the Competition Commission or any other authority of any country having jurisdiction in relation to fair competition, anti-trust, monopolies, mergers or other similar matters.

16.      CONSEQUENCES OF COMPLETION

         So far as the Vendors are aware, there are no change of control rights held by any third party pursuant to an agreement to which the Company is a party, which would arise on or by reference to a transfer of the Shares or which would take effect on Completion and which would be material to the business of the Group.

17.      APPLICATION OF WARRANTIES TO SUBSIDIARIES

17.1     Save where the context would not permit, each of the statements in this
         Schedule 2 would be true and accurate in relation to each of the Subsidiaries if:

         17.1.1   (save for paragraphs 1.1, 1.2, 1.4, 11.7, 11.8 and 13) for references to the Company there were substituted references to that Subsidiary; and

         17.1.2 in paragraph 11.6.1 the words "other than the Subsidiaries" and "other than the shareholdings of the Company in the Subsidiaries and the Joint Venture Companies (other than handbag.com Limited and Netthe.net Limited)" were omitted.

17.2 References in this Schedule 2 to material or materiality shall be assessed in the context of the Group taken as a whole.

                                   SCHEDULE 3

                                   PROPERTIES

PART 1

PROPERTY      DESCRIPTION OF          TITLE         TENURE      CURRENT USE   OWNER
NUMBER        PROPERTY                NUMBER(S)
1.            56 Doughty Street       261395        Freehold    Offices       The Spectator
                                                                              (1828) Limited
2.            West Ferry site (car    LN157131,     Freehold    Car park      The Company
              park)                   LN217390,
                                      LN143508,
                                      LN77206,
                                      EGL238634
                                      and
                                      EGL238635

3.            West Ferry print works  EGL176954     Leasehold   General       The Company
                                                                industrial
                                                                use

4.            West Ferry warehouse         -        Leasehold   Warehouse/    The Company
                                                                storage

5.            Floors 11-15 and part   EGL320923     Leasehold   Offices       The Company
              16, 1 Canada Square

6.            Part Floor 16, 1        EGL327115     Leasehold   Offices       The Company
              Canada Square

7.            Floors 1 and 3               -        Leasehold   Offices       The Company
              Salter's Hall

8.            Victory House, Chatham       -        Leasehold   Offices       The Company

9.            Lawn House Close        EGL406102     Leasehold   Car park      The Company
              Car Park                                          and general
                                                                industrial
                                                                use



PART 2

DESCRIPTION OF PROPERTY                   TENURE               CURRENT USE

20 Theobalds Road, London WC1             Leasehold            Offices

48 Narrow Street, London E14              Leasehold            Residential

Suite 3, Beaufort Court, London E14       Leasehold            Offices

Flat A, 64- 66 Elm Park Road,
London SW3                                Leasehold            Residential

5 Coates Crescent, Edinburgh              Leasehold            Offices

Office, Trafford Park Printers,
Longbridge Road, Manchester               Leasehold            Offices

242 Rue de Rivoli, Paris                  Leasehold            Editorial Offices

Offices, Beijing                          Leasehold            Editorial Offices

Pressehaus 1303, Berlin                   Leasehold            Editorial Offices

13 Square Marie-Louise, Brussels          Leasehold            Editorial Offices

37 Hillel Street, Jerusalem               Leasehold            Editorial Offices

Auckland Park 2006, Johannesburg          Leasehold            Editorial Offices

Flat 21, 12/24 Sadoraya
Samotechanya, Moscow                      Leasehold            Editorial Offices

Suite 601, 584 Broadway,
New York, USA                             Leasehold            Editorial Offices

Suite 750, 1310 G Street,
Washington DC, USA                        Leasehold            Editorial Offices

                                     PART 3

-----------------------------------------------------------------------------------------------------------------------------------
PROPERTY   PROPERTY                DATE OF LEASE       PARTIES                       TERM                  CURRENT RENT
NUMBER
-----------------------------------------------------------------------------------------------------------------------------------
3          Westferry Print Works   March 27, 1986      (1)    The London             Two hundred (200)     Two hundred thousand
                                                              Docklands              years, from July      pounds
                                                              Development            25, 1983              ((pound)200,000)
                                                              Corporation
                                                       (2)    The Daily Telegraph
                                                              plc

-----------------------------------------------------------------------------------------------------------------------------------
4          Westferry Warehouse     February 11,  2002  (1)    Viacar Limited         January, 1 2001 -     Ninety eight thousand
           (Floors 1 and 2, 21-23                      (2)    Telegraph Group        December, 27 2005     and three hundred and
           Westferry Road)                                    Limited                                      eighty eight pounds
                                                                                                           ((pound)98,388)

-----------------------------------------------------------------------------------------------------------------------------------
5          Floors 11 to 15 and     March 4, 1994       (1)    Canary Wharf Limited   Twenty five (25)      Four million and seven
           part 16, 1 Canada                           (2)    Canary Wharf           years from April, 1   hundred and seventy
           Square                                             Management Limited     1992                  five thousand pounds
                                                       (3)    The Telegraph plc                            ((pound)4,775,000)

-----------------------------------------------------------------------------------------------------------------------------------
6          Part floor 16, 1        August 18, 1994     (1)    Canary Wharf Limited   Twenty three (23)     Two hundred and eight
           Canada Square                               (2)    Canary Wharf           years from April, 1   thousand seven hundred
                                                              Management Limited     1994                  and sixty six pounds
                                                       (3)    The Telegraph plc                            ((pound)208,766)

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
PROPERTY   PROPERTY                DATE OF LEASE       PARTIES                       TERM                  CURRENT RENT
NUMBER
-----------------------------------------------------------------------------------------------------------------------------------
7          Floors 1 and 3,         August 26, 2003     (1)    The Master Wardens     June 24,  2003 -      One hundred and forty
           Salter's Hall                                      and Commonalty of      December, 25 2007     nine thousand and nine
                                                              the Art or Mistery                           hundred and ninety six
                                                              of the Salters of                            pounds ((pound)149,996)
                                                              London                                       ((pound)149,996)
                                                       (2)    Telegraph Group
                                                              Limited

-----------------------------------------------------------------------------------------------------------------------------------
           Floors 3 and 4,         May 30, 2002        (1)    Lloyds TSB Life        10 years from June    One hundred and forty
           Victory House,                                     Assurance Company      24, 2001              eight thousand pounds
           Chatham                                            Limited                                      ((pound)148,000)
                                                       (2)    Telegraph Group
                                                              Limited
-----------------------------------------------------------------------------------------------------------------------------------
9          Lawn House Close        March 31, 2000      (1)    Dollar Bay             March 31, 2000 -      1 Peppercorn (if
           Car Park                                           Developments Limited   June 9, 2187          demanded)
                                                       (2)    The Telegraph Group
                                                              Limited

-----------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 4

                     REGISTERED INTELLECTUAL PROPERTY RIGHTS


               TELEGRAPH GROUP LIMITED - TRADE MARK STATUS REPORT

                              Pending Applications

                                    May 2004

-------------------------------------------------------------------------------------------------------------------------------
COUNTRY              PROPRIETOR             MARK                 APPLICATION          STATUS
                                                                 NO./CLASS(ES)
-------------------------------------------------------------------------------------------------------------------------------
Community            The Spectator          APOLLO               2990117              The application was filed on
Trade Mark           (1828) Limited                              9, 16, 35, 41        13 December 2002 and is awaiting
                                                                                      examination. It is the intention that
                                                                                      once this application has proceeded to
                                                                                      registration, the existing national
                                                                                      rights for APOLLO be entered as
                                                                                      seniorities with the consequence of the
                                                                                      reduction in national renewal fees.
-------------------------------------------------------------------------------------------------------------------------------
Community            Telegraph Group        DAILY                3282101              The application was filed on 18 June
Trade Mark           Limited                TELEGRAPH            9, 16, 41            2003 in view of the contraction of the
                                                                                      title of the newspaper from THE
                                                                                      DAILY TELEGRAPH to DAILY
                                                                                      TELEGRAPH.
-------------------------------------------------------------------------------------------------------------------------------
Community            Telegraph Group        SUNDAY               3282134              The application was filed on 18 July
Trade Mark           Limited                TELEGRAPH            9, 16, 41            2003 and has only been examined for
                                                                                      formalities and is awaiting full
                                                                                      examination.
-------------------------------------------------------------------------------------------------------------------------------
Community            Telegraph Group        TELEGRAPH            3601069              The application was filed on
Trade Mark           Limited                                     9, 16, 41            15 December 2003. Examination is
                                                                                      awaited.
-------------------------------------------------------------------------------------------------------------------------------
Community            Telegraph Group        Telegraph.co.uk      2133668              The application was initially refused
Trade Mark           Limited                                     9, 16, 38            on the basis that the mark was deemed
                                                                                      to be devoid of any distinctive
                                                                                      character as a sign which might serve
                                                                                      in trade to designate, for example, an
                                                                                      Internet site where telegraphs could be
                                                                                      transmitted. `co.uk' being a top level
                                                                                      domain name is non-distinctive.
                                                                                      Evidence was filed and the mark was
                                                                                      as a result accepted and will now be
                                                                                      advertised.
-------------------------------------------------------------------------------------------------------------------------------
Community            Telegraph Group        THE                  3282068              The application was filed on 18 July
Trade Mark           Limited                TELEGRAPH            9, 16, 41            2003. It has only been examined for
                                                                                      formalities and is now awaiting full
                                                                                      examination.
-------------------------------------------------------------------------------------------------------------------------------
India                Telegraph Group        THE DAILY            983380                The application has been examined,
                     Limited                TELEGRAPH            16                    objections raised on the basis it is non-
                                                                                       distinctive. We will therefore be filing
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                                                                       evidence showing that the mark is
                                                                                       distinctive and initial evidence has
                                                                                       been supplied by Telegraph Group
                                                                                       Limited for this purpose.
-------------------------------------------------------------------------------------------------------------------------------
India                Telegraph Group        THE SUNDAY           983379                The application has been examined,
                     Limited                TELEGRAPH            16                    objections raised on the basis it is non-
                                                                                       distinctive. We will therefore be filing
                                                                                       evidence showing that the mark is
                                                                                       distinctive and initial evidence has
                                                                                       been supplied by Telegraph Group
                                                                                       Limited for this purpose
-------------------------------------------------------------------------------------------------------------------------------
South Africa         Telegraph Group        THE DAILY            2001/00638            Application has been filed but is still
                     Limited                TELEGRAPH            16                    awaiting examination.
-------------------------------------------------------------------------------------------------------------------------------
South Africa         Telegraph Group        THE SUNDAY           2001/00639            Application has been filed but is still
                     Limited                TELEGRAPH            16                    awaiting examination.
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
United               Telegraph Group        TELEGRAPH            2329718               The application has been examined
Kingdom              Limited                SCREENPRINT          9, 35, 41, 42         and accepted. It was advertised on
                                                                                       17 October 2003 and no opposition
                                                                                       was filed. The trade mark registration
                                                                                       certificate should be issued shortly.
-------------------------------------------------------------------------------------------------------------------------------
United               The Spectator          THE                  2329721               The application has been examined
Kingdom              (1828) Limited         SPECTATOR            9, 35, 38, 41 42      and accepted It was advertised for
                                            SCREENPRINT                                opposition on 13th February, and as no
                                                                                       opposition has been notified should
                                                                                       shortly be registered..
-------------------------------------------------------------------------------------------------------------------------------
United               Telegraph Group        THE SUNDAY           16                    The application has been examined
Kingdom              Limited                TELEGRAPH                                  and accepted It was advertised for
                                                                                       opposition on 9th April.
-------------------------------------------------------------------------------------------------------------------------------
U.S.A.               Telegraph Group        TELEGRAPH            76/557578             The application was filed on
                     Limited                MAGAZINE             16                    6 November 2003 and is awaiting
                                                                                       examination.
-------------------------------------------------------------------------------------------------------------------------------
U.S.A.               Telegraph Group        THE SUNDAY           76/195749             The application has been examined,
                     Limited                TELEGRAPH            16                    accepted and published for opposition
                                                                                       in the official gazette. We will take
                                                                                       the mark forward to advertisement by
                                                                                       proceeding on the basis of the home
                                                                                       country registration and deleting the
                                                                                       basis of intention-to-use.
                                                                                       NB: We will need to file an affidavit
                                                                                       of use between the 5th and 6th year in
                                                                                       respect of this mark in the U.S.A.
-------------------------------------------------------------------------------------------------------------------------------
U.S.A.               Telegraph Group        THE SUNDAY           76/551616             The application was filed on
                     Limited                TELEGRAPH            16                    16 October 2003. We will take the
                                            MAGAZINE                                   mark forward on the basis of the use
                                                                                       of the mark in Interstate commerce in
                                                                                       the U.S.A., although it is currently
                                                                                       awaiting examination.
-------------------------------------------------------------------------------------------------------------------------------

               TRADE MARK DISPUTES, UNDERTAKINGS AND OTHER MATTERS
               ---------------------------------------------------


H HOLLINGER TELEGRAPH NEW MEDIA

There is an existing undertaken given to Hammerson plc (a property company who owns an `H' device very similar to that used by Hollinger) that the `H' device must also always be used in combination with the words HOLLINGER TELEGRAPH NEW MEDIA.

The Benelux rights of B.V. Dag Blad de Telegraph

The company B.V. Dag Blad de Telegraph of the Netherlands owns various registrations for marks incorporating DE TELEGRAAF in a script very similar to that used by Telegraph Group Limited in its masthead. The Benelux company owns rights going back to 1893. We have been seeking to enter into a co-existence agreement whereby each party consents to use and the registration of the other's party's central trade marks but there has been no response from the Benelux company. A policy has been taken of drawing the attention to the publication of similar marks to ensure co-existence on a practical level.

The Ukraine

In the Ukraine, we have come across applications for TELEGRAF and ODESSKIJ TELEGRAF. We have sent letters via Ukrainian associates, putting the Ukrainian proprietors on notice of our rights and requesting agreement from the owners of the marks that they will not use any mark more similar to THE DAILY TELEGRAPH or THE SUNDAY TELEGRAPH than those currently extant. We are seeking to enter into a co-existence arrangement

TELEGRAPH COLOUR LIBRARY

The mark TELEGRAPH COLOUR LIBRARY was sold together with the business to The Photo Library Limited on 1 August 1987. The Photo Library Limited sold on the business to Visual Communications Limited who then sold on the business to Getty Images, Inc. The problem is that Getty Images, Inc. is the proprietor of registrations of TELEGRAPH COLOUR LIBRARY using TELEGRAPH in Gothic script in France and then extended via the Madrid Agreement to Germany, Austria, Benelux, Bulgaria, Spain, Hungary, Italy, Portugal, Romania, Russia, Switzerland, Czechoslovakia, Yugoslavia, Croatia, Slovenia and Bosnia-Herzogovina. We have been trying to enter into agreement with Getty Images, Inc.; the original request was an irrevocable, royalty-free exclusive licence to use TELEGRAPH COLOUR LIBRARY for stock photo services including online distribution of digital images. Telegraph offered a sole licence. The matter is still under negotiations.

Australia

In Australia the applications for THE DAILY TELEGRAPH and THE SUNDAY TELEGRAPH were abandoned. This was due to rights for similar marks owned by News Limited/Nationwide News Pty. Ltd. There must be at least a borderline risk of infringement for use of the mark THE DAILY TELEGRAPH and THE SUNDAY TELEGRAPH and variations thereof in Australia. There has been no complaint to our knowledge so far regarding the few overseas copies that are sent for sale on newsstands in Australia.

Agreement with Wimbledon

This is an agreement made between Telegraph Group Limited and the All England Lawn Tennis and Croquet Club (Wimbledon) Limited following the trade mark dispute regarding the registration of WIMBLEDON by the Club. It allows for consent to the use of the trade mark WIMBLEDON by Telegraph Group Limited in its newspapers, online or in digital television versions of the same, in the course of normal reporting of the Championships and in relation to any competitions, promotions or similar, approved in advance by the Club, the consent to be granted royalty-free for an initial period of fifteen years from 1 November 1999 and thereafter subject to negotiations between the parties. Telegraph Group Limited is under an obligation to draw to the attention of the Club any misuse of the trade mark WIMBLEDON and give all reasonable assistance upon request in the prosecution of the misuse of the mark by third parties.

-------     --------------------------------------------------------------------------------------------------------------
                                                                                              Report Generated: 27/05/04

--------------------------------------------------------------------------------------------------------------------------
Image        K&S IRN     Mark                                 Owner                           Appln Date         Appln No
             Country                                                                          Regn Date          Regn No
                         Local Class(es)                      International Class(es)         Status on K&S Records
             Goods
--------------------------------------------------------------------------------------------------------------------------
             T44176AU    APOLLO                               The Spectator (1828) Limited                       412301
             Australia                                                                        24/07/1995         412301
                         16                                   16                              Granted/Registered

--------------------------------------------------------------------------------------------------------------------------
             T40299AU    THE DAILY TELEGRAPH                  Telegraph Group Limited                            862772
             Australia
                         16                                   16                              Abandoned/closed on K&S
                                                                                              records

             Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, pens, books, folders, graphs, pre-printed forms and score sheets, manuals, printed plastic cards.

--------------------------------------------------------------------------------------------------------------------------
             T40300AU    THE SUNDAY TELEGRAPH                 Telegraph Group Limited                            862773
             Australia
                         16                                   16                              Abandoned/closed on K&S
                                                                                              records

             Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, pens, books, folders, graphs, pre-printed forms and score sheets, manuals, printed plastic cards.

--------------------------------------------------------------------------------------------------------------------------
             T44177CA    APOLLO                               The Spectator (1828) Limited    25/10/1989         363395
             Canada                                                                           25/10/1989         202699
                                                                                              Granted/Registered

--------------------------------------------------------------------------------------------------------------------------
             T40291CA    THE DAILY TELEGRAPH                  Telegraph Group Limited         05/04/2001         1098945
             Canada                                                                           09/01/2004         TMA599009
                         16                                   16                              Granted/Registered

             Printed matter and publications, namely, newspapers for general circulation, general feature magazines, TV listing guides, pull-out supplements for speacial events; newspapers, magazine, periodicals in the field of news, plitics, sports gardening, motoring, travel, entertainment and domestic pusuits, Computers and computer software for database management, accounting, word processing, spreadsheets, household management and share-tracking; data storage and data presentation materials, namely, blank magnetic data carriers, blank tapes, chips, boards, disks for storage of computer data, pre-recorded magnetic tapes and compact discs, recording discs and cassettes, containing games, music, films, educational tuition, television programmes, spoken word and business methods; blank magnetic tapes and blank compact discs, blank recordings discs ande cassettes; encoded cards, sound recording and sound reproducing apparatus and instruments, namely, tape recorders, CD players, microphones, DAT players, amplifiers, video recording and video reproducing apparatus and instruments, namely video cassett recorders, video cameras,, DVD machines;
             encoded cards bearing machine readable information; printed matter and publications, namely, newspapers for general circulation, general feature magazines, TV listings guides, pull-out supplements for speacial events; newspapers, magazines, periodicals in the field of news, politics, sports, gardening, motoring, travel, entertainment and domestic pursuits; stationery, namely paper, envelopes, pads, fasteners, organisers; calendars, diaries, pens, books, folders, graphs, pre-printed forms and score sheets, manuals, printed plastic cards, computer aided transmission of data messages and images, communications by computer terminal, electronic mail, news agencies, services for the transmission, provision or display of information from a database, communications services for the provision or display of information relating to mmatter contained in or covered by a newspaper from a database

--------------------------------------------------------------------------------------------------------------------------
             T40292CA    THE SUNDAY TELEGRAPH                 Telegraph Group Limited         05/04/2001         1098946
             Canada                                                                           29/03/2004         TMA606437
                         16                                   16                              Granted/Registered

             Printed matter and publications, namely, newspaper for general circulation, general feature magazines, TV listing guides, pull-out supplements for speacial events; newspapers, magazines, periodicals in the field of news, politics, sports, gardening, motoring, travel, entertainment and domestic pursuits, computers and computer software for database management, accounting, word processing, spreadsheets, household management and share tracking; data storage and data presentation materials, namely, blank magnetic data carriers, blank, tapes, chips, boards, disks for storage of computer data, pre-recorded magnetic tapes and compact discs, recording discs and cassettes, comtaining games, music films, educational tuition, television programmes, spoken word and business methods; blank magnetic tapes and blank compact discs, blank recording discs and cassettes; encoded cards, sound recording and sound reproducing apparatus and instruments, namely, tape recorders, CD players, microphones, DAT players, amplifiers, video recording and video reproducing apparatus and instruments, namely video cassette recorders, video cameras, DVD machines, encoded cards bearing machine readable information; printed matter and publications,l namely newspapers for general circulation, general feature magazines, TV listing guides, pull-out supplements for speacial events; newspapers, magazines, periodicals in the field of news, politics, sports, gardening, motoring, travel, entertainment and domestic pursuits; stationery, namely, paper, envelopes, pads, fasteners, organisers, calendars, diaries, pens, books, folders, graphs, pre-printed forms and score sheets, manuals, printed plastic cards, computer aided transmission of data messages and images, communications by computer terminal, electronic mail, news agencies, services for the transmission, provision or display of information from a database, communications services for the provision or display of information relating to matter contained in or covered by a newspaper from a database

--------------------------------------------------------------------------------------------------------------------------

---------   --------------------------------------------------------------------------------------------------------------
                                                                                              Report Generated: 27/05/04

--------------------------------------------------------------------------------------------------------------------------
Image        K&S IRN     Mark                                 Owner                           Appln Date         Appln No
             Country                                                                          Regn Date          Regn No
                         Local Class(es)                      International Class(es)         Status on K&S Records
             Goods
--------------------------------------------------------------------------------------------------------------------------
             T43920EM      APOLLO                             The Spectator (1828) Limited    19/12/2002         002990117
             EU Community
                           09,16,35,41                        09,16,35,41                     Received search report

             Electronic books, electronic publications, on-line publications, competitions available on-line, audio and video tapes and disks, encoded cards, sound recording and sound reproducing apparatus and instruments, computer software.

             Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, books, catalogues, photographs, lithographs, engravings, manuals, graphs, pre-printed forms and sheets, pictures, newsletters, instructional and teaching material, periodical publications relating to the fine arts.

             Advertising and promotional services, rental of advertising space, publication of publicity texts, radio and television advertising, sales promotion for others, organisation of exhibitions for commercial or advertising purposes.

             Publishing and electronic publishing services, organisation of competitions, presentation and production of radio and television programmes and live performances, entertainment information, providing digital music and films not downloadable from the Internet, arts events booking agencies, organisation of art competitions.

--------------------------------------------------------------------------------------------------------------------------
              T44393EM      DAILY TELEGRAPH                    Telegraph Group Limited         18/07/2003        003282101
              EU Community
                            09,16,41                           09,16,41                        Received search report

             Electronic books, periodicals and newspapers, electronic publications, on-line publications, downloadable electronic competitions, audio and video tapes and disks, encoded cards, sound recording and sound reproducing apparatus and instruments, computer software, electronic publications provided on-line over a communications network or the Internet

             Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, books, catalogues, manuals, graphs, pre-printed forms and score sheets, pictures, newsletters, timetables, instructional and teaching material.


             Providing on-line electronic publications (not downloadable); publication of newspapers, periodicals, magazines, books, texts and printed matter; publication of electronic newspapers, periodicals, books or journals on-line, organising of sporting activities and competitions; electronic publishing services;
             information and advisory services relating to the aforesaid services; news, current affairs and lifestyle information services.

--------------------------------------------------------------------------------------------------------------------------
             T29844EM      HOLLINGER TELEGRAPH NEW MEDIA      Telegraph Group Limited         09/11/2000         001956713
             EU Community                                                                     09/11/2000         001956713
                           09,16,35,36,39,41                  09,16,35,36,39,41               Granted/Registered

             Sound recording and sound reproducing apparatus amd instruments; video recording and reproducing and apparatus and instruments; radio; television and communications apparatus and instruments; computer hardwear; computer softwear and magnetic cards; tapes and discs; electronic books; electronic publications;
             on-line publications; audio and video tapes and discs; data processing apparatus; encoded cards;
             telecommunications apparatus

             Printed matter; printed publications; newspapers; magazines; periodicals; stationery; calendars; diaries;
             books; catalogues; manuals; graphs; pre-printed forms and scoresheets; pictures; newsletters; timetables;
             instructional and teaching material

             Advertising and promotional services; rental of advertising space; professional business consultancy;
             commercial information agency services; economic forecasting; business enquiry and investigations;
             marketing study services; opinion polling; publication of publicity texts; radio and television advertising; sales promotion for others; arranging newspaper subscriptions for others; organisation of exhibitions for commercial or advertising purposes

             credit and debit card services; financial services; automated payment services; capital investments;
             operating of lotteries; stocks and bonds brokerage; discount card services; insurance services; mortgage services; financial consultancy; stock exchange quotations

             Transport, packaging and delivery of goods; delivery of printed and audio matter; storage and warehousing of goods; travel arrangement services; tourism services; parcel delivery

             Publishing and electronic publishing services; arranging and conducting conferences; exhibitions and seminars; organisation of competitions; presentation, sponsoring and production of radio and televeision programmes and live performances; education and tuition services

--------------------------------------------------------------------------------------------------------------------------

-------   --------------------------------------------------------------------------------------------------------------
                                                                                            Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN       Mark                               Owner                           Appln Date     Appln No
           Country                                                                          Regn Date      Regn No
                         Local Class(es)                    International Class(es)         Status on K&S Records
           Goods
------------------------------------------------------------------------------------------------------------------------
           T41766EM      JUICE                              Telegraph Group Limited         27/07/2001    002328359
           EU Community                                                                     27/07/2001    002328359
                         09,16,35                           09,16,35                        Granted/Registered

           Electronic publications, online publications, audio and video tapes and disks, data processing apparatus, encoded cards, sound and video recording and reproducing apparatus and instruments, computer software.

           Newspapers, magazines and periodicals, printed matter, printed publications, calenders, stationery, diaries, pens, books, folders, graphs, printed plastic cards.

           The bringing together for the benefit of others of a variety of goods and services enabling readers of the publication conviently to view and purchase these goods from a magazine or magazine online.

------------------------------------------------------------------------------------------------------------------------
           T42668EM      MOBILE TELEGRAPH                   Telegraph Group Limited         26/03/2002    002643138
           EU Community                                                                     26/03/2002    002643138
                         09,16,38                           09,16,38                        Granted/Registered

           Electronic publications, telecommunications apparatus, palm pilot; hand-held personal electronic diaries, data transmitting and receiving apparatus, computers and computing apparatus, programs for computer software, data storage and data presentation materials.

           Printed matter, newspapers, printed publications, magazines, periodicals, stationery, calendars, diaries, pens, books, folders, graphs, pre-printed forms and score sheets, pictures, timetables, instructional and teaching materials.

           Computer- aided transmission of data messages and images, communications by computer terminals, communications by telecommunications apparatus and instruments, electronic mail, telephone services and new agencies, services for the transmission of information from a database, services for the provision or display of information relating to information, news and material contained in or covered by a newspaper from a database.

------------------------------------------------------------------------------------------------------------------------
           T40352EM      NEWS BYTES                         Telegraph Group Limited         26/01/2001    002077303
           EU Community                                                                     26/01/2001    002077303
                         09,16,41                           09,16,41                        Granted/Registered

           Electronic publications, computers and computing apparatus, software, magnetic data carriers, encoded cards, audio and video tapes and discs

           Newspapers, periodicals, printed publications, stationery, calendars, diaries, pens, folders, identity cards, printed plastic cards, newsletters

           Electronic publishing services, publishing competition services, training in the field of information technology

------------------------------------------------------------------------------------------------------------------------
           T44394EM      SUNDAY TELEGRAPH                   Telegraph Group Limited         18/07/2003    003282134
           EU Community
                         09,16,41                           09,16,41                        Under Examination

           Electronic books, periodicals and newspapers, electronic publications, on-line publications, downloadable electronic competitions, audio and video tapes and disks, encoded cards, sound recording and sound reproducing apparatus and instruments, computer software, electronic publications provided on-line over a communications network or the Internet

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, books, catalogues, manuals, graphs, pre-printed forms and score sheets, pictures, newsletters, timetables, instructional and teaching material.


           Providing on-line electronic publications (not downloadable); publication of newspapers, periodicals, magazines, books, texts and printed matter; publication of electronic newspapers, periodicals, books or journals on-line, organising of sporting activities and competitions; electronic publishing services;
           information and advisory services relating to the aforesaid services; news, current affairs and lifestyle information services.

--------------------------------------------------------------------------------------------------------------------------

-------   --------------------------------------------------------------------------------------------------------------
                                                                                            Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN       Mark                               Owner                           Appln Date     Appln No
           Country                                                                          Regn Date      Regn No
                         Local Class(es)                    International Class(es)         Status on K&S Records
           Goods
------------------------------------------------------------------------------------------------------------------------
           T44946EM      TELEGRAPH                          Telegraph Group Limited         15/12/2003     003601069
           EU Community
                         09,16,41                           09,16,41                        Under Examination

           Weighing, measuring, checking and control apparatus and instruments; switches; fuses; thermostats; tape measures; voltage/battery testers, meters, alarms; horns; reflectors; mirrors; aerials; calculators; petrol pumps; radios; batteries, battery cables; electrical terminals; sound and/or video recording and/or reproducing apparatus and instruments; video tapes; cash registers; calculating machines; parts and fittings for all the aforesaid goods; parts and fittings for motor vehicles; all included in Class 9; but not including video tapes relating to the transmission of signals; electronic books, newspapers and periodicals, electronic publications, on-line publications, downloadable electronic competitions, audio tapes and disks, video disks,, encoded cards, computer software

           Printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, books, catalogues, manuals, graphs, pre-printed forms and score sheets, pictures, newsletters, timetables, printed matter; paper articles; cardboard articles; photographs; adhesives; paint brushes; instructional and teaching materials;
           all included in Class 16; but not including any such goods relating to the transmission of signals and not including newspapers and printed publications

           Publishing and electrical publishing services, organisation of competitions, presentation and production of radio and television programmes and live performances, sporting and entertainment services and information, operating lotteries, sports booking agencies, organisation of sports competitions

------------------------------------------------------------------------------------------------------------------------
           T29047EM      TELEGRAPH (Gothic script)          Telegraph Group Limited         07/04/2000     001598267
           EU Community                                                                     07/04/2000     001598267
                         39,41,35                           39,41,35                        Granted/Registered

           Business services related to the provision of sponsorship of television programmes; retail services in the field of photgraphy, horticulture, paints, cleaning, polishing, scouring and abrasive preparations, cosmetics, candles, materials for dressing, fungicides and herbicides and preparations for destroying vermin, ironmongery, small items of metal hardware, pipes, safes, machines and machine tools, cutlery, razors, hand operated hand tools and implements, fuels including motor spirit, medical kit, medicinal teas and infusions, veterinary preparations, cleaning apparatus, ironing and washing machines, saws, handpumps, garden equipment, household alarms, glasses and sunglasses, audio and audio teaching visual apparatus, barometers, batteries, goods for photographic, cinematographic, optical, measuring, signalling, life saving and teaching, retail services in the fields of apparatus for recording, transmission or reproduction of sounds or images, recording discs, calculating machines, apparatus and instruments for astronomy, contact lenses, smoke detectors, telecommunications apparatus, mobile phones, orthopaedic articles, air cussions and air mattresses for medical purposes, orthopaedic footwear, first aid goods, apparatus for lighting, heating, cooking, refridgerating, drying, ventilating, saunas and spas, fans, lamps and lanterns, anti theft devices for vehicles, automobiles, baby carriges, bicycles and bicycle parts and fittings, golf carts, seat covers for safety apparatus for cars, trailers, parts and fittings for cars, retail services in the field of fireworks, goods of precious metal, silverware, jewllery, clocks and watches, musical instruments, printed matter, photographs, stationery, artists materials, paintbrushes, typewriters and office requisites, instructional and teaching material, playing cards, boxes, books, school supplies, trunks and travelling bags, umbrellas, parasols and walking sticks, harness and saddlery, whips, briefcases, handbags, leads, works of stonemasonary, gravestones, greenhouses, wood veneers and panelling, stained glass windows, furniture, works of art, beehives, coffin fittings, outdoor furniture, embroidery frames, fishing baskets, fireguards, jewllery cases, nesting boxes, scratching posts for cats; retail services in the fields of household and kitchen utensils and containers, sponges and combs, brushes, articles for cleaning purposes, glassware, porcelain and earthware, birthbaths, chamois leathers, gloves for household purposes, dustbins, watering cans and devices, eiderdowns and duvets, hammocks, ropes, sails and tents, yarn, wool and threads for textile use, bed and table covers, bath, linen, travelling rugs, upholstery fabrics, clothing, footwear, headgear, ribbons and braid, pins and needles, buttons, haberdashery items, wigs, carpets, rugs, mats and wallhangings, wallpaper, games and playthings, sporting articles, decorations for christmas trees, fishing tackle, food, seeds, plants and flowers, foodstuffs for animals, beers, non-alcoholic drinks, wines and spirits, smokers articles, healthcare, ponds, garden furniture, paint brushes, rollers, sprays, vcar washers, jet sprays, external lights, security devices and apparatus

           Booking of seats for travel, courier services, arranging of transport, delivery of goods and delivery of goods by mail order, delivery of newspapers, freighting, storage of goods, information on storage and transportation, packaging of goods, parcel delivery, tourist offices, electricity and gas distribution and transport warehousing.

           Arranging and conducting conferences, seminars, symposiums and workshops, booking of seats for shows, publication of books, newspapers, journals and magazines, organisation of competitons, correspondence courses, educational examination services, entertainment information, provision of golf facilities, operating lotteries, organisation of shows and sports competitions, presentation of live and television performances, production of radio and television programmes and sposoring of television productions, providing digital music and films not downloadable from the internet.

------------------------------------------------------------------------------------------------------------------------
           T29049EM      TELEGRAPH COLOUR LIBRARY           Telegraph Group Limited         06/05/1999     001163674
           EU Community                                                                     06/05/1999     001163674
                         16,35,41                           16,35,41                        Granted/Registered

           Class 16:Pictures, photographs, albums, transparencies, printed books, catalogues, brouchers, directories, printed matter, newspapers, printed plastic cards, periodicals, calendars, diaries, books, folders, pens.
           Class 35:Information and advisory services, all relating to advertising and marketing, business consultancy services, advertising and marketing services, leasing services, business information and research. Class
           41:Visual image library services, photographic leasing services, library services, publication of reference works relating to the aforesaid services, publication of newspapers and printed matter, organisation of exhibitions, videotape film production, rental of video and audio cassettes.

------------------------------------------------------------------------------------------------------------------------

-------   ----------------------------------------------------------------------------------------------------------------
                                                                                            Report Generated: 27/05/04

--------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN         Mark                          Owner                               Appln Date          Appln No
           Country                                                                           Regn Date           Regn No
                           Local Class(es)               International Class(es)             Status on K&S Records
           Goods
--------------------------------------------------------------------------------------------------------------------------
           T40719EM        telegraph.co.uk               Telegraph Group Limited             02/03/2001          002133668
           EU Community
                           09,16,38                      09,16,38                            Under Examination

--------------------------------------------------------------------------------------------------------------------------
           T29048EM        THE DAILY TELEGRAPH           Telegraph Group Limited             07/04/2000          001597509
           EU Community                                                                      07/04/2000          001597509
                           35,39,41,42,36                35,39,41,42,36                      Granted/Registered

           Retail services in the fields of photography, horticulture, paints, cleaning, polishing, scouring and abrasive preparations, cosmetics, candles, materials for dressings, fungicides and herbicides and preparations for destroying vermin, ironmongery, small items of metal hardware, pipes, safes, machines and machine tools, cutlery, razors, hand-operated handtools and implements, fuels including motor spirit, medical kits, medicinal teas and infusions, veterinary preparations, cleaning apparatus, ironing and washing machines, saws, handpumps, garden equipment, household alarms, glasses and sunglasses, audio and audio visual teaching apparatus, barometers, batteries, goods for photographic, cinematographic, optical, measuring, signalling, life-saving and teaching; retail services in the fields of apparatus for recording, transmission or reproduction of sound or images, recording discs, calculating machines apparatus and instruments for astronomy, contact lenses, smoke detectors, telecommunications apparatus, mobile phones, orthopaedic articles, air cushion and air mattresses for medical purposes, orthopaedic footwear, first aid goods, apparatus for lighting, heating, cooking, refrigerating, drying, ventilating, saunas and spas, fans, lamps, and lanterns, anti-theft devices for vehicles, automobiles, baby carriages, bicycles and bicycle parts and fittings, golf carts, seat covers and safety apparatus for cars, trailers, parts and fittings for cars;
           retail services in the fields of fireworks, goods of precious metals, silverware, jewellery, clocks and watches, musical instruments, printed matter, photographs, stationery, artists' material, paintbrushes, typewriters and office requisites, instructional and teaching material, playing cards, boxes, books, school supplies, trunks and travelling bags, umbrellas, parasols and walking sticks, harness and saddlery, whips, briefcases, handbags, leads, works of stonemasonry, gravestones, greenhouses, wood veneers and panelling, stained glass windows, furniture, works of art, beehives, coffin fittings, outdoor furniture, embroidery frames, fishing baskets, fireguards, jewellerey cases, nesting boxes, scratching posts for cats; retail services in the fields of household and kitchen utensils and containers, combs and sponges, brushes, articles for cleaning purposes, glassware, porcelain and earthenware, birdbaths, chamois leather, gloves for household purposes, dustbins, watering cans and devices, eiderdowns and duvets, hammocks, ropes, sails and tents, yarn, wool and thread for textile use, bed and table covers, bath linen, travelling rugs, upholstery fabrics, clothing, footwear, headgear, ribbons and braid, pins and needles, buttons, haberdashery items, wigs, carpets, rugs, mats and wallhangings, wallpaper, games and playthings, sporting articles, decorations for
           Christmas trees, fishing tackle, food, seeds, plants and flowers, foodstuffs for animals, beers, non-alcoholic drinks, wines and spirits, smokers' articles, ponds, garden furniture, paint brushes, rollers, sprays, car washers, jet sprays, external lights, security device and apparatus; recruitment.

           Health insurance, insurance consultancy, financial information, financial services, annuities, pensions and mortgages.

           Booking of seats for travel, courier services, arranging of transport, delivery of goods and delivery of goods by mail order, delivery of newspapers, freighting, storage of goods, information on storage and transportation, packaging of goods, parcel delivery, tourist offices, electricity and gas distribution and transport, warehousing.

           Arranging and conducting conferences, seminars, symposiums and workshops, booking of seats for shows, publication of books, newspapers, journals and magazines, organisation of competitions, correspondence courses, educational examination services, entertainment information, provision of golf facilities, operating lotteries, organisation of shows and sport competitions, presentation of live and television performances, production of radio and television programmes and sponsoring of television productions, providing digital music and films not downloadable from the Internet.

           Healthcare

--------------------------------------------------------------------------------------------------------------------------
           T29269EM        THE DAILY TELEGRAPH           Telegraph Group Limited             30/09/1998          000971101
           EU Community                                                                      30/09/1998          000971101
                           09,16,38                      09,16,38                            Granted/Registered

           Class 9. Computers and computing apparatus, programs for computers, dataprocessing apparatus, software, data stoage and data presentation materials, magnetic tapes and compact discs, recording discs and cassettes, encoded cards, sound recording and sound reproducing apparatus and instruments, video recording and video reproducing apparatus and instruments, encoded cards bearing machine readable information. Class 16. Printed matter, printedpublications, paper and goods made from paper, mewspapers, magazines, periodicals stationery, calendars, diaries, pens, books, folders, graphs, pre-printed forms and score sheets, manuals, printed plastic cards. Class 38. Computer aided transmission of data messages and images, communications by computer terminal, electronic mail, news agencies, services for the transmission, provision or display of information from a database, communications services for the provision or display of information relating to matter contained in or covered by a newspaper from a database.

--------------------------------------------------------------------------------------------------------------------------

-------   ----------------------------------------------------------------------------------------------------------------
                                                                                            Report Generated: 27/05/04

--------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN         Mark                          Owner                               Appln Date          Appln No
           Country                                                                           Regn Date           Regn No
                           Local Class(es)               International Class(es)             Status on K&S Records
           Goods
--------------------------------------------------------------------------------------------------------------------------
           T29044EM        THE SUNDAY TELEGRAPH          Telegraph Group Limited             30/09/1998          000944298
           EU Community                                                                      30/09/1998          000944298
                           09,16,38                      09,16,38                            Granted/Registered

           Class 9. Computers and computing apapratus, programs for computers, data processing apapratus, software, data storage and data presentation materials, magnetic tapes and compact discs, recording discs and cassettes, encoded cards, sound recording and sound reproducing apparataus and instruments, video recording and video reproducing apparatus and instruments, encoded cards bearing machines readable information.

           Class 16. Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, pens, books, folders, graphs, pre-printed forms and score sheets, manuals, printed plastic cards.

           Class 38. Computer aided transmission of data messages and images, communications by computer terminal, electronic mail, news agencies, services for the transmission, provision of display of information from the database,communications services for the provision of display of information relating to matter contained in or covered be a newspaper from a database.

--------------------------------------------------------------------------------------------------------------------------
           T29045EM        THE SUNDAY TELEGRAPH                Telegraph Group Limited       07/04/2000          001597491
           EU Community                                                                      07/04/2000          001597491
                           35,39,41,42,36                      35,39,41,42,36                Granted/Registered

           Retail services in the field of photography, horticulture, paints, cleaning, polishing, scouring and abrasive preparations, cosmetics, candles, materials for dressing, fungicides, and herbicides and preparations for destroying vermin, ironmongery, small items of metal hardware, pipes, safes, machines and machine tools, cutlery, razors, hand operated hand tools and implements, fuels including motor spirit, medical kits, medicinal teas and infusions, veterinary preparations, cleaning apparatus, ironing and washing machines, saws, handpumps, garden equipment, household alarms, glasses and sunglasses, audio and audio visual teaching apparatus, barometers, batteries, goods for photographic, cinematographic, optical, measuring, signalling, life-saving and teaching; retail services in the field of apparatus for recording, transmission or reproduction of sound or images, recording discs, calculating machines, apparatus and instruments for astronomy, contact lenses, smoke detectors, telecommunications apparatus, mobile phones, orthopaedic articles, air cushions and air mattresses for medical purposes, orthopaedic footwear, first aid goods, apparatus for lighting, heating, cooking, refrigerating, drying, ventilating, saunas and spas, fans, lamps, and lanterns, anti-theft devices for vehicles, automobiles, baby carriages, bicycles and bicycle parts and fittings, golf carts, seat covers and safety apparatus for cars, trailers, parts and fittings for cars;
           retail services in the field of fireworks, goods of precious metal, silver ware, jewllery, clocks and watches, musical instruments, printed matter, photographs, stationery, artists materials, paintbrushes, typewriters and office requisites, instructional and teaching materials, playing cards, boxes, books, school supplies, trunks and travelling bag, umbrellas, parasols and walking sticks, harness and saddlery, whips, breifcases, handbags, leads, works of stone masonary, gravestones, greenhouses, wood veneers and panelling, stained glass windows, furniture, works of art, beehives, coffin fittings, outdoor furniture, embroidery frames, fishing baskets, fireguards, jewellery cases, nesting boxes, scratching posts for cats, retail services in the field of household and kitchen utensils and containers, combs and sponges, brushes, articles for cleaning purposes, glassware, porcelain and earthenware, birdbaths, chamois leaterhs, gloves for household purposes, dutsbins, watering cans and devices, eiderdowns and duvets, hammocks, ropes, sails and tents, yarn, wool and threads for textile use, bed and table covers, bath linen, travelling rugs, upholstery fabrics, clothing, footwear, headgear, ribbons and braid, pins and needles, buttons, haberdashery items, wigs, carpets, rugs, mats and wallhangings, wallpaper, games and playthings, sporting articles, decorations for christmas trees, fishing tackle, food, seeds, plants and flowers, foodstuffs for animals, beers, non-alcoholic drinks,wines and spirits, smokers articles, ponds, garden furniture, paint brushes, rollers, sprays, car washers, jet sprays, external lights, security device and apparatus; recruitment

           Health insurance, insurance consultancy, financial information, financial services, annuities, pensions and mortgages

           Booking of seats for travel, courier services, arranging of transport, delivery of goods and delivery of goods by mail order, delivery of newspapers, freighting, storage of goods, information on storage and transportation, packaging of goods, parcel delivery, tourist offices, electricity and gas distribution and transport warehousing.

           Arranging and conducting conferences, seminars, symposiums and workshops, booking of seats for shows, publication of books, newspapers, journals and magazines, organisation of competitons, correspondence courses, educational examination services, entertainment information, provision of golf facilities, operating lotteries, organisation of shows and sports competitions, presentation of live and television performances, production of radio and television programmes and sposoring of television productions, providing digital music and films not downloadable from the internet

           Healthcare

--------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                            Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN         Mark                       Owner                                  Appln Date          Appln No
           Country                                                                           Regn Date           Regn No
                           Local Class(es)            International Class(es)                Status on K&S Records
           Goods
------------------------------------------------------------------------------------------------------------------------------
           T29046EM        THE TELEGRAPH              Telegraph Group Limited                07/04/2000          001597418
           EU Community                                                                      07/04/2000          001597418
                           35,39,41,42,36             35,39,41,42,36                         Granted/Registered

           Retail services in the field of photography, horticulture, paints, cleaning, polishing, scouring and abrasive preparations, cosmetics, candles, materials for dressing, fungicides, and herbicides and preparations for destroying vermin, ironmongery, small items of metal hardware, pipes, safes, machines and machine tools, cutlery, razors, hand operated hand tools and implements, fuels including motor spirit, medical kits, medicinal teas and infusions, veterinary preparations, cleaning apparatus, ironing and washing machines, saws, handpumps, garden equipment, household alarms, glasses and sunglasses, audio and audio visual teaching apparatus, barometers, batteries, goods for photographic, cinematographic, optical, measuring, signalling, life-saving and teaching; retail services in the field of apparatus for recording, transmission or reproduction of sound or images, recording discs, calculating machines, apparatus and instruments for astronomy, contact lenses, smoke detectors, telecommunications apparatus, mobile phones, orthopaedic articles, air cushions and air mattresses for medical purposes, orthopaedic footwear, first aid goods, apparatus for lighting, heating, cooking, refrigerating, drying, ventilating, saunas and spas, fans, lamps, and lanterns, anti-theft devices for vehicles, automobiles, baby carriages, bicycles and bicycle parts and fittings, golf carts, seat covers and safety apparatus for cars, trailers, parts and fittings for cars;
           retail services in the field of fireworks, goods of precious metal, silver ware, jewllery, clocks and watches, musical instruments, printed matter, photographs, stationery, artists materials, paintbrushes, typewriters and office requisites, instructional and teaching materials, playing cards, boxes, books, school supplies, trunks and travelling bag, umbrellas, parasols and walking sticks, harness and saddlery, whips, breifcases, handbags, leads, works of stone masonary, gravestones, greenhouses, wood veneers and panelling, stained glass windows, furniture, works of art, beehives, coffin fittings, outdoor furniture, embroidery frames, fishing baskets, fireguards, jewellery cases, nesting boxes, scratching posts for cats, retail services in the field of household and kitchen utensils and containers, combs and sponges, brushes, articles for cleaning purposes, glassware, porcelain and earthenware, birdbaths, chamois leaterhs, gloves for household purposes, dutsbins, watering cans and devices, eiderdowns and duvets, hammocks, ropes, sails and tents, yarn, wool and threads for textile use, bed and table covers, bath linen, travelling rugs, upholstery fabrics, clothing, footwear, headgear, ribbons and braid, pins and needles, buttons, haberdashery items, wigs, carpets, rugs, mats and wallhangings, wallpaper, games and playthings, sporting articles, decorations for christmas trees, fishing tackle, food, seeds, plants and flowers, foodstuffs for animals, beers, non-alcoholic drinks,wines and spirits, smokers articles, ponds, garden furniture, paint brushes, rollers, sprays, car washers, jet sprays, external lights, security device and apparatus; recruitment

           Health insurance, insurance consultancy, financial information, financial services, annuities, pensions and mortgages

           Booking of seats for travel, courier services, arranging of transport, delivery of goods and delivery of goods by mail order, delivery of newspapers, freighting, storage of goods, information on storage and transportation, packaging of goods, parcel delivery, tourist offices, electricity and gas distribution and transport warehousing.

           Arranging and conducting conferences, seminars, symposiums and workshops, booking of seats for shows, publication of books, newspapers, journals and magazines, organisation of competitons, correspondence courses, educational examination services, entertainment information, provision of golf facilities, operating lotteries, organisation of shows and sports competitions, presentation of live and television performances, production of radio and television programmes and sposoring of television productions, providing digital music and films not downloadable from the internet

           Healthcare

------------------------------------------------------------------------------------------------------------------------------
           T41145EM        THE TELEGRAPH              Telegraph Group Limited                30/09/1998          000944223
           EU Community                                                                      11/04/2000          000944223
                           09,16,38                   09,16,38                               Granted (taken over after grant)

------------------------------------------------------------------------------------------------------------------------------
           T44392EM        THE TELEGRAPH              Telegraph Group Limited                18/07/2003          003282068
           EU Community
                           09,16,41                   09,16,41                               Under Examination


           Electronic books, periodicals and newspapers, electronic publications, on-line publications, downloadable electronic competitions, audio and video tapes and disks, encoded cards, sound recording and sound reproducing apparatus and instruments, computer software, electronic publications provided on-line over a communications network or the Internet

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, books, catalogues, manuals, graphs, pre-printed forms and score sheets, pictures, newsletters, timetables, instructional and teaching material.

           Providing on-line electronic publications (not downloadable); publication of newspapers, periodicals, magazines, books, texts and printed matter; publication of electronic newspapers, periodicals, books or journals on-line, organising of sporting activities and competitions; electronic publishing services;
           information and advisory services relating to the aforesaid services; news, current affairs and lifestyle information services.

------------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                            Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN         Mark                       Owner                                  Appln Date          Appln No
           Country                                                                           Regn Date           Regn No
                           Local Class(es)            International Class(es)                Status on K&S Records
           Goods
------------------------------------------------------------------------------------------------------------------------------
           T29050EM        UKMAX                     Telegraph Group Limited                 30/09/1998          000943969
           EU Community                                                                      30/09/1998          000943969
                           35,36,38,39,41            35,36,38,39,41                          Granted/Registered

           Information and business services, business information and research, consumer research, sales promotions for others.

           Insurance and financial services, credit card and debitcard services, discount services; stocks and bands brokerage, financial consultancy, health insurance services.

           Communication services, computer aided transmission of data messages and images, communications by computer terminal, electronic mail, telephone services and news agencies services for the transmission, provision or display of information from a database.

           Transportation and storage services, packaging and delivery of goods, travel reservations.

           Organisation of competition, operation of lotteries, but not including cinema, movie and theatre services.

------------------------------------------------------------------------------------------------------------------------------
           T44179FR        APOLLO                     The Spectator (1828) Limited                               1504908
           France                                                                            02/09/1998          1504908
                           16                         16                                     Granted/Registered

------------------------------------------------------------------------------------------------------------------------------
           T44180DE        APOLLO                     The Spectator (1828) Limited                               866233
           Germany                                                                           21/08/1999          866233
                           16                         16                                     Granted/Registered

------------------------------------------------------------------------------------------------------------------------------
           T40312HK        THE DAILY TELEGRAPH        Telegraph Group Limited                22/01/2001          2001 01275
           Hong Kong                                                                         22/01/2001          04669/2004
                           16                         16                                     Granted/Registered

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, pens, books, folders, graphs, pre-printed forms and score sheets, manuals, printed plastic cards; but not included goods relating to telegraph; all included in class 16

------------------------------------------------------------------------------------------------------------------------------
           T40313HK        THE SUNDAY TELEGRAPH       Telegraph Group Limited                22/01/2001          2001 01276
           Hong Kong                                                                         22/01/2001          06317/2003
                           16                         16                                     Granted/Registered

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, pens, books, folders, graphs, preprinted forms and score sheets, manuals, printed plastic cards; but not including goods relating to telegraph; all included in class 16

------------------------------------------------------------------------------------------------------------------------------
           T40295IN        THE DAILY TELEGRAPH        Telegraph Group Limited                12/01/2001          983380
           India
                           16                         16                                     Under Examination

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, pens, books, folders, graphs, pre-printed forms and score sheets, manuals, printed plastic cards.

------------------------------------------------------------------------------------------------------------------------------
           T40296IN        THE SUNDAY TELEGRAPH       Telegraph Group Limited                12/01/2001          983379
           India
                           16                         16                                     Under Examination

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, pens, books, folders, graphs, pre-printed forms and score sheets, manuals, printed plastic cards.

------------------------------------------------------------------------------------------------------------------------------
           T44182IE        APOLLO                     The Spectator (1828) Limited                               116261
           Ireland                                                                           23/07/1995          116261
                           16                         16                                     Granted/Registered
------------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                                     Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN          Mark                         Owner                                    Appln Date     Appln No
           Country                                                                                Regn Date      Regn No
                            Local Class(es)              International Class(es)                  Status on K&S  Records
           Goods
------------------------------------------------------------------------------------------------------------------------------
           T40297NZ         THE DAILY TELEGRAPH           Telegraph Group Limited                                630635
           New Zealand                                                                            12/01/2001     630635
                            16                            16                                      Granted/Registered

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, pens, books, folders, graphs, pre-printed forms and score sheets, manuals, printed plastic cards.

------------------------------------------------------------------------------------------------------------------------------
           T40298NZ         THE SUNDAY TELEGRAPH          Telegraph Group Limited                                630634
           New Zealand                                                                            12/01/2001     630634
                            16                            16                                      Granted/Registered

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, pens, books, folders, graphs, pre-printed forms and score sheets, manuals, printed plastic cards.

------------------------------------------------------------------------------------------------------------------------------
           T40314SG         THE DAILY TELEGRAPH           Telegraph Group Limited                 23/01/2001     T01/01086A
           Singapore                                                                              23/01/2001     T01/01086A
                            16                            16                                      Granted/Registered

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, pens, books, folders, graphs, pre-printed forms ad score sheets, manuals, printed plastic cards.

------------------------------------------------------------------------------------------------------------------------------
           T40315SG         THE SUNDAY TELEGRAPH          Telegraph Group Limited                 23/01/2001     T01/01085C
           Singapore                                                                              23/01/2001     T01/01085C
                            16                            16                                      Granted/Registered

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, pens, books, folders, graphs, pre-printed forms and score sheets, manuals, printed plastic cards.

------------------------------------------------------------------------------------------------------------------------------
           T40301ZA         THE DAILY TELEGRAPH           Telegraph Group Limited                 12/01/2002     2001/00638
           South Africa
                            16                            16                                      Application Filed

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, pens, books, folders, graphs, pre-printed forms and score sheets, manuals, printed plastic cards.

------------------------------------------------------------------------------------------------------------------------------
           T40302ZA         THE SUNDAY TELEGRAPH          Telegraph Group Limited                 12/01/2002     2001/00639
           South Africa
                            16                            16                                      Application Filed

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, pens, books, folders, graphs, pre-printed forms and score sheets, manuals, printed plastic cards.

------------------------------------------------------------------------------------------------------------------------------
           T44183CH         APOLLO                        The Spectator (1828) Limited                           P-266731
           Switzerland                                                                            25/07/1993     P-266731
                            16                            16                                      Granted/Registered

------------------------------------------------------------------------------------------------------------------------------
           T43967GB         APOLLO                        The Spectator (1828) Limited            30/10/1981     1163869
           United Kingdom                                                                         30/10/1981     1163869
                            16                            16                                      Granted (taken over after grant)

           Periodical publications relating to the fine arts

------------------------------------------------------------------------------------------------------------------------------
           T29225GB         CITYDAY                       Telegraph Group Limited                 25/03/1994     1566869
           United Kingdom
                            16                            16                                      Abandoned/closed on K&S
                                                                                                  records

           Printed publications; printed matter; newspapers, products included in Class magazines, paper; paper 16.

------------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                                    Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN          Mark                          Owner                                   Appln Date     Appln No
           Country                                                                                Regn Date      Regn No
                            Local Class(es)               International Class(es)                 Status on K&S  Records
           Goods
------------------------------------------------------------------------------------------------------------------------------
           T29222GB         CLASSICA                      Telegraph Group Limited                 01/03/1994     1563930
           United Kingdom
                            25                            25                                      Abandoned/closed on K&S
                                                                                                  records

           Articles of clothing for girls and women.

------------------------------------------------------------------------------------------------------------------------------
           T29238GB         connected@telegraph.co.uk     Telegraph Group Limited                 16/02/1996     2057126
                            connected
           United Kingdom
                            16,35,36                      16,35,36                                Abandoned/closed on K&S
                                                                                                  records

           Newspapers, periodicals; printed publications, printed matter, stationery, diaries, books, catalogues, manuals, pamphlets.

           Advertising, rental of advertising space, business appraisals, business information and research, organisation of exhibitions for commercial and advertising purposes, sales promotion for others, consumer research.

           Computer aided transmission of data messages and images, communication by computer terminal, electronic mail, news agencies, services for the transmission provision or display or information from a database.

------------------------------------------------------------------------------------------------------------------------------
           T29244GB         ELECTRONIC TELEGRAPH FUND     Telegraph Group Limited                 14/05/1996     2100140
           United Kingdom   MANAGER ON-LINE                                                       14/05/1996     2100140
                            09,16,38,41                   09,16,38,41                             Granted/Registered

           Computers and computing apparatus, programs for computers, calculators and data processing apparatus, software, data storage and data presentation materials, magnetic tapes and compact discs, parts and fittings for all the aforesaid goods, all for use with computers.

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, pens, books, folders, bags, graphs, pre-printed forms and score sheets.

           Computer-aided transmission of data messages and images, communications by computer terminals, broadcasting, electronic mail, telephone services and newsagencies, services for the transmission of information from a database, services for the provision or display of information relating to information, news and material contained in or covered by a newspaper from a database.

           Organisation of competitions, publication of newspapers and printed matter.

------------------------------------------------------------------------------------------------------------------------------
           T29227GB         ELECTRONIC YOUNG TELEGRAPH    Telegraph Group Limited                 06/10/1994     1587505
           United Kingdom                                                                         06/10/1994     1587505
                            42,38                         42,38                                   Granted/Registered

           Computer aided transmission of data messages and images, communications by computer terminal, broadcasting, electronic mail, telephone services and news agencies, services for the transmission, provision or display of information from a database, all relating to information, news and material generally contained in or covered be a newspaper; all included in Class 38.

           Leasing access time to computer database and rental of computer software.

------------------------------------------------------------------------------------------------------------------------------
           T29226GB         ELECTRONIC YOUNG TELEGRAPH    Telegraph Group Limited                 06/10/1994     1587504
           United Kingdom                                                                         06/10/1994     1587504
                            38                            38                                      Abandoned/closed on K&S
                                                                                                  records

           Computer aided transmission of data messages and images, communications by computer terminal, broadcasting, electronic mail, telephone services and news agencies, services for the transmission, provision or display of information from a database, all relating to information, news and material generally contained in or covered by a newspaper; all included in Class 38.

------------------------------------------------------------------------------------------------------------------------------
           T29243GB         FOR ALL MOTORING,TAKE PART,   Telegraph Group Limited                 18/03/1996     2061465
           United Kingdom   TAKE THE TELEGRAPH/FOR ALL                                            18/03/1996     2061465
                            MOTORING,                                                             Granted/Registered
                            16                            16

           Newspapers, periodicals; printed publications, printed matter, paper and goods made from paper; all included in Class 16.

------------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                                     Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN          Mark                                 Owner                              Appln Date   Appln No
           Country                                                                                  Regn Date    Regn No
                            Local Class(es)                      International Class(es)            Status on K&S  Records
           Goods
------------------------------------------------------------------------------------------------------------------------------
           T29241GB         FOR ARTS,TAKE PART,TAKE THE          Telegraph Group Limited            19/02/1996   2057491
           United Kingdom   TELEGRAPH/FOR ARTS, TAKE PART,TAKE                                      19/02/1996   2057491
                            16                                   16                                 Granted/Registered

           Newspapers, periodicals; printed publications, printed matter, paper and goods made from paper; all included in Class 16.

------------------------------------------------------------------------------------------------------------------------------
           T29242GB         FOR MOTORING,TAKE PART,TAKE THE      Telegraph Group Limited            18/03/1996   2061464
           United Kingdom   TELEGRAPH/FOR MOTORING, TAKE                                            18/03/1996   2061464
                            16                                   16                                 Granted/Registered

           Newspapers, periodicals; printed publications, printed matter, paper and goods made from paper; all included in Class 16.

------------------------------------------------------------------------------------------------------------------------------
           T29240GB         FOR SPORTS,TAKE PART,TAKE THE        Telegraph Group Limited            19/02/1996   2057486
           United Kingdom   TELEGRAPH/FOR SPORTS, TAKE                                              19/02/1996   2057486
                            16                                   16                                 Granted/Registered

           Newspapers, periodicals; printed publications, printed matter, paper and goods made from paper; all included in Class 16.

------------------------------------------------------------------------------------------------------------------------------
           T29257GB         GRIDDLER                             Telegraph Group Limited            21/07/1998   2172663B
           United Kingdom                                                                           21/07/1998   2172663B
                            09                                   09                                 Abandoned/closed on K&S
                                                                                                    records

           Programs for computers, software, magnetic data carriers, audio and video tapes and discs.

------------------------------------------------------------------------------------------------------------------------------
           T29256GB         GRIDDLER                             Telegraph Group Limited            21/07/1998   2172663A
           United Kingdom                                                                           21/07/1998   2172663A
                            16,41,09                             16,41,09                           Granted/Registered

           Progeams for computers, software, magnetic data carriers, audio and video tapes and discs

           Printed publications, books, periodicals, newspapers, photographs, booklets, calendars, catalogues, charts, diagrams, stationery, manuals, pamphlets, pens.

           Organisation of competitions, publication of newspapers and printed matter, production of radio and television programmes.

------------------------------------------------------------------------------------------------------------------------------
           T29784GB         HOLLINGER TELEGRAPH NEW MEDIA        Telegraph Group Limited            09/11/2000   2252158
           United Kingdom   AND "H" DEVICE
                            09,16,35,36,39,41                    09,16,35,36,39,41                  Abandoned/closed on K&S
                                                                                                    records

           Class 9: Sound recording and sound producing aparatus and instruments; video recording and producing aparatus and instruments; radio; television and communications aparatus ands instruments; computer hardware; computer software; magnetic cards; tapes and discs; electronic books; electronic publications; on-line publications;
           audio and video tapes and discs; data processing aparatus; encoded cards; telecommunications aparatus Class
           16: Printed matter; printed publications; newspapers; magazines; periodicals; stationery; calendars; diaries;
           books; catalogues; manuals; graphs; pre-printed forms and scoresheets; pictures; newsletters; timetables;
           instructional and teaching materials Class 35: Advertising and promotional services; rental of advertising space; proffessional business consultancy; commercial information agency services; economic forecasting;
           business enquiry and investigators; marketing study services; opinion polling; publication of publicity text;
           radio and television advertising; sales promotion for others; arranging newspaper subscription for others;
           organisation of exhibitions for commercial or advertising purposes Class 36: Credit and debit card services;
           financial services; automated payment services; capital investments; operating of lotteries; stocks and bonds brokerage; discount card services; insurance services; mortgae services; financial consultancy; stock exchange quotations Class 39: Transport, packaging and delivery of goods; delivery of printed and audio matter; storage and warehousing of goods; travel arrangement services; tourism services; parcel delivery
           Class 41: publishing and electromic publishing services; arranging and conducting conferences, exhibitions and seminars; organisation of competitions; presentation, sponsoring and production of ardio andtelevision programes and live performances; education and tuition services

------------------------------------------------------------------------------------------------------------------------------
           T29260GB         Home Delivery direct                 Telegraph Group Limited            10/12/1998   2184102
           United Kingdom
                            16                                   16                                 Abandoned/closed on K&S
                                                                                                    records

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, books.

------------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                                     Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN          Mark                               Owner                            Appln Date     Appln No
           Country                                                                              Regn Date      Regn No
                            Local Class(es)                    International Class(es)          Status on K&S Records
           Goods
------------------------------------------------------------------------------------------------------------------------------
           T40351GB         NEWS BYTES                         Telegraph Group Limited          26/01/2001     2259229
           United Kingdom
                            09,16                              09,16                            Abandoned/closed on K&S
                                                                                                records

           Electronic publications, computers and computer apparatus, software, magnetic data carriers, encoded cards, audio and video tapes and discs

           Newspapers, periodicals, printed publications, stationery, calendars, diaries, pens, folders, identity cards, printed plastic cards, newsletters

------------------------------------------------------------------------------------------------------------------------------
           T29224GB         NEWSDAY                            Telegraph Group Limited          25/03/1994     1566867
           United Kingdom
                            16                                 16                               Abandoned/closed on K&S
                                                                                                records

           Printed publications; printed matter; newspapers, products included in Class magazines, paper; paper 16.

------------------------------------------------------------------------------------------------------------------------------
           T29232GB         ONE                                Telegraph Group Limited          07/06/1995     2023178
           United Kingdom
                            36                                 36                               Abandoned/closed on K&S
                                                                                                records

           Monetary affairs; financial affairs.

------------------------------------------------------------------------------------------------------------------------------
           T29230GB         QUESTOR REPORT                     Telegraph Group Limited          27/03/1995     2016210
           United Kingdom                                                                       27/03/1995     2016210
                            16,36                              16,36                            Granted/Registered

           Printed publications, books, periodicals, newspapers, calendars, catalogues, charts, diagrams, stationery, photographs, booklets, manuals, pamphlets, paper.

           Financial analysis; financial evaluation; financial research and financial advice, all relating to companies information, financial and to the stock exchange; preparation of company financial information reports.

------------------------------------------------------------------------------------------------------------------------------
           T43161GB         RCI THE RECRUITMENT CONFIDENCE     Telegraph Group Limited          12/06/2002     2302627
           United Kingdom   INDEX                                                               12/06/2002     2302627
                            09,16,35                           09,16,35                         Granted/Registered

           Electronic publications; software; audio and video tapes and disks; magnetic cards; online publications and electronic books; telecommunications apparatus; encoded cards.

           Printed matter; printed publications; newspapers; magazines; periodicals; stationery; calendars; diaries;
           pens; books; folders; graphs; reports; manuals; instructional and teaching materials; pre-printed forms;
           vouchers; catalogues; brochures; all relating to managerial recruitment.

           Personnel management recruitment and consultancy services; advertising services; professional buisness consultancy; buisness management and organisation consultancy; buisness management assistance; commercial information agency services; compilation and systemization of information into computer databases; management consultancy; personnel management consultancy; marketing research; operation and supervision of promotional incentive schemes; consumer buisness research.

------------------------------------------------------------------------------------------------------------------------------
           T29237GB         rr retail rewards (series of 2)    Telegraph Group Limited          30/01/1996     2054524
           United Kingdom
                            09,16,35,36                        09,16,35,36                      Abandoned/closed on K&S
                                                                                                records

           Encoded cards and cards bearing machine readable information; automatic money processing apparatus; computer software.

           Paper and paper articles; identity cards; printed matter and publications; printed plastic cards; stationery.

           Advertising; organisation, operation and supervision of sales and promotional incentive schemes.

           Credit card and debit card services; financial services; discount card services; automated payment services;
           provision of information and advice in connection with all the aforesaid services.

------------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                                     Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN          Mark                             Owner                                Appln Date     Appln No
           Country                                                                                Regn Date      Regn No
                            Local Class(es)                  International Class(es)              Status on K&S Records
           Goods
------------------------------------------------------------------------------------------------------------------------------
           T29223GB         SPORTSDAY                        Telegraph Group Limited              25/03/1994     1566864
           United Kingdom
                            16                               16                                   Abandoned/closed on K&S
                                                                                                  records

           Printed publications; printed matter; newspapers, magazines, paper; paper products included in Class 16.

------------------------------------------------------------------------------------------------------------------------------
           T29212GB         SUNDAY TELEGRAPH                 Telegraph Group Limited              23/10/1981     1163541
           United Kingdom                                                                         23/10/1981     1163541
                            16                               16                                   Granted/Registered

           "Newspapers and printed publications".

------------------------------------------------------------------------------------------------------------------------------
           T29220GB         SUPPORT YOUR LOCAL FAMILY        Telegraph Group Limited              20/06/1992     1504080
           United Kingdom   NEWSAGENT & device                                                    20/06/1992     1504080
                            35                               35                                   Granted/Registered

           Advertising and business services, all relating to Class 35. newsagents; all included in

------------------------------------------------------------------------------------------------------------------------------
           T29263GB         T:drive & device                 Telegraph Group Limited              28/10/1999     2212641
           United Kingdom                                                                         28/10/1999     2212641
                            09,38,41                         09,38,41                             Granted/Registered

           Providing online electronic publications downloadable from the Internet, CD-Roms, electronic publications, computer software.

           Computer aided transmission of data messages and images, communications by computer terminal, broadcasting, electronic mail, telephone services and news agencies, services for the transmission, provision or display of information from a database, all relating to information, news and material generally contained or covered by a newspaper; all included in Class 38.

           Information relating to entertainment, competitions and education provided online from a computer database or the Internet, electronic games provided via the Internet, providing online publications and magazines online, production of cable television and digital programmes, organisation of competitions.

------------------------------------------------------------------------------------------------------------------------------
           T29262GB         T2                               Telegraph Group Limited              03/08/1999     2204861
           United Kingdom                                                                         03/08/1999     2204861
                            16,41                            16,41                                Granted/Registered

           Printed matter, printed publications, newspapers, magazines, stationery, diaries, books, calendars, catalogues, manuals, folders, pens.

           Information relating to entertainment and education provided online from a computer database or the Internet, electronic games services provided by means of the Internet, providing online electronic publications, publication of electronic books, newspapers, magazines and journals online.

------------------------------------------------------------------------------------------------------------------------------
           T29239GB         TAKE PART,TAKE THE TELEGRAPH/    Telegraph Group Limited              16/02/1996     2057135
           United Kingdom   TAKE PART,TAKE The Telegraph                                          16/02/1996     2057135
                            (Series of 2)                    16                                  Granted/Registered
                            16

           Newspapers, periodicals; printed publications, printed matter, paper and goods made from paper; all included in Class 16.

------------------------------------------------------------------------------------------------------------------------------
           T44240GB         TELEGRAPH                        Telegraph Group Limited              08/04/1976     1061388
           United Kingdom                                                                         08/04/1976     1061388
                            01                               01                                   Granted/Registered

           Anti-freezing preparations, de-icing preparations; chemical additives for petrol, diesel oil and for paraffin.

------------------------------------------------------------------------------------------------------------------------------
           T44241GB         TELEGRAPH                        Telegraph Group Limited              22/10/1990     1444830
           United Kingdom                                                                         22/10/1990     1444830
                            03                               03                                   Granted/Registered

           Cleaning; polishing, scouring and abrasive preparations and substances; soaps; perfumes; cosmetics;
           non-medicated toilet preparations; toothpaste and dentifrices; all included in class 3; but not including cleaning; polishing, scouring and abrasive preparations and substances for use with telegraph apparatus or systems.

------------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                                     Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN          Mark                     Owner                                           Appln Date  Appln No
           Country                                                                                   Regn Date   Regn No
                            Local Class(es)          International Class(es)                         Status on K&S Records
           Goods
------------------------------------------------------------------------------------------------------------------------------
           T44242GB         TELEGRAPH                Telegraph Group Limited                         08/04/1976  1061389
           United Kingdom                                                                            08/04/1976  1061389
                            04                       04                                              Granted/Registered

           Petrol, diesel oil, paraffin, and preparations (in the nature of oils) for use as additives to any of the aforesaid goods; lubricants; oils and greases, (other than edible oils or fats, or essential oils); hydraulic fluids and brake fluids, all in the nature of oils.

------------------------------------------------------------------------------------------------------------------------------
           T44243GB         TELEGRAPH                Telegraph Group Limited                         22/10/1990  1444831
           United Kingdom                                                                            22/10/1990  1444831
                            06                       06                                              Granted/Registered

           Nuts, bolts, rings and washers; fastening devices; badges; locks; number plates; keyrings; cables; chains;
           clips; wires; pins; couplings; springs; hooks; rivets; screws; caps and seals; metallic signs; vices; welding rods; ramps; parts and fittings for all the aforesaid goods; parts and fittings for land vehicles; all included in class 6.

------------------------------------------------------------------------------------------------------------------------------
           T44244GB         TELEGRAPH                Telegraph Group Limited                         22/10/1990  1444832
           United Kingdom                                                                            22/10/1990  1444832
                            07                       07                                              Granted/Registered

           Spark plugs; air filters; oil filters; pumps; alternators; machine tools; carburettors; dynamos; electric generators; mechanically operated hand tools; hydraulic machines; jacks; lifting apparatus; ramps; spraying apparatus and instruments; spray guns; painting machines; valves; vehicle washing installations; welding machines and apparatus; parts and fittings for all the aforesaid goods; parts and fittings for land vehicles;
           all included in class 7.

------------------------------------------------------------------------------------------------------------------------------
           T44245GB         TELEGRAPH                Telegraph Group Limited                         22/10/1990  1444833
           United Kingdom                                                                            22/10/1990  1444833
                            09                       09                                              Granted/Registered

           Weighing, measuring, checking and control apparatus and instruments; switches; fuses; thermostats; tape measures; voltage/battery testers; meters, alarms; horns; reflectors; mirrors; aerials; calculators; petrol pumps; radios; batteries, battery cables; electrical terminals;; sound and/or video recording and/or reproducing apparatus and instruments; video tapes; cash registers; calculating machines; parts and fittings for all the aforesaid goods; parts and fittings for motor vehicles; all included in class 9; but not including video tapes relating to the transmission of signals.

------------------------------------------------------------------------------------------------------------------------------
           T44246GB         TELEGRAPH                Telegraph Group Limited                         22/10/1990  1444834
           United Kingdom                                                                            22/10/1990  1444834
                            12                       12                                              Granted/Registered

           Land vehicles; tyre valves; exhausts; silencers; radiators, radiator caps; air pumps; horns; mirrors;
           mudguards, seats, seatbelts; windscreen wipers, windscreen wiper blades; parts and fittings for all the aforesaid goods; parts and fittings for land vehicles; all included in class 12.

------------------------------------------------------------------------------------------------------------------------------
           T44247GB         TELEGRAPH                Telegraph Group Limited                         22/10/1990  1444835
           United Kingdom                                                                            22/10/1990  1444835
                            16                       16                                              Granted/Registered

           Printed matter; stationery; paper articles; cardboard articles; photographs; adhesives; paint brushes;
           instructional and teaching materials; playing cards; all included in class 16; but not including any such goods relating to the transmission of signals and not including newspaper and printed publications.

------------------------------------------------------------------------------------------------------------------------------
           T44248GB         TELEGRAPH                Telegraph Group Limited                         22/10/1990  1444836
           United Kingdom                                                                            22/10/1990  1444836
                            17                       17                                              Granted/Registered

           Pipes; hoses; brake linings; clutch linings; gaskets; couplings and rings of rubber or of plastic; materials for repairing tiles; plastics for use in manaufacture; all included in class 17; but not including any such goods for use telegraphic systems and apparatus or for use in the manufacture of telegraph systems and apparatus.

------------------------------------------------------------------------------------------------------------------------------
           T44249GB         TELEGRAPH                Telegraph Group Limited                         22/10/1990  1444837
           United Kingdom                                                                            22/10/1990  1444837
                            37                       37                                              Granted/Registered

           Repair and servicing of land vehicles; vehicle washing, polishing and valeting services; vehicle maintenance services; paintspraying; panel beating; all included in class 37.

------------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                                     Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN     Mark                                 Owner                        Appln Date          Appln No
           Country                                                                       Regn Date           Regn No
                       Local Class(es)                      International Class(es)      Status on K&S Records
           Goods
------------------------------------------------------------------------------------------------------------------------------
           T44250GB    TELEGRAPH                            Telegraph Group Limited      22/10/1990          1444838
           United                                                                        22/10/1990          1444838
           Kingdom
                       39                                   39                           Granted/Registered

           transportation and delivery of goods; vehicle hire services; all included in class 39.

------------------------------------------------------------------------------------------------------------------------------
           T29043GB    TELEGRAPH "T" INSURANCE HEADLINE     Telegraph Group Limited      17/01/2000          2219529
           United      HEALTH PLAN & device                                              17/01/2000          2219529
           Kingdom
                       09,16                                09,16                        Granted/Registered

           Electronic publications, magnetic data carriers, data storage and data presentation materials, software, encoded cards, discount cards, cards bearing machine readable information.

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, pens, books, folders, bags, graphs, pre-printed forms, identity cards, instructional and teaching materials.

           Health insurance services, credit and debit card services, automated payment services, provision of information and advice in connection with insurance services, insurance services in general.

           Healthcare services, chiropractor services, consultancy in the field of medical and surgical services;
           convalescent homes, medical clinics, nursing homes, hospices and hospital services, provision of nursing and midwife services.

------------------------------------------------------------------------------------------------------------------------------
           T29626GB    TELEGRAPH (Gothic Script)            Telegraph Group Limited      18/09/2000          2245792
           United                                                                        18/09/2000          2245792
           Kingdom
                       35                                   35                           Granted/Registered

           The bringing together, for the benefit of others, of a variety of services and general merchandise goods, enabling customers conveniently to view and purchase those goods and services from a newspaper or newspaper online.

------------------------------------------------------------------------------------------------------------------------------
           T29217GB    Telegraph APPOINTMENTS               Telegraph Group Limited      28/09/1990          1442585
           United                                                                        28/09/1990          1442585
           Kingdom
                       16                                   16                           Granted/Registered

           Newspapers, periodicals; printed publications, printed matter, paper and goods made from paper; all relating to job vacancies or appointments and all included in Class 16.

------------------------------------------------------------------------------------------------------------------------------
           T29245GB    TELEGRAPH BOOKS DIRECT               Telegraph Group Limited      07/10/1996          2112281
           United                                                                        07/10/1996          2112281
           Kingdom
                       09,16,39                             09,16,39                     Granted/Registered

           Recording discs, magnetic data carriers, cassettes, audio compact discs.

           Books, periodicals, printed matter, diaries, calendars.

           Transport, packaging and delivery of goods; delivery of printed and audio matter.

------------------------------------------------------------------------------------------------------------------------------
           T31183GB    TELEGRAPH FANTASY CRICKET            Telegraph Group Limited      24/11/2000          2254088
           United                                                                        24/11/2000          2254088
           Kingdom
                       09,16,41                             09,16,41                     Granted/Registered

           Electronic publications, CD-roms, computer software, telecommunication apparatus and equipment, apparatus and instruments for telephones.

           Printed matter, books, newspapers, magazines, periodicals, stationery, calendars, diaries, catalogues, pre-printed forms and score-sheets, graphs, booklets, playing cards, newsletters.

           Organisation of competitions, organisation of sports competitions and sponsorship of sporting events, publication of newspapers, printed matter, books and texts.

------------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                                     Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN          Mark                                 Owner                       Appln Date         Appln No
           Country                                                                           Regn Date          Regn No
                            Local Class(es)                      International Class(es)     Status on K&S Records
           Goods
------------------------------------------------------------------------------------------------------------------------------
           T43918GB         TELEGRAPH FANTASY CRICKET WORLD      Telegraph Group Limited     12/12/2002          2318425
           United Kingdom   CUP                                                              12/12/2002          2318425
                            09,16,35,36,41                       09,16,35,36,41              Granted/Registered

           Electronic books, electronic publications, on-line publications, competitions available on-line, audio and video tapes and disks, encoded cards, sound recording and sound reproducing apparartus and instruments, computer software.

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, books, catalogues, manuals, graphs, pre-printed forms and score sheets, pictures, newsletters, timetables, instructional and teaching material.

           Advertising and promotional services, rental of advertising space, publication of publicity texts, radio and television advertising, sales promotion of others, organisation of exhibitions for commercial of advertising purposes.

           Sponsorship of radio and television programmes, live performances and sporting events.

           Publishing and electrical publishing services, organisation of competitions, presentation, sponsoring and production of radio and television programmes and live performances, entertainment information, operating lotteries, providing digital music and films not downloadable from the Internet, sports booking agencies, organisation of sports competitions and sponsorship of sporting events.

------------------------------------------------------------------------------------------------------------------------------
           T29707GB         TELEGRAPH FANTASY FOOTBALL           Telegraph Group Limited     21/09/2000          2246213
           United Kingdom                                                                    21/09/2000          2246213
                            09,16,41                             09,16,41                    Granted/Registered

           Electronic publications, CD-roms, computer software, telecommunication apparatus and equipment, apparatus and instruments for telephones.

           Printed matter, books, newspapers, magazines, periodicals, stationery, calendars, diaries, catalogues, pre-printed forms and score-sheets, graphs, booklets, playing cards, newsletters.

           Organisation of competitions, organisation of sports competitions and sponsorship of sporting events, publication of newspapers, printed matter, books and texts.

------------------------------------------------------------------------------------------------------------------------------
           T42281GB         TELEGRAPH FANTASY FOOTBALL           Telegraph Group Limited     21/11/2001          2286141
           United Kingdom   EUROPEAN CHAMPIONSHIP                                            21/11/2001          2286141
                            09,16,35,41,36                       09,16,35,41,36              Granted/Registered

           Electronic books, electronic publications, on-line publications, competitions available on-line, audio and video tapes and disks, encoded cards, sound recording and sound reproducing apparatus and instruments, computer software.

           Printed matter, printed publications, newspapers, magazines, periodicals, statioonery, calendars, diaries, books, catalouges, manuals, graphs, pre-printed forms and score sheets, pictures, newsletters, timetables, instructional and teaching material.

           Advertising and promotional services, rental of advertising space, publication of publicity texts, radio and television advertising, sales promotion for others, organisation of exhibitions for commercial or advertising purposes.

           Sponsorship of radio and television programmes, live performances and sporting events.

           Publishing and electronic publishing services, organisation of competitions, presentation, and production of radio and television programmes and live performances, entertainment information, operating lotteries, providing digital music and films not downloadable from the Internet, sports booking agencies, organisation of sports competitions.

------------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                                     Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN        Mark                                        Owner                     Appln Date            Appln No
           Country                                                                              Regn Date             Regn No
                          Local Class(es)                             International Class(es)   Status on K&S Records
           Goods
------------------------------------------------------------------------------------------------------------------------------
           T42282GB       TELEGRAPH FANTASY FOOTBALL                  Telegraph Group Limited   21/11/2001            2286259
           United Kingdom WORLD CUP                                                             21/11/2001            2286259
                          09,16,35,41,36                              09,16,35,41,36            Granted/Registered

           Electronic books, electronic publications, on-line publications, competitons available on-line, audio and video tapes and disks, encoded cards, sound recording and sound reproducing apparatus and instruments, computer software.

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, books, catalouges, manuals, graphs, pre-printed forms and score sheets, pictures, newsletters, timetables, instructional and teaching material.

           Advertising and promotional services, rental of advertising space, publication of publicity texts, radio and television advertising, sales promotion of others, organisiation of exhibitions for commercial or advertising purposes.

           Sponsorship of radio and television programmes, live performances and sporting events.

           Publishing and electrical publishing services, organisation of competitions, presentation, sponsoring and production of radio and television programmes and live performances, entertainment information, operating lotteries, providing digital music and films not downloadable from the Internet, sports booking agencies, organisation of sports competitions and sponsorship of sporting events.

------------------------------------------------------------------------------------------------------------------------------
           T42112GB       TELEGRAPH GOLD                              Telegraph Group Limited   27/09/2001            2281777
           United Kingdom                                                                       27/09/2001            2281777
                          16,09                                       16,09                     Granted/Registered

           Electronic publications, CD-roms, computer software, telecommunication apparatus and equipment, recording disks and cassettes, encoded cards, audio and video tapes and disks.

           Newspapers, periodicals, printed publications, printed matter, stationery, calendars, diaries, pens, books, pre-printed forms and score sheets, manuals, printed plastic cards.

------------------------------------------------------------------------------------------------------------------------------
           T29246GB       TELEGRAPH GOLF NETWORK                      Telegraph Group Limited   22/10/1996            2113445
           United Kingdom                                                                       22/10/1996            2113445
                          16,28,35,39,41,42                           16,28,35,39,41,42         Granted/Registered

           Printed matter, books, stationery, instructional and teaching materials, playing cards, pens and pencils, calendars, diaries, greetings cards, magazines and periodicals, maps, pictures, newsletters, timetables.

           Sporting articles, golf clubs and balls, golf bags, golf gloves, targets, board and parlour games.

           Direct mail advertising, demonstration of goods, distribution of samples, marketing research and studies, arranging newspaper subscriptions for others, organisation of exhibitions for commercial or advertising purposes, publication of publicity texts, publicity services, advertising services.

           Arranging of tours, booking of seats, delivery of goods and newspapers, escorting of travellers, travel reservations, transport of travellers.

           Arranging and conducting conferences and seminars, instructional services, providing golf facilities, sports club services, organisation of competitions, provision of tuition services, presentation of live sporting performances, practical training demonstrations, rental of sports equipment and facilities, arranging golf tournaments.

           Reservation of accommodation and hotels, catering and restaurant services, sporting clothing rental, golf professional consultancy services, healthcare, physiotherapy.

------------------------------------------------------------------------------------------------------------------------------
           T29253GB       TELEGRAPH INFORMATION                       Telegraph Group Limited   13/02/1997            2123615
           United Kingdom CARD/Telegraph INFORMATION CARD                                       13/02/1997            2123615
                          09,16,35,36                                 09,16,35,36               Granted/Registered

           Encoded cards and cards bearing machine readable information, automatic money processing apparatus, computer software; but not including any such goods relating to mainframe presentation graphic systems.

           Identity cards, printed matter and publications, newspapers, printed plastic cards, periodicals, calendars, diaries, books, folders, pens; but not including any such goods relating to mainframe presentation graphic systems.

           Advertising, organisation, operation and supervision of sales and promotional incentive schemes, consumer research, business information and research; but not including any such services related to mainframe presentation graphic systems.

           Credit and debit card services, discount card services, financial research and evaluation and advice;
           operation of lotteries, capital and fund investments, financial consultancy, stocks and bonds brokerage;
           organisation, operation and supervision of sales and promotional incentive schemes; provision of information and advice in connection with all the aforesaid services; but not including any services relating to mainframe presentation graphics systems.

------------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                                     Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN          Mark                                      Owner                     Appln Date            Appln No
           Country                                                                              Regn Date             Regn No
                            Local Class(es)                           International Class(es)   Status on K&S Records
           Goods
------------------------------------------------------------------------------------------------------------------------------
           T29264GB         Telegraph INSURANCE Headline HEALTH       Telegraph Group Limited   17/01/2000            2219529
           United Kingdom   PLAN & Device                                                       17/01/2000            2219529
                            09,16,36,42                               09,16,36,42               Granted/Registered

           Electronic publications, magnetic data carriers, data storage and data presentation materials, software, encoded cards, discount cards, cards bearing machine readable information.

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, pens, books, folders, bags, graphs, pre-printed forms, identity cards, instructional and teaching materials.

           Health insurance services, credit and debit card services, automated payment services, provision of information and advice in connection with insurance services, insurance services in general.

           Healthcare services, chiropractor services, consultancy in the field of medical and surgical services;
           convalescent homes, medical clinics, nursing homes, hospices and hospital services, provision of nursing and midwife services.

------------------------------------------------------------------------------------------------------------------------------
           T29214GB         TELEGRAPH MAGAZINE                        Telegraph Group Limited   12/01/1990            1410738
           United Kingdom                                                                       12/01/1990            1410738
                            16                                        16                        Granted/Registered

           Magazines (periodicals) included in Class 16.

------------------------------------------------------------------------------------------------------------------------------
           T29783GB         TELEGRAPH MORTGAGE SERVICES               Telegraph Group Limited   07/11/2000            2251659
           United Kingdom                                                                       07/11/2000            2251659
                            36                                        36                        Granted/Registered

           Mortgage services, brokerage, real estate financial evaluation, insurance brokerage consultancy and information, instalment loan services, lease purchase financing, leasing of real estate, lending against security, financial loans, real estate brokers and management, real estate valuations, re-mortgage services, commercial property services.

------------------------------------------------------------------------------------------------------------------------------
           T29842GB         TELEGRAPH MORTGAGE SERVICES & T           Telegraph Group Limited   08/11/2000            2251618
           United Kingdom   device                                                              08/11/2000            2251618
                            36                                        36                        Granted/Registered

           Mortgage services, brokerage, real estate financial evaluation, insurance brokerage consultancy and information, instalment loan services, lease purchase financing, leasing of real estate, lending against security, financing loans, real estate brokers and mananegement, real estate valuations, re-mortgage services, commercial property services

------------------------------------------------------------------------------------------------------------------------------
           T42113GB         TELEGRAPH RETIREMENT                      Telegraph Group Limited   27/09/2001            2281906
           United Kingdom                                                                       27/09/2001            2281906
                            16,36,09                                  16,36,09                  Granted/Registered

           Electronic publications. CD-roms, computer software, telecommunication apparatus and equipment, recording disks and cassettes, encoded cards, audio and video tapes and disks.

           Newspapers, periodicals, printed publications, printed matter, stationery, calendars, diaries, pens, books, pre-printed forms and score sheets, manuals, printed plastic cards.

           Credit and debit card services, insurance services, financial information, financial advice, mortgage services, brokerage, real estate financial evaluation, discount card services, operation of lotteries, capital and fund investment services, financial consultancy, stocks and bonds brokerage, provision of information and advice in connecntion with all the aforesaid goods.

------------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                                     Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN          Mark                             Owner                                Appln Date     Appln No
           Country                                                                                Regn Date      Regn No
                            Local Class(es)                  International Class(es)              Status on K&S Records
           Goods
------------------------------------------------------------------------------------------------------------------------------
           T44187GB         TELEGRAPH SCREENPRINT            Telegraph Group Limited              15/04/2003     2329718
           United Kingdom                                                                         15/04/2003     2329718
                            09,35,41,42                      09,35,41,42                          Granted/Registered

           Electronic publications provided on-line over a communications network or the Internet; computer software.

           Organisation, operation and supervision of loyalty and promotional incentive schemes; rental of advertising space; dissemination of advertising matter; arranging and conducting of trade shows and exhibitions;
           compilation of business statistics and commercial information; marketing studies; the bringing together, for the benefit of others of a variety of goods, enabling customers to conveniently view and purchase those goods from an electronic publication; the bringing together, for the benefit of others, a variety of goods, enabling customers to conveniently view and purchase those goods from interactive digital media; the bringing together, for the benefit of others of a variety of goods, enabling customers to conveniently view and purchase those goods from a general merchandise Internet website.

           Providing on-line electronic publications (not downloadable); publication of newspapers, periodicals, magazines, books, texts and printed matter; publication of electronic newspapers, periodicals, books or journals on-line, organising of sporting activities and competitions; electronic publishing services;
           information and advisory services relating to the aforesaid services; news, current affairs and lifestyle information services.

           Information and news provided on-line from a computer database or via the Internet; creating and maintaining websites; installation, rental and maintenance of computer software; leasing access time to an information and news database; providing access to a database storing information relating to a variety of goods and services; weather forecasting.

------------------------------------------------------------------------------------------------------------------------------
           T29254GB         TELEGRAPH SHARECHECK             Telegraph Group Limited              29/05/1997     2134140
           United Kingdom                                                                         29/05/1997     2134140
                            16,36,38                         16,36,38                             Granted/Registered

           Printed matter, printed publications, newspapers, magazines, stationery, diaries.

           Financial information, research and advice, stock exchange quotations.

           Electronic mail, computer-aided transmission of messages and images, telephone services, transmission of information by telephone, news agencies; excluding share information provided via telegraph apparatus or instruments.

------------------------------------------------------------------------------------------------------------------------------
           T29216GB         TELEGRAPH SPORT/Telegraph Sport   Telegraph Group Limited             28/09/1990     1442584
           United Kingdom   (Series of 2)                                                         28/09/1990     1442584
                            16                                16                                  Granted/Registered

           Newspapers, periodicals; printed publications, printed matter, paper and goods made from paper; all relating to sport; all included in Class 16.

------------------------------------------------------------------------------------------------------------------------------
           T29213GB         TELEGRAPH SUNDAY MAGAZINE         Telegraph Group Limited             07/04/1986     1264196
           United Kingdom                                                                         07/04/1986     1264196
                            16                                16                                  Granted/Registered

           Magazines (periodicals).

------------------------------------------------------------------------------------------------------------------------------
           T29259GB         Telegraph T & device              Telegraph Group Limited             17/02/1997     2123951
           United Kingdom                                                                         17/02/1997     2123951
                            36                                36                                  Granted/Registered

           Credit card services, debit card services, health insurance services.

------------------------------------------------------------------------------------------------------------------------------
           T29252GB         Telegraph T INFORMATION 0000      Telegraph Group Limited             13/02/1997     2123614
           United Kingdom   0000 0000 0000 MR A N OTHER
                            09,16,35,36                       09,16,35,36                         Abandoned/closed on K&S
                                                                                                  records

           Encoded cards and cards bearing machine readable information, automatic money processing apparatus, computer software.

           Identity cards, printed matter and publications, newspapers, printed plastic cards, periodicals, calendars, diaries, books, folders, pens.

           Advertising, organisation, operation and supervision of sales and promotional incentive schemes, consumer research, business information and research.

           Credit and debit card services, discount card services, financial services, automated payment services, provision of information and advice in connection with all the aforesaid services.

------------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                                     Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN          Mark                          Owner                           Appln Date   Appln No
           Country                                                                        Regn Date    Regn No
                            Local Class(es)               International Class(es)         Status on K&S Records
           Goods
------------------------------------------------------------------------------------------------------------------------------
           T42242GB         TELEGRAPH WORLD CUP           Telegraph Group Limited         23/10/2001   2283737
           United Kingdom                                                                 23/10/2001   2283737
                            09,16,41,36                   09,16,41,36                     Granted/Registered

           Electronic publications, CD-roms, computer software, telecommunications apparatus and equipment, data storage and data presentation materials, encoded cards, discount cards, cards bearing machine readable information.

           Printed matter, printed publications, newspapers, magazines, periodicals, special event publications, printed matter pull-outs, stationery, calendars, diaries, pens, books, folders, graphs, pre-printed forms, booklets, playing cards, pre-printed score sheets.

           Sponsoring of radio and television programmes and sponsorship of sporting events

           Organisation of competitions, organisation of sports competitions and sponsorship of sporting events, publication of newspapers, printed matter, books and texts; information about sporting competitions, sponsoring of television programmes and radio programmes, provision of digital music, films and clips not downloadable from the Internet.

------------------------------------------------------------------------------------------------------------------------------
           T40717GB         telegraph.co.uk               Telegraph Group Limited         02/03/2001   2263028
           United Kingdom                                                                 02/03/2001   2263028
                            09,16,38                      09,16,38                        Granted/Registered

           Electronic publications, on-line publications, electronic books, audio and video tapes and disks, data processing apparatus, encoded cards, computer software, magnetic cards, tapes and disks, sound and video recording and reproducing apparatus amd instruments

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, books, catalogues, manuals, graphs, pre-printed forms and score sheets, pictures, newsletters, timetables, instructional and teaching materials

           Communications by computer terminals, computer aided transmission of brokerage messages and images, providing user access to the Internet, providing telecommunications connections to the Internet or access and routing services, electronic databases, telecommunication mail services.

------------------------------------------------------------------------------------------------------------------------------
           T29248GB         THE DAILY TELEGRAPH           Telegraph Group Limited         14/11/1996   2115685
           United Kingdom                                                                 14/11/1996   2115685
                            09                            09                              Abandoned/closed on K&S
                                                                                          records

           Sound recording and sound reproducing apparatus and instruments, video recording and video producing apparatus and instruments, radio, television and communications apparatus and instruments, computer hardware, computer software, magnetic cards, tapes and disks, magnetic media, audio and video tapes and disks, calculators, binoculars, cameras, data processing apparatus, eyeglasses and sunglasses, measuring apparatus, photographic equipment, telephone apparatus; but not including goods related to systems. mainframe presentation graphic

------------------------------------------------------------------------------------------------------------------------------
           T29627GB         THE DAILY TELEGRAPH           Telegraph Group Limited         18/09/2000   2245797
           United Kingdom                                                                 18/09/2000   2245797
                            35,09,16                      35,09,16                        Granted/Registered

           Sound recording and souns reproducing apparataus and instruments, video recording and video producing apparatus and instruments, radio, television and communications apparatus and instruments, computer hardware, computer software, magnetic cards, tapes and disks, magnetic media, audio and video tapes and disls, calculators, binoculars, cameras, data processing apparatus, eyeglasses and sunglasses, measuring apparatus, photographic equipment, telephone apparatus; but not including goods related to mainframe presentation graphic systems.

           Printed matter, printed publications; newspapers; magazines, periodicals; stationery; calendars, diaries, pens, books, folders; bags; all included in Class 16.

           The bringing together, for the benefit of others, of a variety of services and general merchandise goods services enabling customers conveniently to view and purchase those goods and services from a newspaper or newspaper online.

------------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                                     Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN          Mark                                 Owner               Appln Date               Appln No
           Country                                                                   Regn Date                Regn No
                            Local Class(es)                      International       Status on K&S Records
           Goods                                                 Class(es)
------------------------------------------------------------------------------------------------------------------------------
           T29249GB         THE DAILY TELEGRAPH                  Telegraph Group     16/12/1996               2118725
                                                                 Limited
           United Kingdom                                                            16/12/1996               2118725
                            09,41                                09,41               Granted/Registered

           Sound recording and sound reproducing apparatus and instruments, video recording and video producing apparatus and instruments, radio, television and communications apparatus and instruments, computer hardware, computer software, magnetic cards, tapes and disks, magnetic media, audio and video tapes and disks, calculators, binoculars cameras, data processing apparatus, eyeglasses and sunglasses, measuring apparatus, photographic equipment, telephone apparatus.

           Organisation of competitions, correspondence courses, organisation of exhibitions for cultural and educational purposes, presentation of live performances, organisation of sports competitions, video tape film production, provision of sports facilities, publications of texts and books, provision of radio and television entertainment, rental of video and audio cassettes, sports camp services, theatrical booking agencies.

------------------------------------------------------------------------------------------------------------------------------
           T29221GB         THE DAILY TELEGRAPH                  Telegraph Group     24/01/1994               1559965
                                                                 Limited
           United Kingdom                                                            24/01/1994               1559965
                            16                                   16                  Abandoned/closed on K&S
                                                                                     records

           Printed matter, printed publications; newspapers; magazines, periodicals; stationery; calendars, diaries, pens, books, folders; bags; all included in Class 16.

------------------------------------------------------------------------------------------------------------------------------
           T29235GB         THE DAILY TELEGRAPH                  Telegraph Group     07/06/1995               2023183
                                                                 Limited
           United Kingdom                                                            07/06/1995               2023183
                            36                                   36                  Granted/Registered

           Capital investments, financial consultancy, credit and debit card services, financial information, fund investments, operating of lotteries, stocks and bonds brokerage, discount card services.

------------------------------------------------------------------------------------------------------------------------------
           T29255GB         THE DAILY TELEGRAPH CONNECTED        Telegraph Group     18/09/1997               2145337
                                                                 Limited
           United Kingdom                                                            18/09/1997               2145337
                            16,35,38                             16,35,38            Granted/Registered

           Newspapers, periodicals, printed publications, printed matter, stationery, diaries, books, catalogues, manuals, pamphlets.

           Advertising, rental of advertising space, business appraisals, business information and research, organisation of exhibitions for commercial and advertising purposes, sales promotion for others, consumer research.

           Computer aided transmission of data messages and images, communication by computer terminal, electronic mail, news agencies, services for the transmission provision or display or information from a database.

------------------------------------------------------------------------------------------------------------------------------
           T29261GB         THE DAILY TELEGRAPH GOLF             Telegraph Group     26/05/1999               2198430
                                                                 Limited
           United Kingdom   PARTNERS'CARD                                            26/05/1999               2198430
                            09,16,36                             09,16,36            Granted/Registered

           Credit cards, debit cards and payment cards being encoded or capable of being encoded.

           Vouchers, travel vouchers, credit cards, debit cards and payment cards, printed matter, leaflets, catalogues and brochures.

           Credit card, charge card, debit card and cash card services; financing of loans; insurance services; banking services; electronic banking services; credit services, provision of credit; stored value electronic purse services; point of sale, point of transaction services, electronic funds transfer services; financial advisory services; loans; loyalty programs involving discounts or incentives, including goods or travel, for use of credit, charge and debit cards.

------------------------------------------------------------------------------------------------------------------------------
           T29209GB         The Daily Telegraph. Was. Is. Will.  Telegraph Group     08/02/1894               178098
                            Be. 1855                             Limited
           United Kingdom   London.                                                  08/02/1894               178098
                            16                                   16                  Granted/Registered

           A newspaper.

------------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                                     Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN          Mark                                  Owner                      Appln Date         Appln No
           Country                                                                           Regn Date          Regn No
                            Local Class(es)                       International              Status on K&S Records
           Goods                                                  Class(es)
------------------------------------------------------------------------------------------------------------------------------
           T29250GB         THE DAILY TELEGRAPH: THE A-Z OF LIFE  Telegraph Group Limited    07/01/1997         2120191
           United Kingdom                                                                    07/01/1997         2120191
                            16,38,41                              16,38,41                   Granted/Registered

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, books, catalogues, manuals.

           Computer-aided transmission of data messages and images, communication by computer terminals, broadcasting, electronic mail, telephone services and news agencies, services for the transmission of information from a database, services for the provision or display of information relating to matter contained in or covered by a newspaper from a database.

           Publication of newspapers and printed matter, organisation of competitions, production of radio and television programmes.

------------------------------------------------------------------------------------------------------------------------------
           T29229GB         THE ELECTRONIC TELEGRAPH              Telegraph Group Limited    06/10/1994         1587507
           United Kingdom                                                                    06/10/1994         1587507
                            42,38                                 42,38                      Granted/Registered

           Computer-aided transmission of data messages and images, communications be computer terminal, broadcasting, electronic mail, telephone services and news agencies, services for all the transmission, provision or display of informationfrom a database, all relating to information, news and material contained in or covered by a newspaper; all included in Class 38.

           Leasing access time to computer database and rental of included in Class computer software; all 42.

------------------------------------------------------------------------------------------------------------------------------
           T29228GB         THE ELECTRONIC TELEGRAPH              Telegraph Group Limited    06/10/1994         1587506
           United Kingdom                                                                    06/10/1994         1587506
                            38                                    38                         Abandoned/closed on K&S
                                                                                             records

           Computer-aided transmission of data messages and images, communications by computer terminal, broadcasting, electronic mail, telephone services and news agencies, services for the transmission, provision or display of information from a database, all relating to information, news and material contained in or covered by a newspaper; all included in Class 38.

------------------------------------------------------------------------------------------------------------------------------
           T29234GB         THE ONE                               Telegraph Group Limited 07/06/1995            2023182
           United Kingdom
                            36                                    36                         Abandoned/closed on K&S
                                                                                             records

           Monetary affairs; financial affairs.

------------------------------------------------------------------------------------------------------------------------------
           T29233GB         THE ONE CARD                          Telegraph Group Limited 07/06/1995            2023180
           United Kingdom
                            36                                    36                          Abandoned/closed on K&S
                                                                                              records

           Monetary affairs; financial affairs.

------------------------------------------------------------------------------------------------------------------------------
           T42331GB         THE SPECTATOR                         The Spectator (1828)        24/12/2001        2289182
                                                                  Limited
           United Kingdom                                                                     24/12/2001        2289182
                            09,35,41                              09,35,41                    Granted/Registered

           Electronic publications, magnetic data carriers, data storage and data presentation materials, software, encoded cards, discount cards, cards bearing machine readable information, software, sound and video recording and reproducing apparatus and instruments, telephone apparatus.

           Business services relating to the provision of sponsorship of live television and radio performances; the bringing together for the benefit of others of a variety of services and general merchandise goods enabling customers conveniently to view and purchase those goods and services from a magazine or newspaper, or magazine or newspaper on-line

           Publishing services, arranging and conducting competitions, entertainment information, providing digital music and publications not downloadable from the Internet.

------------------------------------------------------------------------------------------------------------------------------
           T43734GB         THE SPECTATOR                         The Spectator (1828)        17/05/1967        909553
                                                                  Limited
           United Kingdom                                                                     17/05/1967        909553
                            16                                    16                          Granted/Registered

           Printed periodical publications

------------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                                     Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN          Mark                             Owner                     Appln Date  Appln No
           Country                                                                     Regn Date   Regn No
                            Local Class(es)                  International             Status on K&S Records
           Goods                                             Class(es)
------------------------------------------------------------------------------------------------------------------------------
           T44188GB         THE SPECTATOR SCREENPRINT        The Spectator (1828)      15/04/2003  2329721
                                                             Limited
           United Kingdom
                            09,35,41,42,38                   09,35,41,42,38            Advertised / Published

           Electronic publications provided on-line over a communications network or the Internet; computer software.

           Organisation, operation and supervision of loyalty and promotional incentive schemes; rental of advertising space; dissemination of advertising matter; arranging and conducting of trade shows and exhibitions;
           compilation of business statistics and commercial information; marketing studies; the bringing together, for the benefit of others of a variety of goods, enabling customers to conveniently view and purchase those goods from an electronic publication; the bringing together, for the benefit of others, a variety of goods, enabling customers to conveniently view and purchase those goods from interactive digital media; the bringing together, for the benefit of others of a variety of goods, enabling customers to conveniently view and purchase those goods from a general merchandise Internet website.

           Providing access to a database storing information relating to a variety of goods and services

           Providing on-line electronic publications (not downloadable); publication of newspapers, periodicals, magazines, books, texts and printed matter; publication of electronic newspapers, periodicals, books or journals on-line, organising of sporting activities and competitions; electronic publishing services;
           information and advisory services relating to the aforesaid services; news, current affairs and lifestyle information services.

           Information and news provided on-line from a computer database or via the Internet; creating and maintaining websites; installation, rental and maintenance of computer software; leasing access time to an information and news database; providing access to a database storing information relating to a variety of goods and services; weather forecasting.

------------------------------------------------------------------------------------------------------------------------------
           T29210GB         THE SUNDAY TELEGRAPH             Telegraph Group Limited   26/01/1961  819950
           United Kingdom                                                              26/01/1961  819950
                            16                               16                       Abandoned/closed on K&S
                                                                                       records

           Newspapers.

------------------------------------------------------------------------------------------------------------------------------
           T29624GB         THE SUNDAY TELEGRAPH             Telegraph Group Limited   18/09/2000  2245794
           United Kingdom                                                              18/09/2000  2245794
                            35,09,16                         35,09,16                  Granted/Registered

           Sound recording and sound reproducing apparatus and instruments, video recording and video producing apapratus and instruments, radio, television and communications apapratus and instruments, computer hardware, computer software, magnetic cards, tapes and disks, magnetic media, audio and video tapes and disks, calculators, binoculars, cameras, data processing apparatus, eyeglasses and sunglasses, measuring apparatus, photographic equipment, telephone apparatus; but not including any goods relating to mainframe presentation graphis systems

           Newspapers

           The bringing together, for the benefit of others, of a variety of services and general merchandise goods, enabling customers conveniently to view and purchase those goods and services from a newspaper or newspaper online.

------------------------------------------------------------------------------------------------------------------------------
           T29042GB         THE SUNDAY TELEGRAPH             Telegraph Group Limited   14/11/1996  2115681
           United Kingdom                                                              14/11/1996  2115681
                            09                               09                        Abandoned/closed on K&S
                                                                                       records

           Sound recording and sound reproducing apparatus and instruments, video recording and video producing apparatus and instruments, radio, television and communications apparatus and instruments, computer hardware, computer software, magnetic cards, tapes and disks, magnetic media, audio and video tapes and disks, calculators, binoculars, cameras, data processing and sunglasses, measuring apparatus, eyeglasses apparatus, photographic equipment, telephone apparatus; but not including any goods relating to mainframe presentation graphics systems.

------------------------------------------------------------------------------------------------------------------------------
           T45065GB         THE SUNDAY TELEGRAPH             Telegraph Group Limited   17/02/2004  2355944
           United Kingdom
                            16                               16                        Advertised / Published

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, books, catalogues, manuals, graphs, pre-printed forms and score sheets, pictures, posters, newsletters, timetables, instructional and teaching material, paper and paper articles, cardboard and cardboard articles, comics, pens, pencils, markers and crayons, erasers, rulers and pencil sharpeners, photographs and prints, memo and notice boards, decalcomanias and stickers, greeting cards and postcards, coasters, book ends, paper weights, decorative articles, knitting, embroidery and clothing patterns, writing materials, bookplates and bookmarks, wrapping paper, gift tags.

------------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                                     Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN          Mark                                 Owner                     Appln Date           Appln No
           Country                                                                         Regn Date            Regn No
                            Local Class(es)                      International             Status on K&S Records
           Goods                                                 Class(es)
------------------------------------------------------------------------------------------------------------------------------
           T29231GB         The Sunday Telegraph Magazine/THE    Telegraph Group Limited   07/06/1995           2023062
           United Kingdom   SUNDAY TELEGRAPH MAGAZINE (Series                              07/06/1995           2023062
                            16 of                                16                        Granted/Registered

           Printed matter; printed publications; newspapers; magazines; periodicals; stationery, calendars, diaries, pens, books, folders, bags; paper, catalogues, photographs, charts, booklets.

------------------------------------------------------------------------------------------------------------------------------
           T29625GB         THE TELEGRAPH                        Telegraph Group Limited   18/09/2000           2245788
           United Kingdom                                                                  18/09/2000           2245788
                            35                                   35                        Granted/Registered

           The bringing together, for the benefit of others, of a variety of services and general merchandise goods, enabling customers conveniently to view and purchase those goods and services from a newspaper a newspaper online.

------------------------------------------------------------------------------------------------------------------------------
           T29236GB         THE TELEGRAPH ONE BUSINESS CARD      Telegraph Group Limited   23/08/1995           2031281
           United Kingdom                                                                  23/08/1995           2031281
                            09,16,35,36                          09,16,35,36               Granted/Registered

           Discount cards, credit cards, debit cards, encoded cards.

           Printed cards.

           Organisation, operation and supervision of sales and promotional incentive schemes.

           Credit and debit card services; discount card services.

------------------------------------------------------------------------------------------------------------------------------
           T29218GB         THE TELEGRAPH SEVEN DAYS/THE         Telegraph Group Limited   28/09/1990           1442589
           United Kingdom   TELEGRAPH 7 DAYS/THE TELEGRAPH 7                               28/09/1990           1442589
                            16                                   16                        Granted/Registered

           Newspapers, periodicals; printed publications, printed matter, paper and goods made from paper; all included in Class 16.

------------------------------------------------------------------------------------------------------------------------------
           T29215GB         THE TELEGRAPH/The Telegraph (Series  Telegraph Group Limited   28/09/1990           1442581
                            of 2)
           United Kingdom                                                                  28/09/1990           1442581
                            16                                   16                        Granted/Registered

           Newspapers, periodicals; printed publications, printed matter, paper and goods made from paper; all included in Class 16.

------------------------------------------------------------------------------------------------------------------------------
           T29251GB         THE TELEGRAPH: THE A-Z OF LIFE       Telegraph Group Limited   07/01/1997           2120192
           United Kingdom                                                                  07/01/1997           2120192
                            16,38,41                             16,38,41                  Granted/Registered

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, books, catalogues, manuals.

           Computer-aided transmission of data messages and images, communication by computer terminals, broadcasting, electronic mail, telephone services and news agencies, services for the transmission of information from a database, services for the provision or display of information relating to matter contained in or covered by a newspaper from a database.

           Publication of newspapers and printed matter, organisation of competitions, production of radio and television programmes.

------------------------------------------------------------------------------------------------------------------------------
           T40520GB         To a T (stylised)                    Telegraph Group Limited   26/02/2001           2262389
           United Kingdom                                                                  26/02/2001           2262389
                            16,35                                16,35                     Granted/Registered

           Newspapers, periodicals, printed publications, stationery, calendars, diaries, pens, folders, pre-printed forms and score sheets, graphs, newsletters, playing cards

           Advertising, consumer research, rental of advertising space, advertising business information enquiries, advertising business organisation and research, dissemination of advertising material, arranging newspaper subscriptions for others, direct mail advertising, publication of publicity texts, radio and television advertising.

------------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                                     Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN          Mark                                Owner                           Appln Date    Appln No
           Country                                                                              Regn Date     Regn No
                            Local Class(es)                     International                   Status on K&S Records
           Goods                                                Class(es)
------------------------------------------------------------------------------------------------------------------------------
           T29258GB         UKMAX                               Telegraph Group Limited         30/09/1998    2178465
           United Kingdom                                                                       30/09/1998    2178465
                            35,36,39                            35,36,39                        Granted/Registered

           Advertising information, business information and research, consumer research, rental of advertising space, sales promotions for others, advertising and business information and enquiries, advertising and business organisation and research, all relating to retailing on the Net or electronic commerce.

           Insurance services, credit card and debit card services, discount services, stocks and bonds brokerage, financial consultancy, health insurance services, actuarial services, banking, capital investments, charitable fundraising, financial information, financing services, investment services, broking services, stock exchange quotations, electronic funds transfer, all provided by electronic commerce.

           Information regarding transportation and the booking of transport, storage services, packaging and delivery of goods, travel reservations.

------------------------------------------------------------------------------------------------------------------------------
           T43715GB         URBAN GARDENER/THE URBAN            Telegraph Group Limited         04/11/2002    2314937
           United Kingdom   GARDENER
                            09,16,41                            09,16,41                        Abandoned/closed on K&S
                                                                                                records

           Electronic publications; printed publications in electronically, magnetically or optically recorded and readable forms; audio cassettes; sound, video and data recordings; films for display; computer programs;
           computer games; software; texts encoded in film/fiche form; tapes, disks and records, all bearing or for recordal of sound, video and data; compact discs; discs, cassettes and cartridges for all the aforesaid goods

           Paper and paper articles, cardboard and cardboard articles, books, magazines and comics, printed matter, printed publications, stationery, pens, pencils, markers and crayons, cases for pens, pencils, markers and crayons, erasers, rulers and pencil sharpeners, pictures, photographs and prints, posters, artists'
           implements and materials, printed stamps and ink pads, memo and notice boards, instructional and teaching materials, decalcomanias and stickers, greeting cards and postcards, book marks, paper coasters, playing cards; book ends, paperweights, calendars and diaries; writing materials, bookplates and book marks, wrapping paper, gift tags, table cloths, table mats and table napkins of paper, tissues, paper towels; paper gift bags

           Publication of texts and books including online publishing; rental and hire of video and audio cassettes and tapes; information services relating to books and printed publications; book club services; arranging and conducting exhibitions for educational purposes; providing online electronic publications (not downloadable);
           organisation of competitions; film production; presentation of live performances; provision of recreational facilities; television entertainment, production of television programmes and radio programmes, educational and instructional services for children, organisation of exhibitions for cultural or educational purposes

------------------------------------------------------------------------------------------------------------------------------
           T29211GB         WEEKEND TELEGRAPH                   Telegraph Group Limited         14/05/1965    879492
           United Kingdom                                                                       14/05/1965    879492
                            16                                  16                              Granted/Registered

           Magazines (publications).

------------------------------------------------------------------------------------------------------------------------------
           T29219GB         YOUNG TELEGRAPH/young               Telegraph Group Limited         28/09/1990    1442590
           United Kingdom   TELEGRAPH/YOUNG Telegraph (series                                   28/09/1990    1442590
                            of 3)
                            16                                  16                              Granted/Registered

           Newspapers, periodicals; printed publications, printed made from paper; all relating to young people; all matter, paper and goods included in Class 16.

------------------------------------------------------------------------------------------------------------------------------
           T44184US         APOLLO                              The Spectator (1828) Limited                  989308
           United States of                                                                     30/07/1994    989308
           America          16                                  16                              Granted/Registered

------------------------------------------------------------------------------------------------------------------------------
           T44443US         TELEGRAPH MAGAZINE                  Telegraph Group Limited         06/11/2003    76/557578
           United States of
           America          16                                  16                              Application Filed

           Printed matter and publications, namely newspapers for general circulation, general feature magazines, periodicals in the field of general interests, news and politics, sport, and domestic pursuits, namely interior decoration, cooking, furnishing, handicrafts, gardening, fashion, art and books; printed charts;
           stationery, pre-printed forms and score sheets, competitions, namely crosswords, entertainment, games and sports competitions, chess competitions and free prize draws, folders, pens, printed plastic cards, all in
           International Class 16.

------------------------------------------------------------------------------------------------------------------------------

------    --------------------------------------------------------------------------------------------------------------------
                                                                                                     Report Generated: 27/05/04

------------------------------------------------------------------------------------------------------------------------------
Image      K&S IRN         Mark                                 Owner                                Appln Date  Appln No
           Country                                                                                   Regn Date   Regn No
                           Local Class(es)                      International                        Status on K&S Records
           Goods                                                Class(es)
------------------------------------------------------------------------------------------------------------------------------
           T40293US        THE DAILY TELEGRAPH                  Telegraph Group Limited              18/01/2001  76/195748
           United States of                                                                          02/09/2003  2757953
           America         16,41                                16,41                                Granted/Registered

           Printed matter, printed publications, namely, newspapers for general circulation, general feature magazines, periodicals in the field of news, politics, sports and domestic pursuits, printed graphs, paper, pre-printed forms and score sheets and manuals in the field of sport, entertainment, and competitions, folders, pens, and printed plastic filing cards.

           Providing on-line newspapers, magazines, and periodicals in the field of news politics, sports and domestic pursuits

------------------------------------------------------------------------------------------------------------------------------
           T40294US        THE SUNDAY TELEGRAPH                 Telegraph Group Limited              18/01/2001  76/195749
           United States of
           America         16                                   16                                   Accepted for Grant

           Printed matter, printed publications, newspapers, magazines, periodicals, stationery, calendars, diaries, pens, books, folders, graphs, pre-printed forms and score sheets, manuals, printed plastic cards.

------------------------------------------------------------------------------------------------------------------------------
           T44442US        THE SUNDAY TELEGRAPH MAGAZINE        Telegraph Group Limited              16/10/2003  76/551616
           United States of
           America         16                                   16                                   Application Filed

           Printed matter and publications, namely newspapers for general circulation, general feature magazines, periodicals in the field of general interests, news and politics, sport, and domestic pursuits, namely interior decoration, cooking, furnishing, handicrafts, gardening, fashion, art and books; printed charts;
           stationery, pre-printed forms and score sheets, competitions, namely crosswords, entertainment, games and sports competitions, chess competitions and free prize draws, folders, pens, printed plastic cards, all in
           International Class 16.
------------------------------------------------------------------------------------------------------------------------------

This report was made using information taken from Kilburn & Strode's Inproma database, which may not always correspond exactly with Official Patent Office data. Information not entered into our database, such as changes in title, renewal information, or information relating to recent events, will not be reflected in the data. We can accept no responsibility for errors or omissions. If you would like us to check the data in this report against the appropriate
Official Registers, please let us know. We may need to make a charge for such a check in view of the work involved and the fact that in many countries Official Patent Office data can be obtained only on payment of an official fee and a local agent's fee.

------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 5

                                  DOMAIN NAMES

-------------------------------------------------------------------------------
      DOMAIN NAME                         REGISTRANT ORGANISATION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
1     weeklytelegraph.com                 Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
2.    shoppingtelegraph.co.uk             Telegraph Group Limited
-------------------------------------------------------------------------------
3.    hollinger-telegraph.com             Telegraph Group Limited
-------------------------------------------------------------------------------
4.    electronic-telegraph.co.uk          Telegraph Group Limited
-------------------------------------------------------------------------------
5.    telegraphwineservices.co.uk         Telegraph Group Limited
-------------------------------------------------------------------------------
6.    moneytelegraph.co.uk                Telegraph Group Limited
-------------------------------------------------------------------------------
7.    dailytelegraph.com                  Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
8.    tffo.co.uk                          Telegraph Group Limited
-------------------------------------------------------------------------------
9.    borisjohnson.com                    Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
10.   mfaar.co.uk                         Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
11.   fantasyleagueonline.co.uk           Telegraph Group Limited
-------------------------------------------------------------------------------
12.   hollinger-telegraph.co.uk           Telegraph Group Limited
-------------------------------------------------------------------------------
13.   electronictelegraph.com             Telegraph Group Limited
-------------------------------------------------------------------------------
14.   internetforschools.co.uk            Telegraph Group Limited
-------------------------------------------------------------------------------
15.   telegraphappointments.co.uk         Telegraph Group Limited
-------------------------------------------------------------------------------
16.   telegraph-travel.co.uk              Telegraph Group Limited
-------------------------------------------------------------------------------
17.   telegraphgroup.net                  Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
18.   telegraphwineservice.co.uk          Telegraph Group Limited
-------------------------------------------------------------------------------
19.   jobstelegraph.co.uk                 Telegraph Group Limited
-------------------------------------------------------------------------------
20.   newspaper.co.uk                     Telegraph Group Limited
-------------------------------------------------------------------------------
21.   fantasyleagueonline.com             Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
22.   mattcartoons.com                    Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
23.   telegraph-travel.com                Telegraph Group Limited
-------------------------------------------------------------------------------
24.   british-masters.co.uk               Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
25.   traveltelegraph.co.uk               Telegraph Group Limited
-------------------------------------------------------------------------------
26.   telegraphgroup.com                  Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
27.   telegraphwineservices.com           Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
28.   motoringtelegraph.co.uk             Telegraph Group Limited
-------------------------------------------------------------------------------
29.   telegraphworldcup.co.uk             Telegraph Group Limited
-------------------------------------------------------------------------------
30.   sundaytelegraph.com                 Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
31.   footballworldcup.co.uk              Telegraph Group Limited
-------------------------------------------------------------------------------
32.   hilaryalexander.com                 Telegraph Group Limited
-------------------------------------------------------------------------------
33.   apollomag.co.uk                     Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
34.   thetelegraphgroup.com               Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
35.   electronicyoungtelegraph.co.uk      Telegraph Group Limited
-------------------------------------------------------------------------------
36.   telegraphpremierleague.com          Telegraph Group Limited
-------------------------------------------------------------------------------
37.   businessfile-online.co.uk           Telegraph Group Limited
-------------------------------------------------------------------------------
38.   classifiedmarket.co.uk              Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
39.   appointments-plus.co.uk             Telegraph Group Limited
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
      DOMAIN NAME                         REGISTRANT ORGANISATION
-------------------------------------------------------------------------------
40.   telegraphappointments.com           Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
41.   telegraphwineservice.com            Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
42.   telegraphbooksdirect.co.uk          Telegraph Group Limited
-------------------------------------------------------------------------------
43.   billdeedes.com                      Telegraph Group Limited
-------------------------------------------------------------------------------
44.   youngtelegraph.co.uk                Telegraph Group Limited
-------------------------------------------------------------------------------
45.   telegraphtravel.co.uk               Telegraph Group Limited
-------------------------------------------------------------------------------
46.   juiced.co.uk                        Telegraph Group Limited
-------------------------------------------------------------------------------
47.   mattcartoons.co.uk                  Telegraph Group Limited
-------------------------------------------------------------------------------
48.   businessfile.co.uk                  Telegraph Group Limited
-------------------------------------------------------------------------------
49.   artstelegraph.co.uk                 Telegraph Group Limited
-------------------------------------------------------------------------------
50.   newstelegraph.co.uk                 Telegraph Group Limited
-------------------------------------------------------------------------------
51.   billdeedes.co.uk                    Telegraph Group Limited
-------------------------------------------------------------------------------
52.   globalnetwork.co.uk                 Telegraph Group Limited
-------------------------------------------------------------------------------
53.   htnm.com                            Telegraph Group Limited
-------------------------------------------------------------------------------
54.   appointments-plus.com               Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
55.   borisjohnson.co.uk                  Telegraph Group Limited
-------------------------------------------------------------------------------
56.   telegraphtravel.com                 Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
57.   hilaryalexander.co.uk               Telegraph Group Limited
-------------------------------------------------------------------------------
58.   appointmentsplus.co.uk              Telegraph Group Limited
-------------------------------------------------------------------------------
59.   htnm.info                           Telegraph Group Limited
-------------------------------------------------------------------------------
60.   telegraphgroup.info                 Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
61.   telegraph.org                       Telegraph Group Limited
-------------------------------------------------------------------------------
62.   telegraphgroup.org                  Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------
63.   thespectator.co.uk                  Telegraph Publishing
-------------------------------------------------------------------------------
64.   sundaytelegraph.co.uk               Telegraph Publishing
-------------------------------------------------------------------------------
65.   motorshow.co.uk                     Telegraph Publishing
-------------------------------------------------------------------------------
66.   spectator.co.uk                     Telegraph Publishing
-------------------------------------------------------------------------------
67.   electronictelegraph.co.uk           Telegraph Publishing
-------------------------------------------------------------------------------
68.   telegraph.co.uk                     Telegraph Group Limited
-------------------------------------------------------------------------------
69.   dailytelegraph.co.uk                Telegraph Publishing
-------------------------------------------------------------------------------
70.   weeklytelegraph.co.uk               Telegraph Publishing
-------------------------------------------------------------------------------
71.   telegraphpremierleague.co.uk        Telegraph Group Limited
-------------------------------------------------------------------------------
72.   telegraphgroup.biz                  Hollinger Telegraph New Media Ltd
-------------------------------------------------------------------------------

                                   SCHEDULE 6

                             CONSIDERATION PAYMENTS

--------------------------------------------------------------------------------------------
             VENDOR                    SHARES           COMPLETION        COMPLETION PAYMENT
                                                     PAYMENT IN POUNDS       IN US DOLLARS
                                                         STERLING
--------------------------------------------------------------------------------------------
DT Holdings Limited              A Ordinary Shares         100,547,935          12,734,826
--------------------------------------------------------------------------------------------

Second DT Holdings Limited       A Ordinary Shares         375,941,442          47,614,590
                                 -----------------------------------------------------------

                                 B Ordinary Shares         200,580,604          25,404,391
--------------------------------------------------------------------------------------------

First DT Holdings Limited        Preference Shares           5,291,986                   -
--------------------------------------------------------------------------------------------

                                                     (POUND)682,361,967         $85,753,807
                                                     ---------------------------------------


For the purposes of sub-clauses 3.1, 3.3, and 7.4 any adjustment pursuant to clause 7 and any reduction in respect of amounts paid under or pursuant to the Warranties or the Tax Deed or clause 10.9 shall be allocated to or borne by DT Holdings Limited and Second DT Holdings Limited in proportion to the amount of the Completion Payment receivable by them.

                                   SCHEDULE 7

                            INTENTIONALLY LEFT BLANK

                                   SCHEDULE 8

                                 WORKING CAPITAL


PART 1 - INTRODUCTION

Working Capital shall be determined in accordance with the following accounting policies, principles, practices, evaluation rules and procedures, methods and bases:

(a)      on a consistent basis with the principles adopted in Part 2 of this
         Schedule 8;

(b) on a consistent basis with the Company's accounting policies, principles, practices, evaluation rules, procedures and methodologies as applied in the Accounts, provided that where there is a conflict between their application in (i) the consolidated balance sheet included in the Accounts and (ii) the consolidated profit and loss account included in the Accounts, the application in the consolidated balance sheet shall prevail.;

(c)      on a consistent basis with UK GAAP, as at 31 December 2003.

In the event that there is any conflict between sub-clauses (a) to (c) above, the application of (a) shall take precedence over that in sub-clauses (b) and
(c), and the application of (b) shall take precedence over that in sub-clause
(c).

Changes in accounting principles, conventions and methodologies after the date of this agreement shall be ignored in the determination of Working Capital.

PART 2 - WORKING CAPITAL

Part 2 (a)

In this agreement except where specifically excluded in Part (b) of this clause, Working Capital is defined as:

         (i)      Stock

                  PLUS

         (ii) Trade debtors, other and sundry debtors, amounts receivable from the Joint Venture Companies, prepayments and accrued income (including clearing accounts)

                  PLUS

         (iii)    Bank, cash and deposits (excluding any sum in US dollars),

                  MINUS (iv) and (v) below

         (iv) Trade creditors, other and sundry creditors, amounts payable to the Joint Venture Companies, accruals and deferred income (including clearing accounts);

         (v)      Corporation tax as defined in part 2(b) below;

Part 2(b)

The amounts pertaining to each of these Working Capital balances shall be as set out in the Group consolidated balance sheet at the Working Capital Date, reflecting consolidation adjustments consistent with the accounting policies, principles, practices, procedures and methodologies as adopted in the Accounts.

Working Capital shall specifically exclude all of the account codes listed below.

Account code                    Account narrative

B1000                           Goodwill
B1500                           Fixed assets cost control
B1501                           Vista fixed assets cost control
B1690                           Fixed assets depreciation
B1691                           Vista fixed assets depreciation
B2100                           Subsidiary investments
B2110                           Associated investments
B2120                           Other investments
B2830                           Deferred printing
B2905                           Sub company loans
B3606                           Stationery stocks
B6506                           Hollinger expenses
B6507                           Hollinger International
B4400                           Owed by subsidiary companies
B4700                           Loans to parent companies
B4701                           Owed to parent companies
B4850                           Pensions prepayment
B4860                           Dividends receivable
B5143                           Christmas charity appeal
B6400                           Owed to subsidiary companies
B6450                           Owed to parent companies
B6920                           Group relief payments
B7220                           Loans from subsidiary companies
B7380                           Loans from parent companies
B9105                           Share capital
B9205                           Share premium account
B9211                           Capital redemption reserve
B9212                           Non distributable reserve
B9215                           Profit & Loss account
B6580                           Dividends payable
B6597                           Telegraph Christmas appeal
B4510                           ACT recoverable
B6905                           Corporation tax
B8115                           Deferred tax

PERFORMANCE OF SPECIFIC CALCULATIONS AND THE APPLICATION OF METHODOLOGIES AND FORMULAS

The Working Capital statement shall be prepared in accordance with the methodologies and principles as detailed below.


--------------------------------------------------------------------------------
ACCOUNT CODE                  TREATMENT

ACCOUNT NARRATIVE
--------------------------------------------------------------------------------
B4125 ADVERTISING DEBT        All customer balances relating to invoices dated
PROVISION                     up to and including the last day of the month
                              three  months prior to the Working Capital Date
B4127 APOLLO ADVERTISING      where the remittance has not been received by
PROVISION                     close of business on the tenth business day after
                              the Working Capital Date shall be 100% provided
B4250 CIRCULATION DEBT        for, including the VAT element of those invoices.
PROVISION

                              In addition, customer balances relating to invoices dated up to and including the Working Capital Date where the account has been passed to a debt collection agency, legal steps are being taken to recover the debt or other notification has been received that indicates that the balance may be non-recoverable, and where the remittance has not been received by close of business on the tenth business day after the Working Capital Date, shall be 100% provided for, including the VAT element of those invoices.

                              These provisions shall be reduced to reflect amounts of unallocated cash included in the sales ledgers at close of business on the Working Capital Date, where it can be reasonably demonstrated that the unallocated cash relates to amounts which would otherwise be provided for under this policy

--------------------------------------------------------------------------------
B4126 CREDIT NOTE PROVISION   The element of advertising customer invoices dated
                              up to and including the Working Capital Date which
                              has been disputed by the customer or where a
                              credit note has been requested by close of
                              business on the tenth business day after the
                              Working Capital Date, and where the remittance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              has not been received by close of business on the tenth business day after the Working Capital Date, shall be 100% provided for, excluding the VAT element of those invoices.

                              In addition, the credit note provision shall include a general provision of (pound)0.275 million.

--------------------------------------------------------------------------------

B4128 REBATE PROVISION        Customer rebates relating to advertising customer
                              invoices dated up to and including the Working
                              Capital Date shall be accrued at a rate
                              of(pound)100,000 per month, consistent with previous months. No adjustment shall be made to reduce the rebate provision to take account of actual sales volumes in the period from 1 January
                              2004 to the Working Capital Date since these are annual contracts and it is too early in the year to forecast the final outturn.

                              The amount of the provision at the Working Capital Date shall be reduced to reflect related actual payments made up to and including the Working Capital Date.

--------------------------------------------------------------------------------

B4235 JOHNSONS SALES          Circulation revenues relating to titles
CONTROL (FOREIGN SALES        distributed by Higgs for the period between the
EXCESS REVENUE ACCRUAL)       last Higgs statement received and the Working
                              Capital Date shall be estimated by multiplying the average rate received in respect of the last 12 month period notified by Higgs (being monies remitted from Higgs for excess sales over the amounts originally invoiced, after adjustment for returns) and the actual volumes distributed in the period between the last Higgs statement and the Working Capital Date.

                              Circulation revenues relating to titles
                              distributed by Reed for the period between the last Reed statement received and the Working Capital Date shall be estimated by multiplying the circulation rate as set in the budget for the year ended 31 December 2004 (being monies remitted from Reed for excess sales over the amounts originally invoiced, after adjustment for returns) and the actual volumes distributed in the period between the last Reed statement and the Working Capital

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              Date.

                              The amounts receivable from Higgs and Reed shall be reduced to reflect related actual payments received up to and including the Working Capital Date.

--------------------------------------------------------------------------------

B4267 JOHNSONS' CREDITS       In the absence of actual sales notifications for
PROVISION (INFLIGHT COPIES    the period to the Working Capital Date, an
CREDIT ACCRUAL)               estimate of expected sales credits relating to
                              the period between the last Dawsons'
                              statement and the Working Capital Date
                              shall be made based upon the average
                              actual sales credits in the weekly sales credit most recently notified by Dawsons

--------------------------------------------------------------------------------

B4289 REWARD POINTS           A provision will be made in respect of any
                              residual period between the last statement from BWA and up to and including the Working Capital
                              Date. This provision will be determined by multiplying actual reward points earned by participating retailers to the Working Capital
                              Date as advised by BWA by the 2.35p reward reimbursement rate per reward point agreed with BWA.

                              The amount of the provision at the Working Capital Date shall be reduced to reflect related actual payments made up to and including the Working Capital Date.

--------------------------------------------------------------------------------

B4511 NEWSPAPER LICENSING     Royalty income arising from titles distributed
                              between the last statement from the Newspaper
                              Licensing Association and the Working Capital Date shall be estimated at a rate consistent with the budget for the year ending 31 December 2004.

                              The receivable amount at the Working Capital Date shall be reduced to reflect related actual receipts up to and including the Working Capital Date

--------------------------------------------------------------------------------
 B4514 SYNDICATION ROYALTY    In the absence of actual syndication royalties for
                              the period to the Working Capital Date, the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              receivable will be estimated as the proportionate share of the minimum guaranteed sums under the terms of the syndication arrangements for the year ending 31 December 2004.

                              The receivable amount at the Working
                              Capital Date will be reduced to reflect
                              related actual receipts up to and
                              including the Working Capital Date

--------------------------------------------------------------------------------
B4820 SUNDRY                  Prepayments will be accounted for using generally
PREPAYMENTS                   accepted principles. Within this account balance,
                              however, there will be the following accrued income balances which will be calculated as follows:

                              Enterprises revenue: Product Reader Offers will be accrued based on partners' reports of goods dispatched in the month. Travel Reader Offers will be accrued based on partners' reports of holidays taken in the month. Financial Services revenues will be accrued at a rate based on the partners' reports of the commissions earned. In the case where the business is underwritten and the minimum amount has not been achieved the minimum contract amount will be accrued.

                              Weekly Telegraph: Revenues for the month ended on the Working Capital Date will be the same sum as that used for the previous month and aggregate revenues accrued at the Working Capital Date will therefore be that sum plus the aggregate revenues accrued at the end of such previous month.

                              The accrued amount for both Enterprises and Weekly Telegraph revenues will be reduced to reflect related actual invoices up to and including the Working Capital Date.

                              For the avoidance of doubt, no prepayment will be recognised relating to any insurance policies that terminate on the Working Capital Date.

--------------------------------------------------------------------------------
B6310 ACCOUNTS PAYABLE        The accrual shall be fixed at(pound)0.8 million at
ACCRUALS                      the
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ACCRUALS                      Working Capital Date.  No accruals shall be
                              made in respect of uninvoiced fixed asset
                              purchases.
--------------------------------------------------------------------------------

B6311 REVERSING ACCRUALS      All supplier invoices over(pound)10,000 received
                              by close of business on the tenth business day after the Working Capital Date which relate to goods and services received in the period up to and including the Working Capital Date, not separately accrued or provided for elsewhere, shall be 100% provided for. (For clarification, see also account B6310 which contains a general provision to capture any other invoices for the same period including those under(pound)10,000).
                              Where supplier invoices relating to goods and services received in the period up to and including the Working Capital Date have not yet been received, best estimates of the liability will be made. Specifically,

                                o   Editorial accrual - A provision for
                                    outstanding editorial costs shall be made where an invoice has not been received and the liability remains unpaid at the Working Capital Date. The estimate shall be based upon the total number of pages published for each newspaper section, accrued at the rate applied to that newspaper section in the budget for the year ending 31 December 2004 in respect of the Daily Telegraph and Sunday Telegraph titles. The estimate in respect of magazines shall be based upon the actual number of paginations outstanding, accrued at the actual average rate for the period from 1 January 2004 to the Working Capital Date, to the extent that this number is known by the tenth business day following the Working Capital Date. If this figure is not known by the tenth business day following the Working Capital Date, the most recent actual average rate for the period from 1 January 2004 shall be applied.

                                o Advertising Bonuses - No accrual will be made for annual bonuses which are

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    budgeted and accrued in December each year.
                                    For Monthly, Quarterly and Six-monthly
                                    bonuses, the accrual at the Working Capital
                                    Date will be the actual bonuses expected to be paid based on flash advertising results for the period from 1 January 2004 to the Working Capital Date (for the avoidance of doubt the flash advertising figures are the draft figures prepared shortly after the period end prior to the finalisation of the actual advertising results).

                                o Other departmental bonuses shall be accrued at amounts in line with the budget for the year ending 31 December 2004 (and phased in accordance with that budget).

                                o Bad debt provision - the general bad debt provision at the Working Capital Date shall be fixed at (pound)0.5 million. For the avoidance of doubt, this general bad debt provision is in addition to those provisions included in account codes B4125, B4127 and B4250 above.

                                o Print and paper costs - a provision shall be made to reflect costs incurred between the date of the last supplier invoice and the Working Capital Date. The provision shall be estimated based upon actual print volumes at the following rates:

                                    o   West Ferry - at actual rates (as
                                        adjusted for discounts and savings) for
                                        the period as notified by West Ferry

                                    o   PPML - at the rate invoiced by PPML in
                                        respect of print volumes in the month
                                        prior to the month ending on the Working
                                        Capital Date (including the PPML
                                        handling charge)

                                    o   Trafford Park - at actual rates (as

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        adjusted for discounts and savings) for
                                        the period as notified by Trafford Park

                              The amount of the provision at the Working Capital Date shall be reduced to reflect related actual payments made up to and including the Working Capital Date.

--------------------------------------------------------------------------------
B6315 ACCOUNTS PAYABLE        The accrual shall be fixed at(pound)1.5 million at
VAT ACCRUAL                   the Working Capital Date. For the avoidance of
                              doubt, this accrual is made as an estimate for the VAT element of invoices which have yet to be approved on the accounting system at the period end and therefore is in addition to amounts relating to approved invoices already in the VAT input and output accounts (B6605 and B6610).

--------------------------------------------------------------------------------
B6555 SUSPENSE ACCOUNT        Travel invoices to be accrued based upon actual
                              notification of uninvoiced travel costs up to and including the Working Capital Date from travel agents.

                              The amount of the liability at the Working Capital Date shall be reduced to reflect related actual payments up to and including the Working Capital Date

--------------------------------------------------------------------------------
B6560 SUNDRY CREDITORS        The Lawn House Close provision shall be estimated
                              in accordance with Wilks-Head estimate of 22
                              January 2003 to reflect the cumulative potential liability in respect of the period to the Working
                              Capital Date, as amended to reflect multipliers indicated on current year rateable value notifications.

                              In addition, specific provisions in relation to the following items shall be fixed as follows: VAT (partial provision) ((pound)0.1 million), Newspaper Licensing Association ((pound)0.2 million) and NIC on retainers ((pound)0.2 million).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
B6590 REDUNDANCY PROVISION    The provision shall be fixed at (pound)0.32
                              million at the Working Capital Date.

                              The amount of the provision at the Working Capital Date will be reduced to reflect related actual payments up to and including the Working Capital Date

--------------------------------------------------------------------------------
B6830 LIBEL CLAIMS            The provisions shall be fixed at 31 May 2004.

B6850 LEGAL FEES ACCRUAL      Where a final decision is reached by a court
                              without leave for appeal or where final settlement is agreed in relation to a dispute up to and including the tenth business day after the Working
                              Capital Date, the provision shall be reduced by the excess of the provision no longer required, or increased by the additional provisions required.

                              The amount of the provision shall be reduced to reflect related actual payments made up to and including the Working Capital Date.

                              No adjustment shall be made to increase or reduce the provision in respect of new cases identified or revised estimates in respect of existing cases in the period after 31 May 2004.

                              Specifically, the accrual for legal fees shall include a fixed provision for (pound)0.3 million in respect of the American Class Action.

--------------------------------------------------------------------------------
B6860 SUNDRY ACCRUALS         The provision in respect of outstanding expense
                              claims shall be fixed at (pound)0.235 million at the Working Capital Date.

--------------------------------------------------------------------------------
B6870 UTQ & SHARE LIST        UTQ and share list deferred revenue shall
DEFERRED REVENUE              include:

                                o amounts invoiced to customers, but not yet recognised as income in the period up to and including the Working Capital Date, where income is recognised evenly throughout the invoice period;

                                o   as reduced by amounts receivable from


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    customers in respect of uninvoiced sales up to and including the Working Capital Date.

--------------------------------------------------------------------------------
B6878 OVERRIDING DISCOUNTS    A provision in respect of any uninvoiced discounts
                              up to and including the Working Capital Date shall be accrued at the rate determined for each customer in the annual budget for the year ending
                              31 December 2004.

--------------------------------------------------------------------------------
B6880 ADVERTISING             The provision shall be fixed at (pound)0.1 million
COMMISSIONS ACCRUAL           at the Working Capital Date.

--------------------------------------------------------------------------------
B6884 VOUCHERS CREDITS        A provision shall be established in respect of all
                              tactical vouchers and Advance Payment Plan vouchers issued up to and including the Working
                              Capital Date and at the rate determined in the budget in respect of each of those schemes for the year to 31 December 2004.

                              The amount of the provision at the Working Capital Date shall be reduced to reflect related actual payments made up to and including the Working Capital Date.

                              In addition, the provision will be reduced by (pound)0.3 million (being the amount identified by management as relating to 2003 schemes and released to income in the three months to the Working Capital Date).

--------------------------------------------------------------------------------
B6897 VOUCHERS HANDLING       A provision shall be established at the rate
                              incurred in the month prior to the month ended on the Working Capital Date in respect of all vouchers issued up to and including the Working
                              Capital Date.

                              The amount of the provision at the Working Capital Date shall be reduced to reflect related actual payments made up to and including the Working Capital Date.

--------------------------------------------------------------------------------


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CORPORATION TAX               A provision shall be included for corporation tax
                              equal to "CT" less "IA", where:

                              "CT" means the aggregate of the amounts (or the best estimate of the said amounts which can be achieved based on the information available up to and including 40 business days after Completion) which would be payable to the Inland Revenue by the Company and any Subsidiary in respect of corporation tax for the period from 1 January 2004 to the Working Capital Date on the assumption that 1 January 2004 constitutes the beginning of an accounting period (for the purposes of Section 12 ICTA 1988) and the Working Capital Date constitutes the end of that accounting period, calculated on the following bases (which shall override the accounting policies, principles, practices, evaluation rules and procedures, methods and bases set out in Part 1 of this
                              Schedule 8):

                                o first on the basis of the CT Assumptions (to the extent those assumptions are applicable to the Company or Subsidiary in question)

                                o second, to the extent not inconsistent with the CT Assumptions, in accordance with the accounting policies, principles, practices, evaluation rules, procedures and methodologies applied in respect of the corporation tax computation for the accounting period of the Company and/or the relevant Subsidiary ending on 31 December 2003;

                                o third, to the extent not inconsistent with the first and second bases set out above, in accordance with legal requirements;

                                o fourth, to the extent not inconsistent with the first, second and third bases set out above, in accordance with UK GAAP;

                              "CT ASSUMPTIONS" means the following assumptions and methodologies relating to the computation of the provision to be included as

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                              corporation tax (the "tax provision") in the
                              Working Capital Statement (in accordance with
                              Schedule 8) and so that descriptions of amounts used in this definition shall correspond to lines of the same description (and shall include the same categories of asset, income or expenditure as appropriate) as in the draft tax computation of the Company for the accounting period ended 31 December 2002 as disclosed to the Purchaser prior to Completion (the "2002 TAX COMPUTATION"):

                                (i)    the amount to be included in the
                                       calculation of the tax provision in
                                       respect of the following categories of
                                       expenditure (which are disallowable for
                                       the purposes of calculating the tax
                                       provision) shall be determined on the
                                       basis of a pro-rata time apportionment
                                       (by reference to the length of the
                                       accounting period deemed to end on the
                                       Working Capital Date as a proportion of
                                       twelve months) of the best reasonable
                                       estimate at the Working Capital Date of
                                       the amount to be included in the tax
                                       computation for the twelve month period
                                       commencing 1 January 2004:

                                       (a)   West Ferry reversal (in respect of
                                             which the best reasonable estimate
                                             at Completion of the amount to be
                                             included in the tax computation for
                                             the twelve month period commencing
                                             1 January 2004 shall be determined
                                             on the assumption that the
                                             relationship with West Ferry
                                             continues in the normal course
                                             until 31 December 2004);

                                       (b)   pension charge;

                                       (c)   lease rentals in respect of cars
                                             over (pound)8,000 and
                                             (pound)12,000.

                                (ii) the proportion of each of the following amounts accrued at the Working Capital Date which shall be treated as

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                                       disallowable for the purposes of
                                       calculating the tax provision shall be
                                       the same as the proportion of the
                                       relevant amount treated as disallowable
                                       for the purposes of the 2002 Tax
                                       Computation:

                                        (a)   executive restaurant entertaining;

                                        (b)   miscellaneous expenditure;

                                        (c)   legal fees (excluding libel costs)
                                              (for the avoidance of doubt,
                                              "legal fees" is a reference to the
                                              line bearing that description in
                                              the "Detailed Analysis of
                                              Professional Fees" section of the
                                              2002 Tax Computation and excludes
                                              libel costs).

                                (iii) CT shall be calculated on the assumption that no surrender of group relief is made to or by the Company or any Subsidiary in respect of the deemed accounting period commencing on 1 January 2004 and ending on the Working Capital Date (for the avoidance of doubt, this assumption is made for the purposes of calculating the tax provision and shall not restrict actual surrenders of group relief;

                                (iv) the opening balances for all pools of expenditure qualifying for capital allowances shall be determined by reference to the closing balances of those pools in the most recent draft of the tax computation for the accounting period ended 31 December 2003 available at Completion;

                                (v) the opening balances for all pools of expenditure shall be increased or decreased by reference to actual acquisitions or disposals (in each case on or after 1 January and prior to the Working Capital Date) of assets affecting the relevant pools; provided that it shall be assumed, in the case of the Company

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                                                                             115
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                                        only, that (pound)50,000 of expenditure
                                        relating to the said acquisitions does
                                        not qualify for capital allowances; and

                              "IA" means an amount equal to the sum of:

                                o any instalment payment of corporation tax paid on or prior to the Working Capital Date in respect of the accounting period commencing on 1 January 2004 pursuant to the Corporation Tax (Instalment Payments) Regulations (SI 1998/3175);

                                o   any amount by which any such instalment
                                    payment would have been increased but for the assumed availability of a surrender of group relief from the Sellers or any associated company to the Company or any Subsidiary in respect of the accounting period commencing on 1 January 2004.

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NOTE ON GROUP GENERAL PROVISION

There is no single balance sheet account which contains all individual provisions relating to amounts expensed through the Group General Provision line of the Company's profit and loss account. However, such provisions are being accrued at a rate which, in total, will generate a profit and loss account charge of(pound)3m for the year ending December 2004 .

The accounts where provisions relating to this item will be made are: B6560 Sundry Creditors, B6850 Legal Fees, B6311 Reversing Accruals, B6590 Redundancy Provision, B6825 Bonuses Provision.

NOTE ON D&O COVER

Working Capital shall not include or be reduced by any amount paid by any member of the Group under sub-clause 10.6 of the Agreement and for the purposes of this Schedule any such amount shall be deemed to have been paid after Completion.

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                                   SCHEDULE 9

                ILLUSTRATIVE PRO-FORMA WORKING CAPITAL STATEMENT




                                         (pound)000S

        1. STOCK                               X

        2. DEBTORS                             X

        3. CASH AND BANK                       X

        4. CREDITORS                          (X)
                                            ------

        WORKING CAPITAL                        X

        The Working Capital Statement will be prepared in accordance with
        Schedule 8 and will be supported by a full list of individual account codes and their balances.

        For the avoidance of doubt the parties agree that the categorisation of accounts within captions 1,2 and 4 above is merely for the purposes of presentation and shall not interfere with the calculation of the total. In calculating the total Working Capital normal accounting convention will be applied to balances such that debit balances are positive numbers and credit balances are negative numbers.

                                   SCHEDULE 10

                             PERMITTED TRANSACTIONS



Settlement of Inter-Group Indebtedness

Inter group loans between any member of the Group and any member of the Vendors' Group

Payments by any member of the Group for group relief

Settlement of Borrowed Money Indebtedness by any member of the Group

SIGNED by                           )
                                    )                /s/ Gordon A. Paris
duly authorised for and on behalf   )            ...............................
of DT HOLDINGS LIMITED              )                     (Director)
in the presence of:                 )




SIGNED by                           )
                                    )                /s/ Gordon A. Paris
duly authorised for and on behalf   )            ...............................
of FIRST DT HOLDINGS                )                     (Director)
LIMITED                             )
in the presence of:                 )




SIGNED by                           )
                                    )                /s/ Gordon A. Paris
duly authorised for and on behalf   )            ...............................
of SECOND DT HOLDINGS               )                     (Director)
LIMITED                             )
in the presence of:                 )




SIGNED by                           )
                                    )               /s/ Gordon A. Paris
duly authorised for and on behalf   )            ...............................
of HOLLINGER                        )                (CEO and Chairman)
INTERNATIONAL INC.                  )
in the presence of:                 )

SIGNED by                           )
                                    )               /s/ Rigel K. Mowatt
duly authorised for and on behalf   )            ...............................
of PRESS ACQUISITIONS               )
LIMITED in the                      )                    (Director)
presence of:                        )




SIGNED by                           )
                                    )              /s/ Rigel K. Mowatt
duly authorised for and on behalf of)           ................................
of HOLYROOD HOLDINGS                )
LIMITED                             )                    (Director)
in the                              )
presence of:                        )




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